As filed with the Securities and Exchange Commission on October 6, 2023.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

DA AI ZHI SHUI INTERNATIONAL HOLDING GROUP LTD

(Exact name of Registrant as specified in its charter)

United Kingdom	2080	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

FLOOR 1, OFFICE 25,

22 MARKET SQUARE, LONDON,

UNITED KINGDOM, E14 6BU

+44 07514685567

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Copies to:

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

Table of Contens	As filed with the Securities and Exchange Commission on October 6, 2023.

PRELIMINARY PROSPECTUS

Ordinary Shares

We are offering                        ordinary shares. This is the initial public offering of ordinary shares of                       . The offering price of our ordinary shares in this offering is expected to be $6.80 per share. Prior to this offering, there has been no public market for our ordinary shares.

We have applied to list our ordinary shares on the Nasdaq Capital Market under the symbol “DAZS”. There is no assurance that such application will be approved, and if our application is not approved, this offering may not be completed.

Investing in our ordinary shares involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our ordinary shares in “Risk Factors”.

We are an “emerging growth company” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company” for additional information.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We are not a Chinese operating company, but rather a holding company incorporated in the United Kingdom. As a holding company with no material operations of our own, we conduct a substantial majority of our operations through our operating entities established in the People’s Republic of China (or the “PRC”). The Ordinary Shares offered in this prospectus are shares of the United Kingdom holding company. Holders of our Class A Ordinary Shares do not directly own any equity interests in our Chinese operating subsidiaries, but will instead own shares of a United Kingdom holding company. The Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our Ordinary Shares, including that it could cause the value of our Ordinary Shares to significantly decline or become worthless. Unless otherwise stated, as used in this prospectus and in the context of describing our operations and consolidated financial information, “we,” “us,” “Company,” or “our,” refers to DA AI ZHI SHUI INTERNATIONAL HOLDING GROUP LTD, a United Kingdom holding company. For a description of our corporate structure, see “Corporate History and Structure.” See also “Risk Factors – Risks Relating to Our Corporate Structure.”

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Table of Contents	As filed with the Securities and Exchange Commission on October 6, 2023.

We face various legal and operational risks and uncertainties relating to our operations in China. These risks, together with uncertainties in China’s legal system and the interpretation and enforcement of Chinese laws, regulations, and policies, could hinder our ability to offer or continue to offer our securities, result in a material adverse effect on our business operations, and damage our reputation, which could cause our shares to significantly decline in value or become worthless. The Chinese government may intervene or influence the operations of our PRC subsidiaries at any time and may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in the operations of our PRC subsidiaries and/or the value of our common stock. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Recently, the PRC government adopted a series of laws, regulatory measures and issued statements to regulate business operations in China, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. The Cyberspace Administration of China (“CAC”) has opened cybersecurity probes into several U.S.-listed technology companies focusing on anti-monopoly regulation, and how companies collect, store, process and transfer data, among other things. If we are subject to such a probe or are required to comply with the stringent requirements of the new regulations, our ability to conduct our business or list on a U.S. stock exchange may be restricted. As of the date of this prospectus, we and our subsidiaries have not been involved in any investigations on cybersecurity review initiated by any Chinese regulatory authority, nor has any of them received any inquiry, notice or sanction. There are currently no relevant laws or regulations in China that prohibit companies whose subsidiaries or entity interests are within China from listing on overseas stock exchanges. However, since these statements and regulatory actions are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new policies and regulations will have on our daily business operation, the ability to accept foreign investments and our ability to continue trading on a U.S. securities marketplace or stock exchange.

	PER SHARE	TOTAL
Initial public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$
(1)	Does not include accountable and non-accountable expense allowance payable to underwriters. Please see the section of this prospectus entitled “Underwriting” for additional information regarding underwriter compensation.

We expect our total cash expenses for this offering (including cash expenses payable to our underwriters for their out-of-pocket expenses) to be approximately $[●], exclusive of the above commissions. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

Neither we nor any of the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor any of the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our common stock.

For investors outside the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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Table of Contents	As filed with the Securities and Exchange Commission on October 6, 2023.

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Table of Contents	As filed with the Securities and Exchange Commission on October 6, 2023.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of Investing in our Ordinary Shares discussed under "Risk Factors" before deciding whether to buy our Ordinary Shares.

Our Mission

The company complies with the innovation development strategy of high-tech era, and takes "transmitting health, transmitting wealth, transmitting love" as the enterprise development purpose, so that the company's development steps into a new journey.

Overview of Our Company

DA AI ZHI SHUI INTERNATIONAL HOLDING GROUP LTD is a new technology-based enterprise focusing on the dissemination of selenium-rich health concept and the research and development, sales and promotion of selenium-rich products. "selenium-rich water tank", "water plant special selenium-rich water treatment equipment", "Spring Water Dispenser intelligent selenium-rich water machine" as the representative of the "DA AI ZHI SHUI"series of products, to provide the public with a multi-scene selenium supplementation platform, to help achieve the great vision of universal selenium supplementation.

History and Development

DA AI ZHI SHUI INTERNATIONAL HOLDING GROUP LTD was established in July 2022 in Shenzhen, the frontier city of China, under the joint preparation of many elites from all walks of life who love selenium-rich health industry. As a new company, we have a lot of experience in the industry. Mr. Muhua Zheng, the president of the company, has been engaged in business management and operation for more than 30 years, with rich experience in business operation, and also devoted to the scientific and technological research and development and marketing of selenium-rich mineral water for more than 10 years; Ms. Lingwei Tang, the financial director, has been engaged in management and financial work for many years, with rich experience in the industry and held several important positions in related industries. Yihao Zheng is deeply involved in marketing management and sales industry, with rich experience in market development and sales channel network.

After the establishment of the company, it always takes the implementation and popularization of the State Council's guiding policy on selenium supplementation for all people and the Health China strategy as the purpose, and constantly improves the company's forward-looking product development capability and brand promotion and marketing capability. After 5 years of research and development and technical precipitation, Shenzhen AI MING YANG has created the first SMLST rock layer blending laminated sintered patented material and ISCRT ionic state selenium controlled release patented technology, and applied the technology results to the high end drinking water, wine, tea, agricultural and sideline products and other people's health fields, creating a domestic selenium supplement for all. One-stop service platform. Among them, DA AI ZHI SHUI technology's three series of patented products "selenium-rich spring water tank", "special selenium-rich water treatment equipment for water plants" and "Spring Water Dispenser intelligent selenium-rich water machine".

The Industry

Beverage industry. the company uses its own patented technology and equipment to produce packaged selenium-rich mineral water, and provides industry-related health consulting and environmental consulting services to increase public awareness and recognition of packaged selenium-rich mineral water.

Home furnishing sales industry, the company is engaged in the manufacturing of special machinery and equipment for selenium-rich drinking water, the development of products for domestic, commercial and water plant scenarios, covering the full range of water industry market.

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Table of Contents	As filed with the Securities and Exchange Commission on October 6, 2023.

Our Solution

The company has strong R&D capability and the ability to understand the changes of market trends in advance, and its products have a long life cycle, which can continue to bring earnings growth for the company; at the same time, the company has strong and effective branding and marketing capabilities, and is good at using appropriate ways to communicate product characteristics to consumers' perceptions. For example, under the company's efficient brand image building and promotion, DA AI ZHI SHUI technology's three series of patented products cover the water industry market in all aspects, which not only gain high recognition in the consumer market, but also stand out in the water industry with many categories, bringing strong momentum to the company's diversified development and channel expansion, becoming the three engines driving the company's business development and strengthening The company's competitive advantage of differentiation.

Our Services

(a) product production and customization services; (b) product storage and logistics services; (c) product after-sales service: (d) health consulting services; (e) water quality testing services.

Our Products

(a) Selenium-rich spring water tank. This product was developed in 2011 in cooperation with the Academy of Life Sciences of Tsinghua University, led by Professor Chen Guoqiang of the Academy of Life Sciences of Tsinghua University. The "selenium-rich spring water tank" uses the principle of bionic geology, creating natural geological conditions for the formation of spring water, combined with the rock layer blending laminated sintering technology, releasing selenium, strontium, metasilicicic acid and other high-quality trace elements into the water, thus reducing it to high-quality selenium-rich mineral water.

The product has experienced more than ten years of market precipitation, has been widely recognized by the market and the majority of users trust, in line with the World Health Organization on the "good health water" 3 major standards and 7 conditions, through the Chinese Center for Disease Control and Prevention, the State Ministry of Health identified environmental and health-related products safety and health safety involving drinking water It has passed the testing certification of the Chinese Center for Disease Control and Prevention and the State Ministry of Health's Environmental and Health-related Products Safety Institute and the Product Inspection Agency for Health Safety of Drinking Water. At the same time, "selenium-rich spring water tank" has also won the "2017 Beijing Summer Palace national gift products", "2018 International Biopolymer Conference only designated water", "2019 China's high-quality development". The "2019 China High Quality Development Science and Technology Innovation Demonstration Unit", the 16th China Scientists Forum special recommendation gravel giant health products and other honors.

(b) Special selenium-rich water treatment equipment for water plants. Water plant in the production of the original national standard of packaged drinking water based on the selenium-rich water treatment equipment can produce a standard "real selenium water" selenium-rich bottled water, can help the water plant to get rid of geographic location, water reserves, water trace elements content and other factors affecting the production of higher-end packaged drinking water, improve product profits.

(c) "Spring Water Dispenser" intelligent selenium-rich spring water machine. Can be applied to restaurants, airports, schools, government, enterprises and institutions and other multi-scene.

Our Core Technology

The core technology of DA AI ZHI SHUI series products is the use of giant materials. Through the natural purification effect of the material, the toxic and harmful substances in the tap water are dissolved and activated into small-molecule weak alkaline water, and the material can precipitate selenium, zinc, calcium, magnesium, potassium, strontium, metasilicic acid and other beneficial trace elements to enrich the mineral content of the water, especially the content of selenium, so as to realize the great change from tap water to selenium-rich water.

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Table of Contents	As filed with the Securities and Exchange Commission on October 6, 2023.

Our Competitive Strengths

(a) The company is established by elites who love selenium-rich health industry, which can efficiently link multiple resources, empower the development of enterprises and draw the blueprint of selenium-rich health industry. The core technical team of the company brings together professional talents who have been precipitated in the field of selenium-rich health for many years, with excellent innovative research and development capability and efficient production capacity, the DA AI ZHI SHUI series products developed by the company can empower the development of business with the advantage of resources and platform.

(b) The company's core DA AI ZHI SHUI series products have advantages that other competing products in the market cannot match. By reducing the production cost of selenium-rich water, the "selenium-rich spring water tank" and "Spring Water Dispenser" intelligent selenium-rich spring water machine can help ordinary consumers to enjoy high-quality and low-cost high-end good water, and the "selenium-rich water treatment equipment for water plants ", can help the water plant to get rid of the limitations of geographical location, water resources reserves, water resources in the content of trace elements, etc., to produce higher-end packaged drinking water and improve the profits of the water plant.

(c) The company has a complete industrial chain system. We have mastered the whole chain supply chain system in the upstream, midstream and downstream of the industrial chain and established strong cooperative relationships with various suppliers, while continuously developing and innovating based on the upstream core technology we master to continuously improve product quality and upgrade customer experience.

Our Challenges

(a) the market classification of bottled mineral water

China's bottled mineral water market can be divided into two segments according to the average retail price: high-end bottled mineral water and mass-market bottled mineral water. Generally, high-end bottled mineral water has a high-end brand image and sells at a higher price, its retail price is generally not less than 5 yuan/500 ml, while mass market bottled mineral water is located in the mass market, the retail price is lower, generally less than 5 yuan/500 ml. For the market positioning of the upcoming selenium-rich water products, we need to conduct a lot of market research.

(b) High-end water sales prices are too high, the price of water containing selenium more expensive

The average pricing of China's high-end bottled mineral water segment is significantly higher than that of the mass market segment. According to the March 2022 "One Store" online shopping mall, the price of 330 ml of Evian mineral water 7.9 yuan, 330 ml of real selenium water mineral water 13 yuan, 330 ml of 5100 Tibetan glacier mineral water 7.5 yuan, while the mass market retail price of bottled water in 500 ml of about 1.5 yuan, you can see that high-end The price of bottled mineral water is about 7 to 12 times the mass market bottled water. According to Jingdong, Tmall and other online retail price data reference, selenium-rich mineral water is generally retailed at about 330 ml 10 yuan, high prices, has left a stereotype to the public, breaking the stereotype, the product pushed into the hearts of people, is one of the challenges we face.

Our market opportunity

(a) High-end drinking water market is promising and has huge room for development

For a long time, China's per capita consumption of bottled water are far below the developed countries, and even the world average. With the rapid growth of China's economy in recent years, the change in the national lifestyle and health concept, the demand for packaged drinking water is constantly being released, High-end drinking water as an important part of packaged drinking water, has a broad development prospects.

(b) Water purifier industry standards cannot meet High-end drinking water standards

Now on the market sales of water purifiers generally can only solve the problem of clean water, generally tap water through ultrafiltration membrane, pp cotton, activated carbon, ro membrane and other purification materials to treat the water as pure water or mineral water, pure water because it does not contain impurities had been widely welcomed, but it does not have impurities at the same time also filtered out a variety of minerals and trace elements beneficial to the human body, so it is far from natural mineral water With the gradual upgrading of individual consumers' health awareness, more and more consumers have an increasing demand for natural mineral water and other High-end drinking water.

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Table of Contents	As filed with the Securities and Exchange Commission on October 6, 2023.

(c) Change in consumer behavior

High-income people are not only the main force in daily life consumption of High-end drinking water, but also will pull the number of high-end food and entertainment venues to grow, including hotels, restaurants, nightclubs and bars that provide high-end brand products to meet their high-end positioning. As these high-end hotels, restaurants, nightclubs and bars is an important sales channel for the high-end bottled water market, so more and more high-income people's consumption behavior change, will drive the entire High-end drinking water market continues to expand.

(d) Natural and healthy drinks become the key track in the market competition

Currently, China has been ranked as the world's largest consumer of packaged drinking water, as drinking water itself has the characteristics of a survival product, and as more and more consumers begin to pay attention to the quality and nutritional content of drinking water, consumer awareness of the use of High-end drinking water in daily life is increasing, and the consumption scene is widely extended. The steady increase in per capita consumption of High-end drinking water in China is the main driver of sales growth in the overall High-end drinking water market. Consumers' willingness to pay for the added value of higher quality products such as "more natural and healthier" is expected to continue to increase in the future.

What we do

With high-frequency consumption of water products as the core, through the high-tech R & D platform breakthrough innovation, connected to large water plants and other business enterprises, the scientific and technological transformation of tap water, the rapid formation of mineralized active selenium-rich small molecule water beneficial to human health, to create a series of water products beneficial to human health, optimize the product to enhance brand value, scale operation to form an industry benchmark.

Our Corporate Structure

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Table of Contents	As filed with the Securities and Exchange Commission on October 6, 2023.

Our Strategy

The company's development strategy is to take the high-frequency consumption of water products that are just needed by the public as the core, through the breakthrough innovation of high-tech research and development platform, quickly form the mineralized active selenium-rich small molecule water that is beneficial to human health, promote it to all households, and connect with large water plants and other B-end enterprises to make scientific and technological transformation of tap water, forming a series of water products that are beneficial to human health. In addition, through the research and development of this innovative patented technology, the customization of selenium-rich products can be realized, and the new retail business with huge market potential such as selenium-rich wine industry, selenium-rich tea and selenium-rich lifestyle products can be quickly integrated. In the market promotion, the community franchise chain as a structure to implement digital operation, equipped with a strong technical service support system, training system, shake live and other new media promotion system and other tools platform for agents franchisees, through the joint cooperation with Alipay platform, to achieve a lower threshold consumption products zero down payment to use the equipment, installment payment service fee innovation model, so that the product more quickly into Thousands of households, forming a huge member consumption system, thus forming a high-frequency sustainable consumption development model. Then through the relevant series of selenium-rich customized products, using the membership system big data platform to achieve take-off development and become the digital operation benchmark enterprise of the new consumer retail ecosystem.

Risk Factors Summary

(a) the market classification of bottled mineral water

China's bottled mineral water market can be divided into two segments according to the average retail price: high-end bottled mineral water and mass-market bottled mineral water. Generally, high-end bottled mineral water has a high-end brand image and is sold at a higher price, its retail price is generally not less than 5 yuan / 500 ml, while the mass market bottled mineral water is located in the mass market, the retail price is lower, generally less than 5 yuan / 500 ml.

(b) High-end water sales prices are too high, the price of water containing selenium more expensive

The average pricing of China's high-end bottled mineral water segment is significantly higher than that of the mass market segment. According to the March 2022 "One Store" online shopping mall commodity prices, 330 ml of Evian mineral water 7.9 yuan, 330 ml of real selenium water mineral water 13 yuan, 330 ml of 5100 Tibetan glacier mineral water 7.5 yuan, while the mass market retail price of bottled water in 500 ml of about 1.5 yuan, you can see the high-end The price of bottled mineral water is about 7 to 12 times the mass market bottled water. According to Jingdong, Tmall and other online retail price data reference, selenium-rich mineral water generally retail price in 330 ml of about 10 yuan, the price is too expensive, the public can not afford to consume.

Therefore, although the sales volume of high-end bottled mineral water is much lower than mass-market bottled water, but the total sales and mass-market mineral water sales are only a small gap. This is because the production cost of high-end mineral water is higher, its water sources, production processes and other aspects of higher requirements, resulting in its final positioning and pricing are higher; while the mass market mineral water source water quality is more general, brand positioning also take the popular route, so the pricing is close to the mass market, the price point is lower.

Trademarks

Shanshui Hanzo, registration notice date is August 14, 2022, registration number is 60864850, international classification is 32 classes - beer beverage, trademark status is registered.

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Table of Contents	As filed with the Securities and Exchange Commission on October 6, 2023.

AI MING YANG, registration notice date December 12, 2019, registration number 36058518, international classification 11 - lamps and air conditioners, trademark status is registered.

AI MING YANG, registration notice date is September 26, 2019, registration number is 36049450, international classification is 32 classes - beer beverage, trademark status is registered.

The registration notice date is March 14, 2021, the registration number is 48229482, the international classification is 35 classes - advertising sales, and the trademark status is registered.

AI MING YANG, registration notice date September 26, 2019, registration number 36068433, international classification class 40 - material processing, trademark status registered.

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Table of Contents	As filed with the Securities and Exchange Commission on October 6, 2023.

AI MING YANG, registration notice date is September 26, 2019, registration number is 36071191, international classification is 34 - Tobacco smoking apparatus, trademark status is registered.

Gravel Tridonic, registration notice date September 5, 2019, registration number 36049797, international classification 40 - material processing, trademark status registered.

Gravel Tridonic, registration notice date September 5, 2019, registration number 36049469, international classification for Class 11 - lamps and air conditioners, trademark status is registered.

Gravel Tridonic, registration notice date September 5, 2019, registration number 36058558, international classification of Class 21 - Kitchen Sanitary Ware, trademark status is registered.

Gravel Giant, registration number 36068454, international classification 32 - beer beverage, trademark status registered.

Gravel Tridonic, registration notice date January 28, 2017, registration number 18661632, international classification for Class 11 - lamps and air conditioners, trademark status is registered.

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Table of Contents	As filed with the Securities and Exchange Commission on October 6, 2023.

AI MING YANG, registration notice date is September 7, 2015, registration number is 14764336, international classification is 11 classes - lamps and air conditioners, trademark status is registered.

Implications of Our Being an “Emerging Growth Company”

On September 9, 2022, the SEC adopted inflation adjustments mandated by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As a result, an “emerging growth company” will lose its emerging growth company status on the last day of the fiscal year in which it has $1.235 billion or more in total. As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. “An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

 ●        may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

 ●        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

 ●        are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●        are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●        will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Class A Ordinary Share held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

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Table of Contents	As filed with the Securities and Exchange Commission on October 6, 2023.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

 ●        We are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

 ●        For interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

 ●        We are not required to provide the same level of disclosure on certain issues, such as executive compensation;

 ●        We are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

 ●        We are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

 ●        We are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being a Controlled Company

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

Public Companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Stock Market (Nasdaq), must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

●        The requirement that a majority of the board of directors consist of independent directors;

●        The requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

●        The requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●        The requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

Our Pre-IPO

Prior to the IPO, we total share capital was about 500,000,000 ordinary shares. This time, about 100,000,000 ordinary shares were added, which is we expect that the initial public offering price will be no less than US $6.80 per share.

Our Corporate Information

Our principal executive offices are located at FLOOR 1, OFFICE 25, 22 MARKET SQUARE, LONDON, UNITED KINGDOM. Our telephone number at this address is +44 07514685567.

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Table of Contents	As filed with the Securities and Exchange Commission on October 6, 2023.

Offerings

Below is a summary of the terms of the offering:

Issuer	DA AI ZHI SHUI INTERNATIONAL HOLDING GROUP LTD

Securities Being Offered	Ordinary Shares, par value US$0.0001 per share

Offering Price	We expect that the initial public offering price will be US$6.50 per Ordinary Share.

Ordinary Shares Outstanding Immediately Before This Offering	Ordinary Shares

Ordinary Shares Outstanding Immediately After This Offering	Ordinary Shares (or Ordinary Shares if the underwriters exercise their option to purchase additional Ordinary Shares in full).

Voting Rights	Each Ordinary Share is entitled to one vote.

Use of Proceeds

Proposed Nasdaq Trading Symbol and Listing	We plan to apply to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “DAZS” This offering is contingent upon us listing our Ordinary Shares on Nasdaq Capital Market or another national exchange. No assurance can be given that such listing will be approved or that a liquid trading market will develop for our Ordinary Shares.

Lock-up	Our directors, executive officers, and shareholder who own 5% or more of the outstanding Ordinary Shares intended agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Ordinary Shares or securities convertible into Ordinary Shares for a period of 6 months commencing on the date of this prospectus. The Company is also prohibited from conducting offerings during this period and from re-pricing or changing the terms of existing options and warrants. See “Underwriting” for additional information.

Transfer Agent

Risk factors	See “Risk Factors” for a discussion of risks you should carefully consider before investing in our Ordinary Shares.

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Table of Contents	As filed with the Securities and Exchange Commission on October 6, 2023.

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business

We have grown rapidly in recent years and have limited experience operating at our current scale of operations. If we are unable to manage our growth effectively, our brand, company culture and financial results may suffer.

We have grown rapidly in the past year and our recent growth rates and financial results should not be considered indicators of our future performance. In order to effectively manage and leverage our growth, we must continue to expand our sales and marketing, focus on innovative product and website development, and upgrade our management information systems. Our continued growth has in the past and may in the future strain our existing resources and we may experience ongoing operational difficulties in managing our operations in numerous jurisdictions, including difficulties in recruiting, training and managing a dispersed and growing employee base. Failure to expand and maintain our company culture through growth may harm our future success, including our ability to retain and recruit personnel and to effectively focus on and pursue our corporate goals.

Beverage industry is evolving rapidly and may not evolve as we expect. Even if our net sales continue to grow, our net sales growth rate may decline in the future due to a variety of factors, including macroeconomic factors, changes in supply and supply chain, changes in consumer preferences, increased competition and the maturation of our business. Accordingly, you should not rely on our net sales growth rates for any prior period as an indicator of our future performance. Our overall growth in net sales will depend on many factors, including our ability to:

1) price our products and services effectively so that we can attract new customers and expand our relationships with existing customers.

2) accurately forecast our net sales and plan our operating expenses.

3) compete successfully with other companies that are or may be entering our competitive market in the future and respond to developments in those competitors, such as pricing changes and the introduction of new products and services.

4) Complying with existing and new laws and regulations that apply to our business.

5) Successfully expanding into existing markets and entering new markets, including new geographic areas and categories.

6) The successful introduction of new products and enhancements to our products and services and their features, including in response to new trends or competitive dynamics or customer needs or preferences.

7) Successfully identifying and acquiring or investing in businesses, products or technologies that we believe will complement or expand our business.

8) Avoiding disruptions or interruptions in the distribution of our products and services.

9) Providing quality support to our customers that meets their needs.

10) Hiring, integrating and retaining talented sales, customer service and other personnel.

11) Effectively managing the growth of our business, personnel and operations, including the opening of new showrooms.

12) Effectively managing the costs associated with our business and operations.

13) Maintaining and enhancing our reputation and brand value.

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Table of Contents	As filed with the Securities and Exchange Commission on October 6, 2023.

Because of our limited history of operating our business at our current scale, it is difficult to assess our current operations and future prospects, including our ability to plan for and model future growth. Our limited operating experience at this scale, combined with the rapidly evolving nature of the markets in which we sell our products and services, the significant uncertainty about how these markets will develop and other economic factors beyond our control, reduces our ability to accurately forecast quarterly or annual revenues. Failure to effectively manage our future growth could adversely affect our business, financial condition and results of operations.

We have limited sources of working capital and will need substantial additional financing.

The working capital required to implement our business strategy and R&D efforts will most likely be provided by funds obtained through offerings of our equity, debt, debt-linked securities, and/or equity-linked securities, and revenues generated by us. No assurance can be given that we will have revenues sufficient to sustain our operations or that we would be able to obtain equity/debt financing in the current economic environment. If we do not have sufficient working capital and are unable to generate sufficient revenues or raise additional funds, we may delay the completion of or significantly reduce the scope of our current business plan; delay some of our development and clinical or marketing efforts; postpone the hiring of new personnel; or, under certain dire financial circumstances, substantially curtail or cease our operations.

We may need to engage in capital-raising transactions in the near future. Such financing transactions may well cause substantial dilution to our shareholders and could involve the issuance of securities with rights senior to the outstanding shares. Our ability to complete additional financings is dependent on, among other things, the state of the capital markets at the time of any proposed offering, market reception of the Company and the likelihood of the success of its business model and offering terms. There is no assurance that we will be able to obtain any such additional capital through asset sales, equity or debt financing, or any combination thereof, on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet our capital needs and to support our operations. If we do not obtain adequate capital on a timely basis and on satisfactory terms, our revenues and operations and the value of our Ordinary Shares and Ordinary Share equivalents would be materially negatively impacted and we may cease our operations.

We are dependent on certain key personnel and loss of these key personnel could have a material adverse effect on our business, financial condition and results of operations.

Our success is, to a certain extent, attributable to the management, sales and marketing, and research and development expertise of key personnel. We are dependent upon the services of Mr. Muhua Zheng, our Chairman of the Board, for the continued growth and operation of our Company, due to his industry experience, technical expertise, as well as his personal and business contacts in the PRC. Additionally, Ms. Lingwei Tang, performs key functions in the operation of our business. We may not be able to retain Mr. Yihao Zheng and Ms. Hongying Yang for any given period of time. Although we have no reason to believe that Ms. Yurong Tuo, Mr. Minghong Xiao, Mr. Gang Luo and Ms. Ping Liu will discontinue their services with us, the interruption or loss of his services would adversely affect our ability to effectively run our business and pursue our business strategy as well as our results of operations. We do not carry key man life insurance for any of our key personnel, nor do we foresee purchasing such insurance to protect against the loss of key personnel.

Our success depends on our ability to protect our intellectual property.

Our success depends on our ability to obtain and maintain patent protection for products developed utilizing our technologies, in the PRC and in other countries, and to enforce these patents. There is no assurance that any of our existing and future patents will be held valid and enforceable against third-party infringement or that our products will not infringe any third-party patent or intellectual property. We own patents and have filed                        additional patent applications with the Patent Administration Department of the PRC; however, there is no assurance that our filed patent applications will be granted.

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Table of Contents	As filed with the Securities and Exchange Commission on October 6, 2023.

Any patents relating to our technologies may not be sufficiently broad to protect our products. In addition, our patents may be challenged, potentially invalidated or potentially circumvented. Our patents may not afford us protection against competitors with similar technology or permit the commercialization of our products without infringing third-party patents or other intellectual property rights.

We also rely on or intend to rely on our trademarks, trade names and brand names to distinguish our products from the products of our competitors, and have registered or will apply to register a number of these trademarks. However, third parties may oppose our trademark applications or otherwise challenge our use of the trademarks. In the event that our trademarks are successfully challenged, we could be forced to rebrand our products, which could result in loss of brand recognition and could require us to devote resources to advertising and marketing these new brands. Further, our competitors may infringe our trademarks, or we may not have adequate resources to enforce our trademarks.

In addition, we also have trade secrets, non-patented proprietary expertise and continuing technological innovation that we shall seek to protect, in part, by entering into confidentiality agreements with licensees, suppliers, employees and consultants. These agreements may be breached and there may not be adequate remedies in the event of a breach. Disputes may arise concerning the ownership of intellectual property or the applicability of confidentiality agreements. Moreover, our trade secrets and proprietary technology may otherwise become known or be independently developed by our competitors. If patents are not issued with respect to products arising from research, we may not be able to maintain the confidentiality of information relating to these products.

If we fail to maintain an effective quality control system, our business could be materially and adversely affected.

We place great emphasis on product quality and adhere to stringent quality control measures and have obtained quality control certifications for our products. To meet our customers’ requirements and expectations for the quality and safety of our products, we have adopted a stringent quality control system to ensure that every step of the production process is strictly monitored and managed. Failure to maintain an effective quality control system or to obtain or renew our quality standards certifications may result in a decrease in demand for our products or cancellation or loss of purchase orders from our customers. Moreover, our reputation could be impaired. As a result, our business and results of operations could be materially and adversely affected.

The global coronavirus COVID-19 pandemic has caused significant disruptions in our business, which may continue to materially and adversely affect our results of operations and financial condition.

On March 11, 2020, the World Health Organization declared the COVID-19 outbreak a global pandemic. Many businesses and social activities in China and other countries and regions were severely disrupted in 2020, including those of our suppliers, customers and employees. This pandemic has also caused market panics, which materially and negatively affected the global financial markets, such as the plunge of global stocks on major stock exchanges in March 2020. Such disruption and slowdown of the world’s economy in 2020 and beyond had, and may continue to have, a material adverse effect on our results of operations and financial condition. We and our customers experienced significant business disruptions and suspension of operations due to quarantine measures to contain the spread of the pandemic, which caused shortage in the supply of raw materials, reduced our production capacity, increased the likelihood of default from our customers and delayed our product delivery. All of these had resulted in a material adverse effect on our results of operations and financial condition in the fiscal year 2021. The extent to which the COVID-19 pandemic may impact our business, operations and financial results will depend on numerous evolving factors that the Company cannot accurately predict at this time, including the uncertainty on the potential resurgence of the COVID-19 cases in China, the continual spread of the virus globally, and the instability of local and global government policies and restrictions. We are closely monitoring the development of the COVID-19 pandemic and continuously evaluating any further potential impact on our business, results of operations and financial condition. If the pandemic persists or escalates, we may be subject to further negative impact on our business operations and financial condition.

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Table of Contents	As filed with the Securities and Exchange Commission on October 6, 2023.

A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business and our financial condition.

Although the Chinese economy expanded well in the last two decades, the rapid growth of the Chinese economy has slowed down since 2012, and there is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the People’s Bank of China and financial authorities of some of the world’s leading economies, including the United States and China. There have been concerns over unrest and terrorist threats in the Middle East, Europe and Africa, which have resulted in volatility in oil and other markets. There have also been concerns on the relationship among China and other Asian countries, which may result in or intensify potential conflicts in relation to territorial disputes. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China. Any severe or prolonged slowdown in the global or Chinese economy may materially and adversely affect our business, results of operations and financial condition.

Risks Related to Doing Business in China

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if our subsidiaries or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.

Because of our corporate structure as a England holding company with operations conducted by our PRC subsidiaries, it involves unique risks to investors. Furthermore, Chinese regulatory authorities could change the rules and regulations regarding foreign ownership in the industry in which the company operates, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Under the current government leadership, the government of the PRC has been pursuing reform policies which have adversely affected China-based operating companies whose securities are listed in the United States, with significant policies changes being made from time to time without notice. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our contractual arrangements with borrowers in the event of the imposition of statutory liens, death, bankruptcy or criminal proceedings. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems, will be taken to deal with the risks and incidents of China-concept overseas listed companies. As of the date of this prospectus, we have not received any inquiry, notice, warning, or sanctions from PRC government authorities in connection with the Opinions.

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Table of Contents	As filed with the Securities and Exchange Commission on October 6, 2023.

On June 10, 2021, the Standing Committee of the National People’s Congress of China, or the SCNPC, promulgated the PRC Data Security Law, which took effect in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data an information.

In early July 2021, regulatory authorities in China launched cybersecurity investigations with regard to several China-based companies that are listed in the United States. The Chinese cybersecurity regulator announced on July 2 that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app stores. On July 5, 2021, the Chinese cybersecurity regulator launched the same investigation on two other Internet platforms, China’s Full Truck Alliance of Full Truck Alliance Co. Ltd. (NYSE: YMM) and Boss of KANZHUN LIMITED (Nasdaq: BZ). On July 24, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly released the Guidelines for Further Easing the Burden of Excessive Homework and Off-campus Tutoring for Students at the Stage of Compulsory Education, pursuant to which foreign investment in such firms via mergers and acquisitions, franchise development, and variable interest entities are banned from this sector.

On August 17, 2021, the State Council promulgated the Regulations on the Protection of the Security of Critical Information Infrastructure, or the Regulations, which took effect on September 1, 2021. The Regulations supplement and specify the provisions on the security of critical information infrastructure as stated in the Cybersecurity Review Measures. The Regulations provide, among others, that protection department of certain industry or sector shall notify the operator of the critical information infrastructure in time after the identification of certain critical information infrastructure.

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law of the PRC, or the Personal Information Protection Law, which took effect in November 2021. As the first systematic and comprehensive law specifically for the protection of personal information in the PRC, the Personal Information Protection Law provides, among others, that (i) an individual’s consent shall be obtained to use sensitive personal information, such as biometric characteristics and individual location tracking, (ii) personal information operators using sensitive personal information shall notify individuals of the necessity of such use and impact on the individual’s rights, and (iii) where personal information operators reject an individual’s request to exercise his or her rights, the individual may file a lawsuit with a People’s Court.

As such, the Company’s business segments may be subject to various government and regulatory interference in the provinces in which they operate. The Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Furthermore, it is uncertain when and whether the Company will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

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Table of Contents	As filed with the Securities and Exchange Commission on October 6, 2023.

On December 24, 2021, the CSRC, together with other relevant government authorities in China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations requires that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations. Therefore, the proposed listing would be deemed an Indirect Overseas Issuance and Listing under the Draft Overseas Listing Regulations. As such, the Company would be required to complete the filing procedures of and submit the relevant information to CSRC after the Draft Overseas Listing Regulations become effective.

In addition, on December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, or the Revised Review Measures, which became effective and has replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&A published on the official website of the State Cipher Code Administration in connection with the issuance of the Revised Review Measures, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Given the recency of the issuance of the Revised Review Measures and their pending effectiveness, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation. For example, it is unclear whether the requirement of cybersecurity review applies to follow-on offerings by an “online platform operator” that is in possession of personal data of more than one million users where the offshore holding company of such operator is already listed overseas. Furthermore, the CAC released the draft of the Regulations on Network Data Security Management in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. If the draft Regulations on Network Data Security Management are enacted in the current form, we, as an overseas listed company, will be required to carry out an annual data security review and comply with the relevant reporting obligations.

As of the date of this prospectus, none of our PRC subsidiaries’ operations involve storing of personal information of PRC individual clients. However, given the above uncertainties, it is unclear how the Revised Review Measures and the final draft Regulations on Network Data Security Management will affect us. We have been closely monitoring the development in the regulatory landscape in China, particularly regarding the requirement of approvals, including on a retrospective basis, from the CSRC, the CAC or other PRC authorities with respect to this offering, as well as regarding any annual data security review or other procedures that may be imposed on us. If any approval, review or other procedure is in fact required, we are not able to guarantee that we will obtain such approval or complete such review or other procedure timely or at all. For any approval that we may be able to obtain, it could nevertheless be revoked and the terms of its issuance may impose restrictions on our operations and offerings relating to our securities.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations.

Substantially all of our operations are located in China. Accordingly, our business, prospects, financial condition, and results of operations may be influenced significantly by political, economic, and social conditions in China generally and by continued economic growth in China as a whole.

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Table of Contents	As filed with the Securities and Exchange Commission on October 6, 2023.

The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of the foreign exchange, and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy but may harm us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past, the Chinese government has implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity in China, and since 2012, China’s economic growth has slowed down. Any prolonged slowdown in the Chinese economy may reduce the demand for our products and services and materially and adversely affect our business and results of operations.

We may also decide to finance our PRC subsidiaries using capital contributions. The Ministry of Commerce (“MOC”) or its local counterpart must approve these capital contributions. On March 30, 2015, the State Administration of Foreign Exchange, or SAFE, promulgated Circular of the State Administration of Foreign Exchange on Reforming the Management Approach regarding the Settlement of Foreign Exchange Capital of Foreign-invested Enterprises, or Circular 19, which expands a pilot reform of the administration of the settlement of the foreign exchange capitals of foreign-invested enterprises nationwide. Circular 19 came into force and replaced previous Circular 142 and Circular 36 on June 1, 2015. On June 9, 2016, SAFE promulgated the Circular of the State Administration of Foreign Exchange on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or Circular 16, to further expand and strengthen such reform. Under Circular 19 and Circular 16, foreign-invested enterprises in the PRC are allowed to use their foreign exchange funds under capital accounts and RMB funds from exchange settlement for expenditure under current accounts within its business scope or expenditure under capital accounts permitted by laws and regulations, except that such funds shall not be used for (i) expenditure beyond the enterprise’s business scope or expenditure prohibited by laws and regulations; (ii) investments in securities or other investments than principal-secured products issued by banks; (iii) granting loans to non-affiliated enterprises, except where it is expressly permitted in the business license; and (iv) construction or purchase of real estate for purposes other than self-use (except for real estate enterprises). In addition, SAFE strengthened its oversight of the flow and use of the RMB capital converted from foreign currency registered capital of a foreign-invested company. The use of such RMB capital may not be altered without SAFE’s approval, and such RMB capital may not, in any case, be used to repay RMB loans if the proceeds of such loans have not been used. Violations of these circulars could result in severe monetary or other penalties. These circulars may significantly limit our ability to use RMB converted from the cash provided by our offshore financing activities to fund the establishment of new entities in China by our PRC subsidiaries, to invest in or acquire any other PRC companies through our PRC subsidiaries.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to our PRC subsidiaries or future capital contributions by us to our PRC subsidiaries. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we expect to receive from our initial public offering to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

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Table of Contents	As filed with the Securities and Exchange Commission on October 6, 2023.

The PRC government may impose restrictions on our ability to transfer cash out of China and to U.S. investors.

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. To the extent that our income is received in Renminbi, shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or SAFE, as long as certain procedural requirements are met. Approval from appropriate government authorities is required if Renminbi is converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the SAFE implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, there can be no assurance that the PRC government will not intervene or impose restrictions on our ability to transfer or distribute cash within our organization or to foreign investors, which could result in an inability or prohibition on making transfers or distributions outside of China or Hong Kong and adversely affect our business as well as your investment.

As of the date of this prospectus, we are not aware of other material restrictions and limitations on our ability to distribute earnings from our businesses, including our subsidiaries, to the parent company and U.S. investors or our ability to settle amounts owed, or on foreign exchange or our ability to transfer cash between entities within our group, across borders, or to U.S. investors.

To the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, is in the PRC or Hong Kong, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets.

The transfer of funds and assets among DA AI ZHI SHUI INTERNATIONAL HOLDING GROUP LTD, its Hong Kong and PRC subsidiaries is subject to restrictions. The PRC government imposes controls on the conversion of the RMB into foreign currencies and the remittance of currencies out of the PRC. In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises, unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC-resident enterprises are tax resident.

As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws or regulations that may impose such restrictions in the future.

As a result of the above, to the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, is in the PRC or Hong Kong, such funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets.

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Table of Contents	As filed with the Securities and Exchange Commission on October 6, 2023.

PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

Substantial uncertainties exist with respect to the enactment timetable and final content of draft China Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

The MOFCOM published a discussion draft of the proposed Foreign Investment Law in January 2015 (the “Draft FIL”). The Draft FIL embodies an expected Chinese regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments.

Among other things, the Draft FIL expands the definition of foreign investment and introduces the principle of “actual control” in determining whether a company is considered a foreign-invested enterprise (“FIE”). The Draft FIL specifically provides that entities established in China but “controlled” by foreign investors will be treated as FIEs, whereas an entity set up in a foreign jurisdiction would nonetheless be, upon market entry clearance, treated as a Chinese domestic investor provided that the entity is “controlled” by Chinese entities and/or citizens. Once an entity is determined to be an FIE, it will be subject to the foreign investment restrictions or prohibitions set forth in a Negative List to be separately issued by the State Council later. Unless the underlying business of the FIE falls within the Negative List, which calls for market entry clearance, prior approval from the government authorities as mandated by the existing foreign investment legal regime would no longer be required for establishment of the FIE.

On December 27, 2021, the NDRC and MOFCOM, jointly issued the Special Administrative Measures for Entry of Foreign Investment (Negative List) (2021 Version), or the Negative List, which became effective and replaced the previous version on January 1, 2022. Pursuant to the Negative List, if a PRC company, which engages in any business where foreign investment is prohibited under the Negative List, or prohibited businesses, seeks an overseas offering or listing, it must obtain the approval from competent governmental authorities. Based on a set of Q&A published on the NDRC’s official website, a NDRC official indicated that after a PRC company submits its application for overseas listing to the CSRC and where matters relating to prohibited businesses under the Negative List are implicated, the CSRC will consult the regulatory authorities having jurisdiction over the relevant industries and fields.

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Table of Contents	As filed with the Securities and Exchange Commission on October 6, 2023.

Because the Overseas Listing Rules are currently in draft form and given the novelty of the Negative List, there remain substantial uncertainties as to whether and what requirements, including filing requirements, will be imposed on a PRC company with respect to its listing and offerings overseas as well as with the interpretation and implementation of existing and future regulations in this regard. For example, it is unclear as to whether the approval requirement under the Negative List will apply to follow-on offerings by PRC companies engaged in prohibited businesses and whose offshore holding company is listed overseas. If such approval is in fact required and given the NDRC’s indication of CSRC’s involvement in the approval process, there is also a lack of clarity on the application procedure, requirement and timeline which may not be resolved until the Overseas Listing Rules, which provide for the filing procedures of the overseas offering and listing of a PRC company with the CSRC, is enacted.  If the Overseas Listing Rules are enacted in the current form before the completion of this offering, we will be required to make a filing with the CSRC in connection with this offering within three business days after its completion. If the approval requirement under the Negative List applies to follow-on offerings by PRC companies whose offshore holding company is listed overseas, we may be required to obtain an approval for this offering or we may be required to relinquish our licenses pertaining to prohibited businesses. If we relinquish or are required to relinquish these licenses, while we do not expect our business operation to be materially adversely affected, we are uncertain whether or when the relevant procedures will be completed.

There are uncertainties under the PRC laws relating to the procedures for U.S. regulators to investigate and collect evidence from companies located in the PRC.

According to Article 177 of the newly amended PRC Securities Law which became effective in March 2020 (the “Article 177”), the securities regulatory authority of the PRC State Council may collaborate with securities regulatory authorities of other countries or regions in order to monitor and oversee cross border securities activities. Article 177 further provides that overseas securities regulatory authorities are not allowed to carry out investigation and evidence collection directly within the territory of the PRC, and that any Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to overseas agencies without prior consent of the securities regulatory authority of the PRC State Council and the competent departments of the PRC State Council.

Our PRC counsel, King & Wood Mallesons, has advised us of their understanding that (i) the Article 177 is applicable in the limited circumstances related to direct investigation or evidence collection conducted by overseas authorities within the territory of the PRC (in such case, the foregoing activities are required to be conducted through collaboration with or by obtaining prior consent of competent Chinese authorities); (ii) the Article 177 does not limit or prohibit the Company, as a company duly incorporated in England and to be listed on Nasdaq, from providing the required documents or information to Nasdaq or the SEC pursuant to applicable Listing Rules and U.S. securities laws; and (iii) as the Article 177 is relatively new and there is no implementing rules or regulations which have been published regarding application of the Article 177, it remains unclear how the law will be interpreted, implemented or applied by the Chinese Securities Regulatory Commission or other relevant government authorities. As of the date hereof, we are not aware of any implementing rules or regulations which have been published regarding application of Article 177. However, we cannot assure you that relevant PRC government agencies, including the securities regulatory authority of the PRC State Council, would reach the same conclusion as we do. As such, there are uncertainties as to the procedures and time requirement for the U.S. regulators to bring about investigations and evidence collection within the territory of the PRC.

Our principal business operation is conducted in the PRC. In the event that the U.S. regulators carry out investigation on us and there is a need to conduct investigation or collect evidence within the territory of the PRC, the U.S. regulators may not be able to carry out such investigation or evidence collection directly in the PRC under the PRC laws. The U.S. regulators may consider cross-border cooperation with securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels or regulatory cooperation mechanism established with the securities regulatory authority of the PRC.

We rely on dividends, loans and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have. Any limitation on the ability of our PRC subsidiaries to make loans or payments to us could have a material adverse effect on our ability to conduct our business.

We are a holding company and rely on dividends, loans and other distributions on equity paid by our PRC subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt or pay any expense we may incur. In the event that our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. In addition, the PRC tax authorities may require our PRC subsidiaries to adjust their taxable income in a manner that would materially and adversely affect their ability to pay dividends and other distributions to us.

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Table of Contents	As filed with the Securities and Exchange Commission on October 6, 2023.

Under PRC laws and regulations, our PRC subsidiaries, as wholly foreign-owned enterprises in China, may pay dividends only out of their respective accumulated after-tax profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund certain statutory reserve funds until the aggregate amount of such funds reaches 50% of its registered capital. At its discretion, a wholly foreign-owned enterprise may allocate a portion of its after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends

Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or the SAFE, by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In response to the persistent capital outflow and the Renminbi’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments, and shareholder loan repayments. The PRC government may continue to strengthen its capital controls, and our PRC subsidiaries’ dividends and other distributions may be subjected to tighter scrutiny in the future. Any limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of our ordinary shares.

Substantially, our revenues and expenditures are denominated in RMB, whereas our reporting currency is the U.S. dollar. As a result, fluctuations in the exchange rate between the U.S. dollar and RMB will affect the relative purchasing power in RMB terms of our U.S. dollar assets and the proceeds from our initial public offering. Our reporting currency is the U.S. dollar, while the functional currency for our PRC subsidiaries is RMB. Gains and losses from the re-measurement of assets and liabilities receivable or payable in RMB are included in our consolidated statements of operations. The re-measurement has caused the U.S. dollar value of our results of operations to vary with exchange rate fluctuations, and the U.S. dollar value of our results of operations will continue to vary with exchange rate fluctuations. A fluctuation in the value of RMB relative to the U.S. dollar could reduce our profits from operations and the translated value of our net assets when reported in U.S. dollars in our financial statements. This change in value could negatively impact our business, financial condition, or results of operations as reported in U.S. dollars. In the event that we decide to convert our RMB into U.S. dollars to make payments for dividends on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against the RMB will harm the U.S. dollar amount available to us. In addition, fluctuations in currencies relative to the periods in which the earnings are generated may make it more difficult to perform period-to-period comparisons of our reported results of operations.

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Table of Contents	As filed with the Securities and Exchange Commission on October 6, 2023.

The value of the RMB against the U.S. dollar and other currencies is affected by, among other things, changes in China’s political and economic conditions and China’s foreign exchange policies. On July 21, 2005, the PRC government changed its decades-old policy of pegging the value of the RMB to the U.S. dollar, and the RMB appreciated more than 20% against the U.S. dollar over the following three years. However, the PBOC regularly intervenes in the foreign exchange market to limit fluctuations in RMB exchange rates and achieve policy goals. Between July 2008 and June 2010, the exchange rate between the RMB and the U.S. dollar had been stable and traded within a narrow range. Since June 2010, the RMB has fluctuated against the U.S. dollar, at times significantly and unpredictably. Since October 1, 2016, Renminbi has joined the International Monetary Fund (IMF)’s basket of currencies that make up the Special Drawing Right (SDR) and the U.S. dollar, the Euro, the Japanese yen, and the British pound. In the fourth quarter of 2016, the RMB has depreciated significantly in the backdrop of a surging U.S. dollar and persistent capital outflows of China. With the development of the foreign exchange market and progress towards interest rate liberalization and Renminbi internationalization, the PRC government may announce further changes to the exchange rate system. We cannot assure you that the Renminbi will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future.

There remains significant international pressure on the PRC government to adopt a flexible currency policy. Any significant appreciation or depreciation of the RMB may materially and adversely affect our revenues, earnings and financial position, and the value of, and any dividends payable on, our ordinary shares in U.S. dollars. For example, to the extent that we need to convert U.S. dollars we receive from our initial public offering into RMB to pay our operating expenses, appreciation of the RMB against the U.S. dollar would adversely affect the RMB amount we would receive from the conversion. Conversely, a significant depreciation of the RMB against the U.S. dollar may significantly reduce the U.S. dollar equivalent of our earnings, which in turn could adversely affect the price of our ordinary shares.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited. We may not be able to hedge our exposure adequately. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on the price of our ordinary shares.

PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC operating subsidiaries and thereby prevent us from funding our business.

As an offshore holding company with PRC subsidiaries, we may transfer funds to our PRC subsidiaries by means of loans or capital contributions. Any loans to these PRC subsidiaries, which are foreign-invested enterprises, cannot exceed statutory limits based on the difference between the amount of our investments and registered capital in such subsidiaries, and shall be registered with SAFE, or its local counterparts. Furthermore, any capital increase contributions we make to our PRC subsidiaries, which are foreign-invested enterprises, shall be approved by MOFCOM, or its local counterparts. We may not be able to obtain these government registrations or approvals on a timely basis, if at all. If we fail to receive such registrations or approvals, our ability to provide loans or capital to increase contributions to our PRC subsidiaries may be negatively affected, which could adversely affect their liquidity and our ability to fund and expand their business.

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Table of Contents	As filed with the Securities and Exchange Commission on October 6, 2023.

PRC regulations relating to the establishment of offshore special purpose vehicles by PRC residents may subject our PRC-resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to make capital contributions into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute profits to us, or otherwise adversely affect our financial position.

Under several regulations promulgated by SAFE, PRC residents and PRC corporate entities are required to register with and obtain approval from local branches of SAFE or designated qualified foreign exchange banks in mainland China in connection with their direct or indirect offshore investment activities. In addition, any PRC resident who is a direct or indirect shareholder of an offshore company is required to update the previously filed registration with the local branch of SAFE, with respect to any material change involving that offshore company, such as an increase or decrease in capital, transfer or swap of shares, merger or division. These regulations apply to all direct and indirect shareholders and beneficial owners of our company who are PRC residents, or PRC-Resident Shareholders, and may apply to any offshore acquisitions that we make in the future. To the best of our knowledge, as of the date of this prospectus, each of our principal shareholders who is required to make the foreign exchange registration under SAFE Circular 37 had completed such registration. However, we may not at all times be fully aware or informed of the identities of all the PRC residents holding direct or indirect interests in our company, and we cannot assure you that all of our shareholders and beneficial owners who are PRC residents will comply with these foreign exchange regulations.

If any PRC-Resident Shareholder fails to make the required registration or update a previously filed registration, our PRC subsidiaries may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to us, and we may also be prohibited from injecting additional capital into our PRC subsidiaries. Moreover, failure to comply with the various foreign exchange registration requirements described above could result in liability on the related PRC-Resident shareholder or our PRC subsidiaries under the PRC laws for evasion of applicable foreign exchange restrictions.

Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our net revenues in RMB. Under our current corporate structure, our company in the England may rely on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulation, such as the overseas investment registrations by the beneficial owners of our company who are PRC residents. But approval from or registration with appropriate government authorities is required where RMB is converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies.

In light of China’s flood of capital outflows in 2016 due to the weakening RMB, the PRC government has imposed more restrictive foreign exchange policies and stepped up scrutiny of major outbound capital movements. More restrictions and a substantial vetting process are put in place by SAFE to regulate cross-border transactions falling under the capital account. The PRC government may also, at its discretion, restrict access in the future to foreign currencies for current account transactions. In the event that the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

We must remit the offering proceeds to PRC before they may be used to benefit our business in the PRC, and this process may take several months.

The proceeds of this offering must be sent back to the PRC, and the process for sending such proceeds back to the PRC may take several months after the closing of this offering. We may be unable to use these proceeds to grow our business until we receive such proceeds in the PRC. To remit the offering proceeds to the PRC, we will take the following actions:

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Table of Contents	As filed with the Securities and Exchange Commission on October 6, 2023.

First, we will open a special foreign exchange account for capital account transactions. To open this account, we must submit to State Administration for Foreign Exchange (“SAFE”) certain application forms, identity documents, transaction documents, a form of foreign exchange registration of overseas investments by domestic residents, and foreign exchange registration certificate of the invested company.

Second, we will remit the offering proceeds into this special foreign exchange account.

Third, we will apply for settlement of the foreign exchange. To do so, we must submit to SAFE certain application forms, identity documents, payment order to a designated person, and a tax certificate.

The timing of the process is difficult to estimate because the efficiencies of different SAFE branches can vary materially. Ordinarily, the process takes several months to complete but is required by law to be accomplished within 180 days of application. Until the abovementioned approvals, the proceeds of this offering will be maintained in an interest-bearing account maintained by us in the United States.

Some of our shareholders are not in compliance with the PRC’s regulations relating to offshore investment activities by PRC residents, and as a result, the shareholders may be subject to penalties if we are not able to remediate the non-compliance.

In July 2014, the State Administration of Foreign Exchange promulgated the Circular on Issues Concerning Foreign Exchange Administration over the Overseas Investment and Financing and Roundtrip Investment by Domestic Residents via Special Purpose Vehicles, or “Circular 37”. According to Circular 37, prior registration with the local SAFE branch is required for Chinese residents to contribute domestic assets or interests to offshore companies, known as SPVs. Circular 37 further requires amendment to a PRC resident’s registration in the event of any significant changes with respect to the SPV, such as an increase or decrease in the capital contributed by PRC individuals, share transfer or exchange, merger, division, or other material event. Further, foreign investment enterprises established by way of round-tripping shall complete the relevant foreign exchange registration formalities pursuant to the prevailing foreign exchange control provisions for direct investments by foreign investors, and disclose the relevant information such as actual controlling party of the shareholders truthfully.

Currently, some of our shareholders have completed Circular 37 Registration and are in compliance. Some of our beneficial owners, who are PRC residents, have not completed the Circular 37 Registration. All our significant shareholders, directors and officers have completed Circular 37 Registration. We have asked our shareholders who are Chinese residents to make the necessary applications and filings as required by Circular 37. We attempt to comply, and attempt to ensure that our shareholders who are subject to these rules comply, with the relevant requirements. We cannot, however, provide any assurances that all of our and future shareholders who are Chinese residents will comply with our request to make or obtain any applicable registration or comply with other requirements required by Circular 37 or other related rules. The Chinese resident shareholders’ failure to comply with Circular 37 registration may result in restrictions being imposed on part of foreign exchange activities of the offshore special purpose vehicles, including restrictions on its ability to receive registered capital as well as additional capital from Chinese resident shareholders who fail to complete Circular 37 registration; and repatriation of profits and dividends derived from special purpose vehicles to China, by the Chinese resident shareholders who fail to complete Circular 37 registration, are also illegal. In addition, the failure of the Chinese resident shareholders to complete Circular 37 registration may subject each of the shareholders to fines less than RMB50,000. We cannot assure you that each of our Chinese resident shareholders will in the future complete the registration process as required by Circular 37.

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Table of Contents	As filed with the Securities and Exchange Commission on October 6, 2023.

Failure to make adequate contributions to various employee benefit plans required by PRC regulations may subject us to penalties.

We are required under PRC laws and regulations to participate in various government-sponsored employee benefit plans, including certain social insurance, housing funds, and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China, given the different levels of economic development in different locations. In the event that the local governments deem our contribution to be not sufficient, we may be subject to late contribution fees or fines in relation to any underpaid employee benefits, and our financial condition and results of operations may be adversely affected.

According to the Interim Regulations on the Collection and Payment of Social Insurance Premiums, the Regulations on Work Injury Insurance, the Regulations on Unemployment Insurance and the Trial Measures on Employee Maternity Insurance of Enterprises, enterprises in the PRC shall provide benefit plans for their employees, which include basic pension insurance, unemployment insurance, maternity insurance, work injury insurance and basic medical insurance. An enterprise must provide social insurance by making social insurance registration with local social insurance agencies, and shall pay or withhold relevant social insurance premiums for and on behalf of employees. The Law on Social Insurance of the PRC, which was promulgated by the SCNPC on October 28, 2010, became effective on July 1, 2011, and was most recently updated on December 29, 2018, has consolidated pertinent provisions for basic pension insurance, unemployment insurance, maternity insurance, work injury insurance and basic medical insurance, and has elaborated in detail the legal obligations and liabilities of employers who do not comply with laws and regulations on social insurance.

According to the Regulations on the Administration of Housing Provident Fund, which was promulgated by the State Counsel and became effective on April 3, 1999, and was amended on March 24, 2002 and was partially revised on March 24, 2019 by the Decision of the State Council on Revising Some Administrative Regulations (Decree No. 710 of the State Council), housing provident fund contributions by an individual employee and housing provident fund contributions by his or her employer shall belong to the individual employee. Registration by PRC companies with the applicable housing provident fund management center is compulsory, and a special housing provident fund account for each of the employees shall be opened at an entrusted bank.

The government supervision of social insurance policy has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. According to the Social Insurance Law of the People’s Republic of China, we may be ordered to pay the outstanding social insurance contributions within a prescribed deadline and liable for a late payment fee equal to 0.05% of the outstanding amount for each day of delay, in addition to a fine a fine ranging from RMB 10,000 to RMB 50,000. Furthermore, we may be liable for a fine of one to three times the amount of the outstanding contributions, provided that we still fail to pay the outstanding social insurance contributions within the prescribed deadline. In addition, according to the Regulations on the Administration of Housing Provident Fund, we may be ordered by the Housing Accumulation Fund Management Center to deposit the outstanding funds within a time limit. If we fail to deposit such amounts within the time limit, the Center may petition a people’s court to enforce the payment. Additionally, the standard for fine imposition has become highly discretional for the local government to decide whether to enforce compliance with the employee social fund regulations, if at all. As of the date of the prospectus, given that (i) the requirement of social insurance and housing fund has not been implemented consistently by the local governments in China given the different levels of economic development in different locations; (ii) pursuant to the Emergency Notice on Practicing Principles of the State Council Executive Meeting and Stabilizing Work on Collecting Social Insurance Premiums promulgated by the Ministry of Human Resources and Social Security on September 21, 2018, local authorities are prohibited from recovering unpaid social insurance premiums from enterprises; (iii) as of the date of this Prospectus, the Company had not received any notice or order from the relevant government authorities requesting us to pay the social insurance premiums or housing funds in full; (iv) as of the date of this Prospectus, the Company had not received any complaint or report on outstanding social insurance premiums or housing funds, nor had them had any labor dispute or lawsuit with their employees on payments of social insurance premiums or housing provident fund; and (v) the Company had not been subject to any administrative penalties, the Company has not made any provisions in connection with the shortfall of its social insurance contribution and housing provident funds for the year ended December 31, 2021. Furthermore, as of the date of the prospectus, we are not aware of any action, claim, investigation or penalties being conducted or threatened by any government authorities. However, if we are fined or otherwise penalized by government authorities due to our failure to adequately pay social insurance and housing provident fund contributions for our employees, our financial condition may be negatively impacted.

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Table of Contents	As filed with the Securities and Exchange Commission on October 6, 2023.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, making it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in August 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex, including requirements in some instances that the MOC be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. Moreover, the Anti-Monopoly Law requires that the MOC shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the MOC that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOC, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the MOC or its local counterparts, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC law.

SAFE promulgated the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, in July 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to any change of basic information (including change of such PRC citizens or residents, name and operation term), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions. SAFE Circular 37 is issued to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments via Overseas Special Purpose. Vehicles, or SAFE Circular 75. SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment in February 2015, which took effect on June 1, 2015. This notice has amended SAFE Circular 37 requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their establishment or control of an offshore entity established for overseas investment or financing.

In the event that our shareholders who are PRC residents or entities do not complete their registration as required, our PRC subsidiaries may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to us. We may be restricted in our ability to contribute additional capital to our PRC subsidiaries. Moreover, failure to comply with the SAFE registration described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

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Table of Contents	As filed with the Securities and Exchange Commission on October 6, 2023.

However, we may not be informed of the identities of all the PRC residents or entities holding a direct or indirect interest in our company, nor can we compel our beneficial owners to comply with SAFE registration requirements. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents or entities have complied with and will in the future make or obtain any applicable registrations or approvals required by SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC subsidiaries, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our PRC subsidiaries’ ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our business and prospects.

If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax on its global income rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of an enterprise’s business, productions, personnel, accounts, and properties. In April 2009, the State Administration of Taxation issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners like us, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

We believe none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. See “Taxation – People’s Republic of China Enterprise Taxation” on page 129. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities, and uncertainties remain with respect to the interpretation of the term “de facto management body.” As substantially all of our management members are based in China, it remains unclear how the tax residency rule will apply to our case. In the event that the PRC tax authorities determine that Erayak or any of our subsidiaries outside of China is a PRC resident enterprise for PRC enterprise income tax purposes, Erayak or such subsidiary could be subject to PRC tax at a rate of 25% on its worldwide income, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations.

Furthermore, if the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, gains realized on the sale or other disposition of our ordinary shares may be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources. It is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC if we are treated as a PRC resident enterprise. Any such tax may reduce the returns on the investment in our ordinary shares.

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We may not be able to obtain certain benefits under relevant tax treaties on dividends paid by our PRC subsidiaries to us through our Hong Kong subsidiary.

We are an exempted company incorporated under the laws of the England and, as such, rely on dividends and other distributions on equity from our PRC subsidiaries to satisfy part of our liquidity requirements. Pursuant to the PRC Enterprise Income Tax Law, a withholding tax rate of 10% currently applies to dividends paid by a PRC “resident enterprise” to a foreign enterprise investor, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for preferential tax treatment. Pursuant to the Arrangement between the Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, such withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC enterprise. Furthermore, the Administrative Measures for Non-Resident Enterprises to Enjoy Treatments under Tax Treaties, which became effective in August 2015, require non-resident enterprises to determine whether they are qualified to enjoy the preferential tax treatment under the tax treaties and file relevant report and materials with the tax authorities. There are also other conditions for enjoying the reduced withholding tax rate according to other relevant tax rules and regulations. See “Taxation – People’s Republic of China Enterprise Taxation” on page 129. As of December 31, 2021, 2020, and 2019, we did not record any withholding tax on the retained earnings of our subsidiaries in the PRC as we intended to re-invest all earnings generated from our PRC subsidiaries for the operation and expansion of our business in China, and we intend to continue this practice in the foreseeable future. Should our tax policy change to allow for offshore distribution of our earnings, we would be subject to a significant withholding tax. We cannot assure you that the relevant tax authority will not challenge our determination regarding our qualification to enjoy the preferential tax treatment.

Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.

The PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of certain taxable assets, including, in particular, equity interests in a PRC resident enterprise, by a non-resident enterprise by promulgating and implementing Notice of the Ministry of Finance and the State Administration of Taxation on Several Issues Concerning the Enterprise Income Tax Treatment on Enterprise Reorganization (Circular 59) and Announcement No. 7 [2015] of the State Administration of Taxation—Announcement on Several Issues concerning the Enterprise Income Tax on Income from the Indirect Transfer of Assets by Non-Resident Enterprises (Circular 7) which became effective in February 2015. Under Circular 7, where a non-resident enterprise conducts an “indirect transfer” by transferring the equity interests of a PRC “resident enterprise” indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, may be subject to PRC enterprise income tax, if the indirect transfer is considered to be an abusive use of company structure without reasonable commercial purposes. Circular 7 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

Circular 7 extends its tax jurisdiction to indirect transfers and transactions involving the transfer of other taxable assets through the offshore transfer of a foreign intermediate holding company. In addition, Circular 7 provides clear criteria on how to assess reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. Circular 7 also brings challenges to both the foreign transferor and transferee (or other person obligated to pay for the transfer) of the taxable assets. Where a non-resident enterprise conducts an “indirect transfer” by transferring the taxable assets indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise being the transferor, the transferee, or the PRC entity which directly owned the taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacked a reasonable commercial purpose and was established for the purpose of reducing, avoiding, or deferring PRC tax.

According to the “Enterprise Income Tax Law of the People’s Republic of China” (adopted on March 16, 2007, first amended on February 24, 2017, and second amended on December 29, 2018), if the business dealings between an enterprise and its affiliated parties do not conform to the principle of independent transactions and thus reduce the taxable income or income of the enterprise or its affiliated parties, the tax authorities have the right to adjust in accordance with reasonable methods. The cost incurred by an enterprise and its related parties in developing and accepting intangible assets or providing and receiving labor services together shall be apportioned according to the principle of independent transaction when calculating taxable income.

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Table of Contents	As filed with the Securities and Exchange Commission on October 6, 2023.

If a resident enterprise or an enterprise controlled by a resident enterprise and a Chinese resident and established in a country (region) whose actual tax burden is significantly lower than the tax rate level of China’s enterprise income tax, does not allocate or reduce its profits due to reasonable business needs, the portion of the above profits that should belong to the resident enterprise shall be included in the current income of the resident enterprise.

Interest expenses incurred when the ratio of creditor’s rights investment to equity investment accepted by an enterprise from its affiliated parties exceeds the prescribed standard shall not be deducted in the calculation of taxable income.

If an enterprise reduces its taxable income or income by implementing other arrangements without reasonable commercial purposes, tax authorities have the right to adjust them in accordance with reasonable methods.

We face uncertainties on the reporting and consequences on future private equity financing transactions, share exchange, or other transactions involving the transfer of shares in our company by investors that are non-PRC resident enterprises. The PRC tax authorities may pursue such non-resident enterprises with respect to a filing or the transferees with respect to withholding obligation and request our PRC subsidiaries to assist in the filing. As a result, non-resident enterprises in such transactions may become at risk of being subject to filing obligations or being taxed under Circular 59 and Circular 7. They may be required to expend valuable resources to comply with Circular 59and Circular 7 or establish that our non-resident enterprises should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results from operations.

The PRC tax authorities have the discretion under SAT Circular 59 and Circular 7 to make adjustments to the taxable capital gains based on the difference between the fair value of the taxable assets transferred and the cost of investment. Although we currently have no plans to pursue any acquisitions in China or elsewhere in the world, we may pursue acquisitions in the future that may involve complex corporate structures. If we are considered a non-resident enterprise under the PRC Enterprise Income Tax Law and if the PRC tax authorities make adjustments to the taxable income of the transactions under SAT Circular 59 and Circular 7, our income tax costs associated with such potential acquisitions will be increased, which may have an adverse effect on our financial condition and results of operations.

If we become directly subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, share price and reputation.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism, and negative publicity by investors, financial commentators, and regulatory agencies, such as the SEC. Much of the scrutiny, criticism, and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in China and higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice and other U.S., including in instances of fraud, in emerging markets generally. As a result of this scrutiny, criticism, and negative publicity, the publicly traded stock of many U.S.-listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us, our business, and our share price. In the event that we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from developing our growth. In the event that such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our share.

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Table of Contents	As filed with the Securities and Exchange Commission on October 6, 2023.

Our Ordinary Shares may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect auditors or their affiliates that are located in China. The delisting of our Ordinary Shares, or the threat of such delisting, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors of the benefits of such inspections.

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. The HFCA Act states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares or Ordinary Shares from being traded on a national securities exchange or in the over the counter trading market in the U.S.

Our auditor, the independent registered public accounting firm that issued the audit report included with our most recent annual report in the prospectus, as auditor of companies that are traded publicly in the United States and as a firm registered with the PCAOB is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor, which is based in New York, is currently subject to inspection by the PCAOB at least every three years. However, our auditor’s China affiliate is located in, and organized under the laws of, the PRC, which is a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the Chinese authorities.

On March 18, 2021, the SEC adopted on an interim basis rules disclosure requirements for companies with PCAOB member auditors whom the PCAOB has determined that it cannot inspect their operations within a foreign jurisdiction (“Covered Issuers”). Covered companies are required to disclose in their annual reports on Form 20-F: (i) that, during the period covered by the form, the registered public accounting firm has prepared an audit report for the issuer; (ii) the percentage of the shares of the issuer owned by governmental entities in the foreign jurisdiction in which the issuer is incorporated or otherwise organized; (iii) whether governmental entities in the applicable foreign jurisdiction with respect to that registered public accounting firm have a controlling financial interest with respect to the issuer; (iv) the name of each official of the Chinese Communist Party (“CCP”) who is a member of the board of directors of the issuer or the operating entity with respect to the issuer; and (v) whether the articles of incorporation of the issuer (or equivalent organizing document) contains any charter of the CCP, including the text of any such charter. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On September 22, 2021, the PCAOB adopted rules governing its procedures for making determinations as to its inability to inspect or investigate registered firms headquartered in a particular foreign jurisdiction or which has an office in a foreign jurisdiction (a “PCAOB-Identified Firm”). Promptly after the effective date of this rule, the PCAOB will make determinations under the HFCA Act to the extent such determinations are appropriate. Thereafter, the PCAOB will consider, at least annually, whether changes in facts and circumstances support any additional determinations. The PCAOB will make additional determinations as and when appropriate, to allow the SEC on a timely basis to identify Covered Issuers pursuant to the SEC rules. The rule became effective when the SEC approved the rule on November 4, 2021. On December 2, 2021, the SEC finalized its rules regarding disclosure by Covered Issuers. In addition, the release discussed the procedures the SEC will follow in implementing trading prohibitions for Covered Issuers. A foreign company would have to be designated a Covered Issuer three years in a row to be subject to a trading prohibition on that basis. The trading suspension would prohibit trading of the Covered Issuer’s securities on any exchange or in the over-the-counter markets. The trading prohibition will be terminated if the Covered Issuer certifies to the SEC that the issuer has retained a registered public accounting firm that the PCAOB has inspected to the satisfaction of the SEC and files financial statements that include an audit report signed by the non-PCAOB-Identified Firm. The SEC is not required to engage in rulemaking to implement the trading prohibition provisions of the HFCA Act. Neither the Act nor the SEC’s release create an obligation for an exchange to delist the Covered Issuer, but the SEC noted that under existing listing rules of the exchanges, a trading prohibition would be grounds for delisting.

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Table of Contents	As filed with the Securities and Exchange Commission on October 6, 2023.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by PRC authorities in those jurisdictions.

On August 26, 2022, the PCAOB entered into a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the PRC and, as summarized in the “Statement on Agreement Governing Inspections and Investigations of Audit Firms Based in China and Hong Kong” published on the U.S. Securities and Exchange Commission’s official website, the parties agreed to the following: (i) in accordance with the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation; (ii) the PCAOB shall have direct access to interview or take testimony from all personnel of the audit firms whose issuer engagements are being inspected or investigated; (iii) the PCAOB shall have the unfettered ability to transfer information to the SEC, in accordance with the Sarbanes-Oxley Act; and (iv) the PCAOB inspectors shall have access to complete audit work papers without any redactions, with view-only procedures for certain targeted pieces of information such as personally identifiable information. The PCAOB is required to reassess its determinations as to whether it is able to carry out inspection and investigation completely and without obstruction by the end of 2022.

The auditor of our PRC-based subsidiaries is located in the PRC and that auditor is an affiliate of our New York based auditor that signs our audit report. We cannot assure you that the PCAOB will be able to inspect and investigate our auditor’s China affiliate, or that it will be able to obtain complete access to the audit work papers, audit personnel and other information it needs to conduct such inspection or investigation. Given the current question as to how “retain” should be understood for purposes of the HFCA Act, we cannot assure you that we will not be identified by the SEC as an issuer that has retained an auditor that has a branch or office that is located in a foreign jurisdiction that the PCAOB determines it is unable to inspect or investigate completely because of a position taken by an authority in that foreign jurisdiction as a result of the fact that the auditor of our China affiliates is located in, and organized under the laws of, the PRC. In addition, there can be no assurance that, if we have a “non-inspection” year, we will be able to take remedial measures in response thereto. If any such event were to occur, trading in our securities could in the future be prohibited under the HFCA Act, so we cannot assure you that we will be able to maintain the listing of the Ordinary Shares on Nasdaq or that you will be allowed to trade the Ordinary Shares in the United States on the “over-the-counter” markets or otherwise. Should the Ordinary Shares not be listed or tradeable in the United States, the value of the Ordinary Shares could be materially affected.

This lack of PCAOB inspections in China prevents the PCAOB from fully evaluating audits and quality control procedures of our independent registered public accounting firm. As a result, we and investors in the Ordinary Shares are deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s China affiliate’s audit procedures or quality control procedures as compared to auditor outside of China that are subject to PCAOB inspections, which could cause investors and potential investors in the Ordinary Shares to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

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Table of Contents	As filed with the Securities and Exchange Commission on October 6, 2023.

The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us.

The PRC legal system is based on written statutes and prior court decisions have limited value as precedents. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the legal system in China, including risks and uncertainties regarding the enforcement of laws and that rules and regulations in China can change quickly with little advance notice, and the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties.

Therefore, these risks may result in a material change in business operations, significant depreciation of the value of our ordinary shares, or a complete hinderance of our ability to offer or continue to offer our securities to investors. Recently, the Chinese government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange.

Although we have taken measures to comply with the laws and regulations that are applicable to our business operations, including the regulatory principles raised by the CBRC, and avoiding conducting any activities that may be deemed as illegal fund-raising, forming capital pool or providing guarantee to investors under the current applicable laws and regulations, the PRC government authority may promulgate new laws and regulations regulating the direct lending service industry in the future. We cannot assure you that our practices would not be deemed to violate any PRC laws or regulations relating to illegal fund-raising, forming capital pools or the provision of credit enhancement services. Moreover, we cannot rule out the possibility that the PRC government will institute a license requirement covering our industry at some point in the future. If such a licensing regime were introduced, we cannot assure you that we would be able to obtain any newly required license in a timely manner, or at all, which could materially and adversely affect our business and impede our ability to continue our operations.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy, than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations.

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Table of Contents	As filed with the Securities and Exchange Commission on October 6, 2023.

We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations.

The PRC government extensively regulates the internet industry, including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the internet industry. These internet-related laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainties. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be in violation of applicable laws and regulations.

The evolving PRC regulatory system for the internet industry may lead to the establishment of new regulatory agencies. For example, in May 2011, the State Council announced the establishment of a new department, the State Internet Information Office (with the involvement of the State Council Information Office, the MITT, and the Ministry of Public Security). The primary role of this new agency is to facilitate the policy-making and legislative development in this field, to direct and coordinate with the relevant departments in connection with online content administration and to deal with cross-ministry regulatory matters in relation to the internet industry.

The Circular on Strengthening the Administration of Foreign Investment in and Operation of Value-added Telecommunications Business, issued by the MITT in July 2006, prohibits domestic telecommunication service providers from leasing, transferring or selling telecommunications business operating licenses to any foreign investor in any form, or providing any resources, sites or facilities to any foreign investor for their illegal operation of a telecommunications business in China. According to this circular, either the holder of a value-added telecommunication services operation permit or its shareholders must directly own the domain names and trademarks used by such license holders in their provision of value-added telecommunication services. The circular also requires each license holder to have the necessary facilities, including servers, for its approved business operations and to maintain such facilities in the regions covered by its license. If an ICP License holder fails to comply with the requirements and also fails to remedy such non-compliance within a specified period of time, the MITT or its local counterparts have the discretion to take administrative measures against such license holder, including revoking its ICP License.

The interpretation and application of existing PRC laws, regulations and policies and possible new laws, regulations or policies relating to the internet industry have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, internet businesses in China, including our business. We cannot assure you that we have obtained all the permits or licenses required for conducting our business in China or will be able to maintain our existing licenses or obtain new ones. If the PRC government considers that we were operating without the proper approvals, licenses or permits or promulgates new laws and regulations that require additional approvals or licenses or imposes additional restrictions on the operation of any part of our business, it has the power, among other things, to levy fines, confiscate our income, revoke our business licenses, and require us to discontinue our relevant business or impose restrictions on the affected portion of our business. Any of these actions by the PRC government may have a material adverse effect on our business and results of operations.

Increases in labor costs in the PRC may adversely affect our business and our profitability.

China’s economy has experienced increases in labor costs in recent years. China’s overall economy and the average wage in China are expected to continue to grow. The average wage level for our employees has also increased in recent years. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to our customers by increasing prices for our products or services, our profitability and results of operations may be materially and adversely affected.

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Table of Contents	As filed with the Securities and Exchange Commission on October 6, 2023.

In addition, we have been subject to stricter regulatory requirements in terms of entering into labor contracts with our employees and paying various statutory employee benefits, including pensions, housing fund, medical insurance, work-related injury insurance, unemployment insurance, and maternity insurance to designated government agencies for the benefit of our employees. Pursuant to the PRC Labor Contract Law, or the “Labor Contract Law,” that became effective in January 2008 and its amendments that became effective in July 2013 and its implementing rules that became effective in September 2008, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation, and unilaterally terminating labor contracts. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the Labor Contract Law and its implementation rules may limit our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations.

As the interpretation and implementation of labor-related laws and regulations are still evolving, we cannot assure you that our employment practice does not and will not violate labor-related laws and regulations in China, which may subject us to labor disputes or government investigations. If we are deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations could be materially and adversely affected.

Risks Related to the Offering and Our Ordinary Shares

The initial public offering price of our Ordinary Shares may not be indicative of the market price of our Ordinary Shares after this offering. In addition, an active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained, and our share price may be volatile.

Prior to the completion of this offering, our Ordinary Shares were not traded on any market. Any active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained after this offering. Active, liquid and orderly trading markets usually result in less price volatility and more efficiency in carrying out investors’ purchase and sale orders. The market price of our Ordinary Shares could vary significantly as a result of a number of factors, some of which are beyond our control. In the event of a drop in the market price of our Ordinary Shares, you could lose a substantial part or all of your investment in our Ordinary Shares. The initial public offering price will be determined by us, based on numerous factors and may not be indicative of the market price of our Ordinary Shares after this offering. Consequently, you may not be able to sell our Ordinary Shares at a price equal to or greater than the price paid by you in this offering.

The following factors could affect our share price:

• our operating and financial performance;

• quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and revenues;

• the public reaction to our press releases, our other public announcements and our filings with the SEC;

• strategic actions by our competitors;

• changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;

• speculation in the press or investment community;

• the failure of research analysts to cover our Ordinary Shares;

• sales of our Ordinary Shares by us or other shareholders, or the perception that such sales may occur;

• changes in accounting principles, policies, guidance, interpretations or standards;

• additions or departures of key management personnel;

• actions by our shareholders;

• domestic and international economic, legal and regulatory factors unrelated to our performance; and

• the realization of any risks described under this “Risk Factors” section.

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Table of Contents	As filed with the Securities and Exchange Commission on October 6, 2023.

The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Ordinary Shares. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in very substantial costs, diver our management’s attention and resources and harm our business, operating results and financial condition.

There may not be an active, liquid trading market for our Ordinary Shares.

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. An active trading market for our Ordinary Shares may not develop or be sustained following this offering. You may not be able to sell your shares at the market price, if at all, if trading in our shares is not active. The initial public offering price was determined by negotiations between us and our advisors based upon a number of factors. The initial public offering price may not be indicative of prices that will prevail in the trading market.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on a price appreciation of the Ordinary Shares for a return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the Ordinary Shares as a source for any future dividend income.

A sale or perceived sale of a substantial number of our Ordinary Shares may cause the price of our Ordinary Shares to decline.

If our shareholders sell substantial amounts of our Ordinary Shares in the public market, the market price of our Ordinary Shares could fall. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their shares and investors to short our Ordinary Shares. These sales also make it more difficult for us to sell equity-related securities in the future at a time and price that we deem reasonable or appropriate.

There can be no assurance that we will not be a passive foreign investment company (“PFIC”) for United States federal income tax purposes for any taxable year, which could subject United States holders of our Ordinary Shares to significant adverse United States federal income tax consequences.

A non-United States corporation will be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year if either (i) at least 75% of its gross income for such taxable year is passive income or (ii) at least 50% of the value of its assets (based on average of the quarterly values of the assets) during such year is attributable to assets that that produce or are held for the production of passive income. Based on the current and anticipated value of our assets and the composition of our income assets, we do not expect to be a PFIC for United States federal income tax purposes for our current taxable year ended December 31, 2021 or in the foreseeable future. However, the determination of whether or not we are a PFIC according to the PFIC rules is made on an annual basis and depend on the composition of our income and assets and the value of our assets from time to time. Therefore, changes in the composition of our income or assets or value of our assets may cause us to become a PFIC. The determination of the value of our assets (including goodwill not reflected on our balance sheet) may be based, in part, on the quarterly market value of Ordinary Shares, which is subject to change and may be volatile.

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The classification of certain of our income as active or passive, and certain of our assets as producing active or passive income, and hence whether we are or will become a PFIC, depends on the interpretation of certain United States Treasury Regulations as well as certain IRS guidance relating to the classification of assets as producing active or passive income. Such regulations guidance is potentially subject to different interpretations. If due to different interpretations of such regulations and guidance the percentage of our passive income or the percentage of our assets treated as producing passive income increases, we may be a PFIC in one of more taxable years.

If we are a PFIC for any taxable year during which a United States person holds Ordinary Shares, certain adverse United States federal income tax consequences could apply to such United States person.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

We are classified as an “emerging growth company” under the JOBS Act. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things, (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, (ii) comply with any new requirements adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (iii) provide certain disclosure regarding executive compensation required of larger public companies, or (iv) hold nonbinding advisory votes on executive compensation. We will remain an emerging growth company for up to five years, although we will lose that status sooner if we have more than $1.235 billion of revenues in a fiscal year, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.

To the extent that we rely on any of the exemptions available to emerging growth companies, you will receive less information about our executive compensation and internal control over financial reporting than issuers that are not emerging growth companies. If some investors find our Ordinary Shares to be less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Pursuant to Section 404 of the Sarbanes-Oxley Act, we will be required to file a report by our management on our internal control over financial reporting, including an attention report on internal control over financial reporting issued by our independent registered public accounting firm. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. The presence of material weakness in internal control over financial reporting could result in financial statement errors, which, in turn, could lead to error our financial reports and/or delays in our financial reporting, which could require us to restate our operating results. We might not identify one or more material weaknesses in our internal controls in connection with evaluating our compliance with Section 404 of the Sarbanes-Oxley Act. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting. We will need to expend significant resources and provide significant management oversight. Implementing any appropriate changes to our internal controls may require specific compliance training of our directors and employees, entail substantial costs in order to modify our existing accounting systems, take a significant period of time to complete and divert management’s attention from other business concerns. These changes may not, however, be effective in maintaining the adequacy of our internal control.

If we are unable to conclude that we have effective internal controls over financial reporting, investors may lose confidence in our operating results, the price of the Ordinary Shares could decline and we may be subject to litigation or regulatory enforcement actions. In addition, if we are unable to meet the requirements of Section 404 of the Sarbanes-Oxley Act, the Ordinary Shares may not be able to remain listed on the exchange.

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Table of Contents	As filed with the Securities and Exchange Commission on October 6, 2023.

As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, which may limit the information publicly available to our shareholders.

As a foreign private issuer, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and therefore there may be less publicly available information about us than if we were a U.S. domestic issuer. For example, we are not subject to the proxy rules in the United States and disclosure with respect to our annual general meetings will be governed by England requirements. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Ordinary Shares.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq listing standards that allow us to follow England law for certain governance matters. Certain corporate governance practices in the England may differ significantly from corporate governance listing standards as, except for general fiduciary duties and duties of care, England law has no corporate governance regime which prescribes specific corporate governance standards. Currently, we do not intend to rely on home country practice with respect to our corporate governance after we complete with this offering. However, if we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would have under corporate governance listing standards applicable to U.S. domestic issuers.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under England law.

We are an exempted company incorporated under the laws of the England. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act (Revised) of the England and the common law of the England. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under England law are to a large extent governed by the common law of the England. The common law of the England is derived in part from comparatively limited judicial precedent in the England as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the England. The rights of our shareholders and the fiduciary duties of our directors under England law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the England has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the England. In addition, England companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

We are an exempted company incorporated under the laws of the England. Shareholders of England exempted companies have no general rights under England law to inspect corporate records or to obtain copies of lists of shareholders of these companies. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the England, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

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As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a England company and substantially all of our assets are located outside of the United States. In addition, substantially all of our current directors and officers are nationals and/or residents of countries other than the United States. All or a substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the England may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of the company’s listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by the Public Company Accounting Oversight Board (“PCAOB”), an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our public offering will be relatively small, and our company’s insiders will hold a large portion of the company’s listed securities. Nasdaq might apply the additional and more stringent criteria for our initial and continued listing, which might cause delay or even denial of our listing application.

If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Capital Market, although we exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We will seek to have our securities approved for listing on the Nasdaq Capital Market upon consummation of this offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our securities are listed on the Nasdaq Capital Market, we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market.

In addition, following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

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Table of Contents	As filed with the Securities and Exchange Commission on October 6, 2023.

If the Nasdaq Capital Market does not list our securities or subsequently delists our securities from trading, we could face significant consequences, including:

●     limited availability for market quotations for our securities;

●     reduced liquidity with respect to our securities;

●     a determination that our Ordinary Share is a “penny stock,” which will require brokers trading in our Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Share;

●     limited amount of news and analyst coverage; and

●     a decreased ability to issue additional securities or obtain additional financing in the future.

The market price of our ordinary shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The public offering price for our ordinary shares will be determined through negotiations between the underwriters and us and may vary from the market price of our ordinary shares following our public offering. If you purchase our ordinary shares in our public offering, you may not be able to resell those shares at or above the public offering price. We cannot assure you that the public offering price of our ordinary shares, or the market price following our public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our public offering. The market price of our ordinary shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●     actual or anticipated fluctuations in our revenue and other operating results;

●     the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●     actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●     announcements by us or our competitors of significant services or features, technical innovations, acquisitions, strategic relationships, joint ventures, or capital commitments;

●     price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●     lawsuits threatened or filed against us; and

●     other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

●     In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. In the event that we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

We have broad discretion in the use of the net proceeds from our public offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our public offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our public offering in a manner that does not produce income or that loses value. As of the date of this Prospectus, Management has not determined the types of businesses that the Company will target or the terms of any potential acquisition.

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We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

Upon completion of this offering, we will become a public company in the United States. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, Sarbanes-Oxley and rules and regulations implemented by the SEC and the Nasdaq Capital Market require significantly heightened corporate governance practices for public companies. We expect that these rules and regulations will increase our legal, accounting and financial compliance costs and will make many corporate activities more time-consuming and costly.

We do not expect to incur materially greater costs as a result of becoming a public company than those incurred by similarly sized U.S. public companies. In the event that we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us and the market price of our ordinary shares could decline.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

Upon completion of this offering, we will be a publicly listed company in the United States. As a publicly listed company, we will be required to file annual reports with the Securities and Exchange Commission. In some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S.-listed public company, we will be governed by U.S. laws that our competitors, which are mostly private Chinese companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations.

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Table of Contents	As filed with the Securities and Exchange Commission on October 6, 2023.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements include statements about:

●	our future financial performance, including our expectations regarding our revenue, cost of revenue, operating expenses, including capital expenditures related to asset-intensive offerings, our ability to determine reserves and our ability to achieve and maintain future profitability;
●	our ability to develop and market new products;
●	the continued market acceptance of our products;
●	the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs;
●	our ability to manage operations-related risk;
●	our expectations and management of future growth;
●	our expectations concerning relationships with third parties;
●	the impact of COVID-19 on the Company;
●	our ability to maintain, protect and enhance our intellectual property;
●	our ability to successfully acquire and integrate companies and assets;
●	the increased expenses associated with being a public company；
●	exposure to product liability and defect claims;
●	protection of our intellectual property rights;
●	changes in the laws that affect our operations；
●	inflation and fluctuations in foreign currency exchange rates;
●	our ability to obtain all necessary government
●	certifications, approvals, and/or licenses to conduct our business;
●	continued development of a public trading market for our securities;
●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;
●	managing our growth effectively;
●	fluctuations in operating results;
●	dependence on our senior management and key employees; and
●	other factors set forth under “Risk Factors.”

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

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Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Moreover, the forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

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USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $                        million after deducting estimated underwriting discounts and commissions and the estimated offering expenses payable by us and based upon an assumed initial offering price of $6.80 per ordinary share (excluding any exercise of the underwriters’ over-allotment option).

A $                        increase (decrease) in the assumed initial public offering price of $6.80 per share would increase (decrease) the net proceeds to us from this offering by approximately $                        million, after deducting the estimated underwriting discounts and commissions and estimated aggregate offering expenses payable by us and assuming no change to the number of ordinary share offered by us as set forth on the cover page of this prospectus, provided, however, that in no case would we decrease the initial public offering price to less than $6.80 per share.

Description of Use	Estimated Amount of Net Proceeds (US $)	Percentage
Scientific research and development		20%
Personnel compensation		20%
Online and offline media promotion		10%
Conveying channel laying		25%
Business reception and negotiation		3.5%
Talent Team Building		9.5%
Other operating liquidity		11%
Total project input funds		100.00%

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have some flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not imminently used for the above purposes, we intend to invest in short-term, interest-bearing bank deposits or debt instruments.

The net proceeds from this offering must be remitted to China before we will be able to use the funds to grow our business. The procedure to remit funds may take several months after completion of this offering, and we will be unable to use the offering proceeds in China until remittance is completed. See “Risk Factors” for further information.

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Table of Contents	As filed with the Securities and Exchange Commission on October 6, 2023.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock, and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future.

We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business.

Any future determination to pay dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend upon, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

From time to time, we may also enter into other loan or credit agreements or similar borrowing arrangements that may further restrict our ability to declare or pay dividends on our common stock. Our board of directors will have sole discretion in making any future determination to pay dividends, subject to applicable laws, taking into account, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

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Table of Contents	As filed with the Securities and Exchange Commission on October 6, 2023.

CAPITALIZATION

The following table sets forth our capitalization as of Dec 31, 2022 as follows:

●	on an actual basis; and

●	on an adjusted basis to reflect the sale of ordinary shares in this offering, at an assumed initial public offering price of $6.80 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The adjustments reflected below are subject to change and are based upon available information and certain assumptions that we believe are reasonable. Total shareholders’ equity and total capitalization following the completion of this offering are subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this capitalization table in conjunction with “Use of Proceeds,” “Summary Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

As of December 31, 2022
	Actual	Pro Forma As Adjusted
Shareholder’s Equity:
Ordinary shares, US$0.0001 par value per share
Statutory reserves
Additional paid-in capital
Retained earnings
Accumulated other comprehensive loss
Total shareholders’ equity
Total capitalization

(1)	Gives effect to the sale of Ordinary Shares in this offering at an assumed initial public offering price of $ per share and reflects the application of the proceeds after deducting the underwriting discounts, non-accountable expense allowance and our estimated offering expenses.

(2)       Pro forma adjusted additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting discounts and non-accountable expense allowance, and other expenses. We expect to receive net proceeds of approximately $                       ($                       offering, less underwriting discounts of $                      , non-accountable expense allowance of $                      , accountable expenses of $                       and offering expenses of $                      ).

Each $1.00 increase (decrease) in the assumed initial public offering price of $ per Ordinary Share would increase (decrease) the pro forma as adjusted amount of total capitalization by $                       million, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. An increase (decrease) of one million in the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of total capitalization by $                       million, assuming no change in the assumed initial public offering price per Ordinary Share as set forth on the cover page of this prospectus.

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DILUTION

If you invest in our Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public offering price per Ordinary Share and the pro forma net tangible book value per Ordinary Share after the offering. Dilution results from the fact that the offering price per Ordinary Share is substantially in excess of the book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares. Our net tangible book value attributable to shareholders on December 31, 2022 was $                       or approximately $                       per Ordinary Share. Net tangible book value per Ordinary Share as of December 31, 2022 represents the amount of total assets less intangible assets and total liabilities, divided by the number of Ordinary Shares outstanding.

Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after December 31, 2022, will be $                       or approximately $                       per Ordinary Share. This would result in dilution to investors in this offering of approximately $                       per Ordinary Share or approximately                       % from the assumed offering price of $                       per Ordinary Share. Net tangible book value per Ordinary Share would increase to the benefit of present shareholders by $                       per share attributable to the purchase of the Ordinary Shares by investors in this offering.

The following table sets forth the estimated net tangible book value per Ordinary Share after the offering and the dilution to persons purchasing Ordinary Shares based on the foregoing firm commitment offering assumptions. The number of our Ordinary Shares had been adjusted retrospectively to reflect the increasing of share capital. See “Description of Share Capital” for more details.

Offering
Assumed public offering price per share
Net tangible book value per share as of December 31, 2022
Increase in pro forma net tangible book value per share attributable to price paid by new investors
Pro forma net tangible book value per share after this offering
Dilution in pro forma net tangible book value per share to new investors in this offering

The following table sets forth, on an as adjusted basis as of December 30, 2022, the difference between the number of common stock purchased from us, the total cash consideration paid, and the average price per share paid by our existing shareholders and by new public investors before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, using an assumed public offering price of $6.80 per share:

	Shares Purchased		Total Cash Consideration
	Number	Percent	Amount	Percent
Existing shareholders
New investors from public offering
Total

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CORPORATE HISTORY AND STRUCTURE

Corporate History

DA AI ZHI SHUI INTERNATIONAL HOLDING GROUP LTD was established in July 2022 in Shenzhen, the frontier city of China, under the joint preparation of many elites from all walks of life who love selenium-rich health industry. As a new company, we have a lot of experience in the industry. Mr. Muhua Zheng, the president of the company, has been engaged in business management and operation for more than 30 years, with rich experience in business operation, and also devoted to the scientific and technological research and development and marketing of selenium-rich mineral water for more than 10 years; Ms. Lingwei Tang, the financial director, has been engaged in management and financial work for many years, with rich experience in the industry and held several important positions in related industries. Yihao Zheng is deeply involved in marketing management and sales industry, with rich experience in market development and sales channel network.

After the establishment of the company, it always takes the implementation and popularization of The State Council of the People's Republic of China on the guiding policy of selenium supplementation for all people and the strategy of healthy China as the purpose, and constantly improves the company's forward-looking product development ability and brand promotion and marketing ability. After 5 years of research and development and technical precipitation, Shenzhen AI MING YANG has created the first SMLST rock layer blending laminated sintering patented material and ISCRT ionic selenium controlled release patented technology, and applied the technology results to the high end drinking water, wine, tea, agricultural and sideline products and other major health fields, creating a domestic selenium supplementation for all people. One-stop service platform. Among them, DA AI ZHI SHUI technology's three series of patented products "selenium-rich spring water tank", "special selenium-rich water treatment equipment for water plants" and "Quan Paozhi intelligent selenium-rich water machine".

DA AI ZHI SHUI INTERNATIONAL HOLDING GROUP LTD, a British company established on February 14th, 2023, is the issuer of the ordinary shares provided in this prospectus. Prior to this issuance and transaction (see the definition below), all our business operations were conducted through DA AI ZHI SHUI INTERNATIONAL HOLDING GROUP LTD. The original equity owners were Lingwei Tang and Yihao Zheng. We will complete the transaction before completing this issuance, excluding this issuance.

transaction

Prior to the transaction, we expect that there will initially be two holders of common stock of DA AI ZHI SHUI INTERNATIONAL HOLDING GROUP LTD. We will complete the following organizational transactions related to this offering:

We will modify and restate the existing limited liability company agreement of DA AI ZHI SHUI INTERNATIONAL HOLDING GROUP LTD, which will come into force before the completion of this offering. Invest all existing ownership interests of DA AI ZHI SHUI INTERNATIONAL HOLDING GROUP LTD. into a certain number of LTD interests.

Compliance with Foreign Investment

We have been advised that pursuant to the relevant laws and regulations in PRC, none of our business is on the 2020 Negative List promulgated by the MOFCOM and NDRC. Therefore, if we can conduct our business through our wholly owned PRC Subsidiaries without being subject to restrictions imposed by the foreign investment laws and regulations of the PRC.

Corporate Structure

The following chart illustrates our corporate structure, including our subsidiaries, as of the date of this prospectus. The percentages shown on the following chart represent percentages of equity ownership:

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MANAGEMENT'S DIAGNOSIS AND ANALYSIS OF FINANCIAL CONDITIONS AND CONSEQUENCES OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. See "Disclosure Regarding Forward-Looking Statements" for a discussion of the uncertainties, risks and uncertainties. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements. materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under "Risk Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

Our Company

DA AI ZHI SHUI INTERNATIONAL HOLDING GROUP LTD is a new technology-based enterprise focusing on the dissemination of selenium-rich health concept and the research and development, sales and promotion of selenium-rich products. "selenium-rich water tank", "water plant special selenium-rich water treatment equipment", "Spring Water Dispenser intelligent selenium-rich water machine" as the representative of the "DA AI ZHI SHUI"series of products, to provide the public with a multi-scene selenium supplementation platform, to help achieve the great vision of universal selenium supplementation.

Our History and Development

DA AI ZHI SHUI INTERNATIONAL HOLDING GROUP LTD was established in July 2022 in Shenzhen, the frontier city of China, under the joint preparation of many elites from all walks of life who love selenium-rich health industry. As a new company, we have a lot of experience in the industry. Mr. Muhua Zheng, the president of the company, has been engaged in business management and operation for more than 30 years, with rich experience in business operation, and also devoted to the scientific and technological research and development and marketing of selenium-rich mineral water for more than 10 years; Ms. Lingwei Tang, the financial director, has been engaged in management and financial work for many years, with rich experience in the industry and held several important positions in related industries. Yihao Zheng is deeply involved in marketing management and sales industry, with rich experience in market development and sales channel network.

After the establishment of the company, it always takes the implementation and popularization of The State Council of the People's Republic of China on the guiding policy of selenium supplementation for all people and the strategy of healthy China as the purpose, and constantly improves the company's forward-looking product development ability and brand promotion and marketing ability. After 5 years of research and development and technical precipitation, Shenzhen AI MING YANG has created the first SMLST rock layer blending laminated sintering patented material and ISCRT ionic selenium controlled release patented technology, and applied the technology results to the high end drinking water, wine, tea, agricultural and sideline products and other major health fields, creating a domestic selenium supplementation for all people. One-stop service platform. Among them, DA AI ZHI SHUI technology's three series of patented products "selenium-rich spring water tank", "special selenium-rich water treatment equipment for water plants" and "Quan Paozhi intelligent selenium-rich water machine".

Our Products and Service

I. Our products

Selenium-rich spring water tank. The product was developed in 2011 in cooperation with Tsinghua University's Academy of Life Sciences, led by Professor Chen Guoqiang of Tsinghua University's Academy of Life Sciences. The "selenium-rich spring water tank" uses the principle of bionic geology, creates the geological conditions for the formation of natural spring water, and combines the rock layer blending lamination sintering technology to release selenium, strontium, metasilicicic acid and other high-quality trace elements into the water, thus reducing it to high-quality selenium-rich mineral water.

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The product has experienced more than ten years of market precipitation, has been widely recognized by the market and the majority of users trust, in line with the World Health Organization on the "good health water" 3 major standards and 7 conditions, through the Chinese Center for Disease Control and Prevention, the State Ministry of Health identified environmental and health-related products safety and health safety involving drinking water It has passed the testing certification of the Chinese Center for Disease Control and Prevention and the State Ministry of Health's Environmental and Health-related Products Safety Institute and the Product Inspection Agency for Health Safety of Drinking Water. At the same time, "selenium-rich spring water tank" has also won the "2017 Beijing Summer Palace national gift products", "2018 International Biopolymer Conference only designated water", "2019 China's high-quality development". The "2019 China High Quality Development Science and Technology Innovation Demonstration Unit", the 16th China Scientists Forum special recommendation gravel giant health products and other honors.

Selenium-rich water treatment equipment for water plants. On the basis of producing the original packaged drinking water in line with the national standard, the selenium-rich water treatment equipment can produce selenium-rich bottled water against the standard "real selenium water", which can help the water plant to get rid of the geographical location, water reserves, water trace elements content and other influencing factors to produce higher-end packaged drinking water and improve product profits.

The intelligent selenium-rich spring water machine of "Quan Paw". It can be applied to restaurants, airports, schools, governments, enterprises and institutions and other scenarios.

II. Our services

(1) product production and customization services; (2) product storage and logistics services; (3) product after-sales service: (4) health consulting services; (5) water quality testing services.

Major Factors Affecting Our Results of Operations

I. Management risk of excessive growth in the scale of operations in overseas markets

As an enterprise enters overseas markets, its operation and management risks will increase, such as rapid expansion of scale, rapid growth in the number of personnel, inadequate adaptation of the management model and other company operation and management risks. For one, excessive changes in market scale expansion may lead to the company's inability to adapt to the new market environment in a timely manner, and if we fail to adjust its management model in a timely manner, it may lead to the hindrance of the company's development in overseas markets. Secondly, the rapid growth of enterprise staff composition and number of personnel is also a management risk of excessive growth in the scale of overseas market operations, while the training and guidance of new employees overseas will also require a lot of time and resources. Third, if we fail to manage its rapidly growing organizational personnel and market resources in a reasonable and scientific manner, it may further lead to a certain degree of adverse impact on the financial performance of the enterprise.

II. The target industry legal norms and policies are lacking as well as changing too fast

Currently, we are strategically targeting the Beverage industry in China's High-end drinking water field and the Home furnishing sales industry in the drinking water field, and these target industries may face the problem of rapid changes in relevant laws and regulations. The general laws, regulations and policy documents issued by the Chinese government to manage the Beverage industry and Home furnishing sales industry are characterized by rapid update of regulations. Due to the rapid changes in the market and technology, policies need to be updated and adjusted constantly to meet the changes in the market and new technological developments. However, frequent policy updates also bring a certain degree of uncertainty and ambiguity, making it difficult to predict what the policy and regulatory environment will look like in the future. These circumstances all contribute to the ambiguity and uncertainty of the legal regulatory environment currently faced by our target industries, and therefore carry the risk of impairing our business and operational capabilities to a certain extent, which in turn affects our results.

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III. The risk of slowing down the growth rate due to less than expected consumption upgrade

In the High-end drinking water field, price increases driven by product mix upgrades have become an important driver of expansion in the bottled water industry due to rising consumer demand for product quality and health. However, the release of consumer dynamics in the consumer economy has slowed down in recent years and it is expected that the pace of consumer upgrading may slow down in the future, which may have an impact on the growth rate of corporate revenue. Therefore, the Company's business strategy in the High-end drinking water field will need to be tailored to accommodate a slower than expected pace of future consumption upgrades.

Our Research and Development

In order to implement and popularize the guiding policy of The State Council of the People's Republic of China on selenium supplementation for all people, AI MING YANG company, together with the national key research academician team, after 5 years of dedicated research and technical precipitation, has created the first SMLST rock layer blending laminated sintered patented material and ISCRT ionic state selenium The patented technology of controlled release. And the technical achievements are applied to High-end drinking water, wine, tea, agricultural and sideline products and other health fields to create a one-stop service platform for selenium supplementation for all people in China.

In 2011, we cooperated with Tsinghua University Academy of Life Sciences, led by Professor Chen Guoqiang of Tsinghua University Academy of Life Sciences to develop "selenium-rich spring water tank", using the principle of bionic geology, creating natural geological conditions for the formation of spring water, combined with the rock layer blending laminated sintering technology to release selenium, strontium, metasilicicic acid and other high-quality trace elements into the water, thereby reducing the water to high-quality selenium-rich mineral water. Thus, the water is reduced to high quality selenium-rich mineral water.

Regulatory Environment

As our primary market focus at this stage of development is on the domestic market in China, our analysis of the regulatory environment is limited to the specific environment of the domestic market in China. Currently, our core business areas are mainly in the Beverage industry and Home furnishing sales industry. At this stage, the legal and policy environment in China is relatively strict for both the Beverage industry and Home furnishing sales industry, as follows.

The characteristics of the beverage industry's regulatory policy environment include: First, there are currently three main government regulatory departments of the Beverage industry in the Chinese government, namely The State Council of the People's Republic of ChinaThe Food Safety Commission of the State Council, State Administration of Market Regulation, National Health Commission of the PRC, forming a strict regulatory system; second, the current Chinese government has not only issued laws and regulations specifically for the Drinking water industry for the regulation of laws and regulations, policies, and the corresponding national standards.

The characteristics of the regulatory policy environment of the home furnishing sales industry include: First, at present, there are two main government regulatory departments of the Beverage industry in the Chinese government, namely State Administration of Market Regulation and National Standardization Administration Committee. The standards of regulation are constantly refined and improved; secondly, although the Chinese government has not issued laws, regulations and policies specifically for the regulation of the home furnishing sales industry, the standard audit system for household products has been formed and constantly improved.

In summary, the current government regulatory environment we face can be divided into two main segments, i.e., government regulators and government regulatory systems, as follows.

I. The situation of government regulatory authorities

(1) National regulatory authority

i. State Administration of Market Regulation

State Administration of Market Regulation, is China's national market regulator, the department was established in accordance with the "State Administration of Market Regulation Functional Configuration, Internal Structure and Staffing Regulations", is The State Council of the People's Republic of China directly under the institution, for the Provincially-Ministerial level.

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The main responsibilities of the department include: responsible for the comprehensive supervision and management of the market; responsible for the unified registration of market entities; responsible for organizing and guiding the comprehensive enforcement of market supervision; responsible for the unified enforcement of anti-monopoly; responsible for the supervision and management of market order; responsible for macro quality management; responsible for the supervision and management of product quality and safety; responsible for the supervision and management of special equipment safety; responsible for the comprehensive coordination of food safety supervision and management; responsible for food safety supervision and management; responsible for unified management of metrology; responsible for unified management of standardization; responsible for unified management of inspection and testing; responsible for unified management, supervision and comprehensive coordination of national certification and accreditation work; responsible for market supervision and management of science and technology and information technology construction, public information, international exchange and cooperation; management of the State Drug Administration, China National Intellectual Property Administration (CNIPA), etc.

ii. Standardization Administration of the People's Republic of China

Standardization Administration of the People's Republic of China is an organization under The State Council of the People's Republic of China.

The main responsibilities of the department include: in the name of the State Standardization Administration Committee, issuing national standard plans, approving the release of national standards, considering and issuing important documents such as standardization policies, management systems, plans and announcements; carrying out mandatory national standards for external notification; coordinating, guiding and supervising the work of industry, local, group and enterprise standards; representing the country in the International Organization for Standardization, the International Electrotechnical Commission and The State Council of the People's Republic of China is responsible for the day-to-day work of the standardization coordination mechanism.

iii. National Health Commission of the PRC

The National Health Commission of the PRC is a component of the State Council of the People's Republic of China.

The main responsibilities of the department include: organizing the formulation of national health policies; coordinating the promotion of deepening the reform of the medical and health system, studying and proposing major guidelines, policies and measures for deepening the reform of the medical and health system; formulating and organizing the implementation of disease prevention and control planning, national immunization planning and intervention measures for public health problems that seriously endanger people's health, formulating catalogs for quarantine infectious diseases and monitoring infectious diseases; organizing the formulation and coordinate the implementation of policy measures to deal with the aging population, responsible for promoting the construction of health service systems for the elderly and the integration of medical care; organize the development of national drug policy and the national basic drug system; responsible for the supervision and management of occupational health, radiation health, environmental health, school health, public health, drinking water sanitation and other public health within the scope of responsibility, responsible for the supervision of infectious disease prevention and control, and improve the comprehensive supervision of health and health System; develop medical institutions, medical services industry management methods and supervise the implementation, the establishment of medical services evaluation and supervision and management system.

iv. The State Council of the People's Republic of ChinaThe Food Safety Commission of the State Council (The Food Safety Commission of the State Council) The main responsibilities are to analyze the food safety situation, study and deploy, coordinate and guide food safety work; propose major policies and measures for food safety supervision; and supervise the implementation of food safety supervision responsibilities.

(2) Local regulatory authorities

Local regulatory authorities in China mainly refer to the Market Supervision Administration of each province and city in China. Take Guangdong Province Administration for Industry and Commerce as an example, the department was established according to the "Decision of the CPC Central Committee on Deepening Institutional Reform of the Party and State" and the "Guangdong Provincial Institutional Reform Program", and is an agency directly under the provincial government at the Bureau-Director level.

The main responsibilities of the department are: responsible for the comprehensive supervision and management of the market and intellectual property management; responsible for the unified registration of market entities; responsible for organizing and guiding the comprehensive enforcement of market supervision and intellectual property rights; responsible for the supervision and management of market order; responsible for the unified enforcement of anti-monopoly; responsible for the unified management of standardization; responsible for promoting the use of intellectual property rights; responsible for the protection of intellectual property rights; responsible for macro quality management; responsible for supervision and management of product quality and safety; responsible for the comprehensive coordination of food safety supervision and management; responsible for food safety supervision and management; responsible for the supervision and management of special equipment safety; responsible for the unified management of metrology; responsible for the unified management of certification and accreditation and inspection and testing work; responsible for market supervision and management, science and technology and information construction in the field of intellectual property, press and publicity, communication and cooperation; management of the Provincial Drug Administration and the Provincial Intellectual Property Protection Center ; complete the provincial party committee, the provincial government and the State Administration of Market Supervision, China National Intellectual Property Administration (CNIPA) assigned other tasks.

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II. The policy and legal regulatory environment

The current regulatory system we are facing can be mainly divided into five levels: national laws, judicial interpretations, The State Council of the People's Republic of China administrative regulations and other normative documents, local regulations at the provincial level, and industry standards. First, national laws: mainly the Advertising Law of the People's Republic of China, the Law of the People's Republic of China on the Protection of Consumer Rights and Interests, the Law of the People's Republic of China on the Prevention and Control of Infectious Diseases, the Water Law of the People's Republic of China, the Law of the People's Republic of China on the Prevention and Control of Water Pollution, and other general legal norms that are applied throughout China; second, judicial interpretations: mainly the Supreme People's Court on the Application of& lt;Interpretation of the People's Republic of China Anti-Unfair Competition Law> and other newly issued judicial interpretations; third, The State Council of the People's Republic of China administrative regulations and other normative documents: including the Regulations on Urban Water Supply, the Measures for the Supervision and Administration of Drinking Water Sanitation, The State Council of the People's Republic of China State Council of the People's Republic of China on the issuance of the "Fourteenth Five-Year Plan" for the modernization of market supervision and other administrative regulations or policy documents; fourth, local regulations at the provincial level: including the introduction of various provinces, the provinces as the applicable region of Fourth, local regulations at the provincial level: including local regulations issued by each province, with each province as the applicable region, such as the Guangdong Market Supervision Regulations. Fifth, industry standards: mainly the "drinking water sanitation standards" (GB 5749), secondary water supply facilities health code (GB 17051), surface water environmental quality standards (GB 3838), drinking water chemical treatment agent health and safety evaluation standards (GB 17218), drinking water transmission and distribution equipment and protective materials safety evaluation standards (GB 17219), etc..

Production Capacity

As a company providing high-end water purification products in the high-end drinking water field, we have a full chain of supply chain system in the upstream, midstream and downstream of the industry chain. Firstly, in the upstream, our company holds a series of core technologies and patents for high-end water purification products. Ltd., which provides us with high quality ceramic outer cylinder; AI MING YANG Ceramic Culture Communication Co. Third, in the downstream link, the bottled water provided by Shenzhen Kangsiyuan Beverage Co., Ltd. with which we cooperate is trusted by consumers; our outer packaging boxes, color boxes and other materials are produced by Chaozhou Yuanda Paper Products Factory; hardware handles for our company's product production are provided by Dongguan Wuchang Metal Products Co. casserole. In this whole chain of the whole system of the industrial chain, we have established a strong partnership with these suppliers, while we continue to research, develop and innovate based on our own mastery of upstream core technology in order to continuously improve product quality and upgrade customer experience.

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Business

Our Mission

Let the power of science and technology make the water back to the basics, with natural natural work to form a healthy selenium spring.

Overview

I. Basic information of the company

Chinese Name.	大爱之水国际控股投资集团有限公司
English Name.	DA AI ZHI SHUI INTERNATIONAL HOLDING GROUP LTD
Business scope.	The general business items are: leasing services (excluding licensing type leasing services); tea set sales; Internet sales (except sales of goods requiring licensing); health consulting services (excluding medical treatment services); information consulting services (excluding licensing type information consulting services); sales of daily-use ceramic products; sales of household goods; technical services, technology development, technology consulting, technology exchange, technology transfer, technology promotion; housing Leasing; engineering and technology research and experimental development; water environment pollution prevention and control services. (In addition to the items subject to approval by law, with the business license to carry out business activities independently according to law), the permitted business items are: alcohol business; food sales; food Internet sales (only the sale of pre-packaged food); import and export of goods; technology import and export. (Projects subject to approval in accordance with the law, approved by the relevant departments before operating activities, specific business projects to the relevant department approval documents or license documents shall prevail)

II. Introduction to the main business

Our company is deeply engaged in the domestic and foreign High-end drinking water field, dedicated to Beverage industry and Home furnishing sales industry in the field of drinking water. s Republic of China on selenium supplementation for all people and to build a one-stop service platform for selenium supplementation for all people in China.

Our company has been devoted to the research and development of new water purification materials for many years, focusing on the development and application of "SMLST" material in the commercial field of high end drinking water and in a wide range of health products. In order to implement and popularize the State Council of the People's Republic of China's guiding policy on selenium supplementation for all people, our company, together with the national key research academician team, after 5 years of dedicated research and technical precipitation, created the first SMLST rock layer blended laminated sintered patented material and ISCRT ionic selenium controlled release patented technology. And the technical achievements are applied to High-end drinking water, wine, tea, agricultural and sideline products and other livelihood health fields to create a one-stop service platform for selenium supplementation for all people in China.

Our Competitive Strengths

I. Award-winning brand and excellent product reputation

The products developed and launched by our company in the high end drinking water field have been widely recognized by the market and trusted by the users after more than ten years of market precipitation, and have won many brand honors and recognition from many professional authorities. The details are as follows.

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Our brand products have won many awards and enjoy an outstanding reputation in the high end drinking water field, the business community, the technology community and the industry. In December 2015, our technology products were recognized as "China Environmental Protection and Energy Saving Products" by China Enterprise Quality Certification Center and China Small and Medium Enterprises Famous Brand Cultivation Committee, and were awarded the "China Science and Technology Innovation Key Promotion Brand". We have been awarded the honorary title of "China Science and Technology Innovation Key Promotion Brand" and issued with relevant honorary certificates. In April 2017, our high quality products were selected as "National Gift Products" by the Summer Palace Administration in Beijing, and were awarded the honorary certificate. In 2018, our drinking water products were awarded the honorary title of "the only designated water for the 2018 International Biopolymer Conference". In September 2019, our company was awarded the honorary title of "2019 China High Quality Development Science and Technology Innovation Demonstration Unit" by the organizer of the 16th China Scientists Forum, and our technology products were also awarded "Special Recommendation of the 16th China Scientists Forum" at the forum. The gravel health products".

II. Master the core technology, product quality is excellent

After years of research and development and market practice, we have mastered the core technology of High-end drinking water field, and our products have passed the strict testing and certification by many authoritative institutions, thus making our products of excellent quality and trusted by customers and consumers.

In terms of core science and technology research and development, our achievements are as follows. First, our company gathered a team of national key research academicians, after five years of dedicated research and technological precipitation, we pioneered the patented material of SMLST rock layer blending laminated sintering and ISCRT ionic state selenium controlled release patented technology. With this breakthrough achievement, we have successfully applied this technology in the field of high end drinking water, wine, tea, agricultural and sideline products, etc., which provides a powerful support to build a one-stop service platform for selenium supplementation for all people in China. Secondly, in 2011, our company cooperated with the Academy of Life Sciences of Tsinghua University, and Professor Chen Guoqiang led the research and development of "selenium-rich spring water tank", which uses the principle of bionic geology to create the geological conditions for the formation of natural spring water, and combines the rock layer blending lamination sintering technology to release selenium, strontium, metasilicicic acid and other high-quality trace elements into the water, thus restoring high-quality selenium-rich water. The result is a high quality selenium-rich mineral water. The launch of this achievement marks a new level of our technology in the field of High-end drinking water.

In terms of product quality, our products have undergone multiple strict tests and certifications, and the quality of our products has strong reliability and guarantee. Firstly, our products have been certified by many authoritative institutions, including the China Center for Disease Control and Prevention, the Institute of Environmental and Health-related Product Safety recognized by the Ministry of Health, and product testing agencies involved in drinking water hygiene and safety. Secondly, our drinking water products meet the "3 criteria" and "7 conditions" defined by the World Health Organization for "good and healthy water". Third, our drinking water products have passed the European SGS water quality testing standards, which further proves that our products have gained quality recognition in the international drinking water market. Fourthly, we have obtained the approval of Guangdong Province for the health permit of products involving drinking water hygiene and safety. All of the above product quality tests and certifications fully prove the safety, reliability and excellent quality of our products, and ensure that our customers and consumers can use our products with greater confidence.

III. Lock the high-end market demand, industry chain supply chain is ready

At the current development stage, we have locked our main product market at the level of China's domestic High-end drinking water market. After our multiple research on the market condition of China's domestic High-end drinking water field and deep analysis of market demand, we predict that China's domestic High-end drinking water market is characterized by rapid market development and huge room for industry development. The specific situation is as follows. First, China's domestic High-end drinking water market is developing rapidly. China's bottled water market consists of different types of mineral water, mineral water and pure water. In recent years, the development of China's High-end drinking water market has been strongly promoted in many aspects due to factors such as the rapid growth of China's economy, rapid urbanization and the significant increase in disposable income of residents and the change in lifestyle consumption habits. Secondly, there is still huge room for the development of domestic demand for High-end drinking water products in China. Despite the rapid development of China's bottled water market, China's per capita consumption of bottled water is far lower than that of developed countries. In 2010, China's annual per capita expenditure on bottled water was about US$5.7, compared with US$120.6, US$153.7 and US$23.8 in the United States, Germany and the global average for the same period. This indicates that the market demand for High-end drinking water in China has great room for development and exploration.

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As a company providing high-end water purification products in the high-end drinking water field, we have a full chain of supply chain system in the upstream, midstream and downstream of the industry chain. Firstly, in the upstream, our company holds a series of core technologies and patents for high-end water purification products. Ltd., which provides us with high quality ceramic outer cylinder; AI MING YANG Ceramic Culture Communication Co. Third, in the downstream link, the bottled water provided by Shenzhen Kangsiyuan Beverage Co., Ltd. with whom we cooperate is trusted by consumers; our outer packaging boxes, color boxes and other materials are produced by Chaozhou Yuanda Paper Products Factory; hardware handles for our company's product production are provided by Dongguan Wuchang Metal Products Co. casserole. In this whole chain of the whole system of the industrial chain, we have established a strong partnership with these suppliers, while we continue to research, develop and innovate based on our own mastery of upstream core technology in order to continuously improve product quality and upgrade customer experience.

Our Opportunities

I. The industry has entered a period of unprecedented development opportunities

In the current development stage, the industry and market of High-end drinking water field will usher in a period of unprecedented development opportunities, including policy development opportunities and market opportunities brought about by the release of consumer vitality in the post-epidemic era.

In terms of policy development opportunities, the "National Selenium Supplementation Project" and "Healthy China Strategy" carried out by the Chinese government are two major national policies that will bring huge policy opportunities for the industry and market of High-end drinking water field in China. These two policies are of great importance in China. These two policies are of great strategic significance in China, aiming to improve people's health and lifestyle through a prevention-oriented approach. First, the launch of the "National Selenium Supplementation Project". Under the realistic background that many human diseases are directly related to selenium deficiency, on January 18, 2005, the National Working Conference on "Prevention and Treatment of Diseases, Quantitative Selenium Supplementation" initiated by Chinese Academy of Agricultural Sciences and supported by China High-tech Industrialization Committee and National Torch Program was held in the Great Hall of the People, announcing the official launch of the National Selenium Supplementation Project. Secondly, the "Health China Strategy" will be implemented. On October 18, 2017, General Secretary Xi Jinping pointed out in the report of the 19th National Congress that "the implementation of the health China strategy", "the comprehensive abolition of medicine for medical care, adhere to prevention-oriented , carry out in-depth patriotic health campaigns, advocate a healthy and civilized lifestyle, and prevent and control major diseases," and "implement a food safety strategy so that people can eat with confidence"; on July 15, 2019, The State Council of the People's Republic of China General Office issued the "Health China Action Organization, Implementation and Assessment Program", proposing the establishment of the Health China Action Promotion Committee; on July 2, 2021, the Tsinghua University Health China Research Institute was established. These policies have an important role in promoting the industry and market of High-end drinking water field in China. For example, in the context of the full abolition of drug-based medical care, consumer demand for healthy products and drinking water will become more robust, thus the High-end drinking water field in China will see huge development opportunities. In addition, with the establishment of Tsinghua University's Health China Research Institute, the Chinese government's emphasis on health will also bring new policy opportunities for the High-end drinking water field. To sum up, these two policies will drive the rapid development of the industry and market of High-end drinking water field in China, injecting new vitality and development opportunities for the industry.

In terms of market opportunities, with the advent of the post-epidemic era, consumer dynamics will be continuously released and bring new momentum to the market. the outbreak of the new crown epidemic in early 2020 forced China to implement strict epidemic prevention and control policies, which had a negative impact on the consumer market and led to a decline in market demand and consumer enthusiasm. However, as China begins to gradually adopt a more lenient epidemic prevention and control policy at the end of 2022, market demand will gradually be liberated and the consumer market will officially enter a recovery period with a gradual market recovery boom. Therefore, it is foreseeable that China's domestic consumer market will see explosive growth in the coming period. To cope with this important development opportunity period, the Company is accelerating the strategic layout of High-end drinking water industry and market. We will break the restrictions of online and offline conventional sales channels and create a one-stop service platform for selenium supplementation for all in the domestic High-end drinking water field by making full use of new media business operation and marketing tools. At the same time, we will also make full use of various market resources under our platform to expand the influence and radiation range of the platform. We will continue to enhance the platform's ability to dock and meet diversified consumer demands, build an "engine" system to continuously build blood for the platform, and provide continuous power for the stable operation of the platform.

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II. The market demand is huge and continues to grow

In the Chinese market, the industry and market demand of High-end drinking water field is relatively large. According to the national drinking water source survey, 24% of China's population is currently drinking water of poor quality, and about 70% of the population is drinking water that has been contaminated twice. About 700 million people are drinking water with excessive E. coli bacteria, about 170 million people are drinking water seriously contaminated by various harmful chemicals, and 35 million people are drinking water with excessive nitrates. And the tap water Chinese medicine residue and NDMA (nitrosodimethylamine) such chemical pollution, the general household water purifier simply can not help. And high-end large water purification equipment is "good and bad all eat", the water harmful and beneficial elements are filtered out, just like chemotherapy in general, in killing cancer cells at the same time, the body a large number of good cells also killed. Resulting in water becomes "acid", "soft", also not good for health. Therefore, the consumer demand for safe, hygienic and healthy High-end drinking water is getting stronger and stronger, which means that China's High-end drinking water market has a huge potential for market demand growth.

China's High-end drinking water market is growing rapidly and there is huge room for development. China's bottled water market consists of different types of mineral water, mineral water and pure water. In recent years, with the rapid growth of China's economy, rapid urbanization as well as the significant increase in disposable income and change in lifestyle consumption habits, the High-end drinking water market in China has seen an increase in positive factors for high-quality and high-speed development. Despite the rapid development of China's bottled water market, the per capita consumption of bottled water in China is much lower than that of developed countries. 2010, the annual per capita expenditure on bottled water in China was approximately US$5.7, compared to the US, Germany and global averages of US$120.6, US$153.7 and US$23.8 for the same period. All of these show that the High-end drinking water market in China has a lot of room for development and momentum.

III. Mastering core technology, main core competitive products

The core technology that our company possesses has many advantages. Firstly, the ionic selenium contained in the drinking water produced by this technology is completely dissolved in the water and can be easily absorbed and utilized by the human body. Secondly, the cost of this technology is very low, which simulates the natural purification process of mountain springs, purifies through natural gravel giant materials, dissipates harmful substances, and at the same time precipitates a variety of beneficial mineral elements, such as selenium, zinc, calcium, magnesium, potassium, strontium, metasilicicic acid, etc. The cost is only one tenth or even lower than other ways of selenium supplementation. Finally, the technology is very convenient to use, it does not need to change people's original living habits, nor does it need to take health care products or drugs like regular rationing, just drink water normally and you can easily replenish the selenium required by your body.

Our company is mainly engaged in competitive products which are forward-looking and closely related to the market demand. The main products include selenium-rich water tank, selenium-rich water treatment equipment for water plants and "Quan Pao Cai" intelligent selenium-rich water machine. These three series of products cover the water industry market and bring long-term earnings growth for the company.

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Our Weaknesses

I. Management risk of excessive growth in the scale of operations in overseas markets

As an enterprise enters overseas markets, its operation and management risks will increase, such as the rapid expansion of scale, rapid growth in the number of personnel, inadequate adaptation of management models, and other company operation and management risks. For one, excessive changes in market scale expansion may result in the company's inability to adapt to the new market environment in a timely manner. As a company that has been deeply engaged in the domestic market in China for many years, we are accustomed to the business model and rules of the domestic market, but after entering the overseas market, facing different cultural, legal, political and economic environment, we need to re-examine its business strategy and management model to adapt to the new market environment. If we fail to adjust its business management model in time, it may lead to the development of enterprises in overseas markets being hindered. Second, the rapid growth in the composition and number of personnel is also a management risk for the rapid growth in the scale of operations in overseas markets. As we expand in overseas markets, we need to add more human resources to support business growth. However, our management teams in overseas businesses may not have sufficient experience to handle such growth in scale, which may lead to conflicts and cooperation problems within the team. In addition, the training and orientation of new employees overseas will take a lot of time and resources, which may affect the growth of the company in overseas markets. Third, if we are unable to manage its rapidly growing organizational staff and market resources in a rational and scientific manner, it may further lead to a certain degree of adverse impact on the company's growth and financial performance.

II. The target industry legal norms and policies are lacking as well as changing too fast

At present, we will strategically target the Beverage industry in China's High-end drinking water field and the Home furnishing sales industry in the drinking water field, and these target industries will probably face the problem of rapid changes in relevant legal regulations. One, for Beverage industry and Home furnishing sales industry, China has only introduced relatively more targeted legal norms and policies for Beverage industry, while for Home furnishing sales industry, there is a relative lack of Secondly, the general laws, regulations and policy documents issued by the Chinese government for the management of Beverage industry and Home furnishing sales industry are characterized by rapid update of regulations. Due to the rapid changes in the market and technology, policies need to be updated and adjusted constantly to meet the changes in the market and new technological developments. However, frequent policy updates also bring a certain degree of uncertainty and ambiguity, making it difficult to predict what the policy and regulatory environment will look like in the future. These circumstances all contribute to the ambiguity and uncertainty of the legal regulatory environment currently faced by our target industries, and therefore carry a certain degree of risk of impairing our business and operational capabilities.

III. The risk of slowing down the growth rate due to less than expected consumption upgrade

In the High-end drinking water field, price increases driven by product mix upgrades have become an important driver of expansion in the bottled water industry due to rising consumer demand for product quality and health. However, the release of consumer dynamics in the consumer economy has slowed down in recent years and it is expected that the pace of consumer upgrading may slow down in the future, which may have an impact on the growth rate of corporate revenue. Therefore, the Company's business strategy in the High-end drinking water field needs to be tailored to adapt to a slower-than-expected rate of consumption upgrade in the future. For example, it may focus on the improvement of product quality and service quality to attract consumers' attention and loyalty, and thus maintain and increase the Company's market share and revenue level.

Our Threats

I. The risk of increased competition in the domestic and international markets

As competition in domestic and international markets intensifies, the risks faced by the bottled water industry are also rising. Although the industry has a relatively low technological threshold, profit margins are relatively high, which has led food and beverage giants to cross over into the bottled water industry, further intensifying the intensity of competition. This situation may lead to an increase in costs, which may weaken the profitability of the industry as a whole. In addition, the bottled water market is also at risk of price competition due to the presence of a large number of competitors in the market. This competitive pressure will put significant pressure on the industry's profitability and will make it difficult for the Company to grow its sales.

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II. Drinking water food safety risks

The main promotional point of bottled water is nature and health, and water quality plays a crucial role in product quality. A contaminated water source or a food safety black swan event would have a negative impact on the industry and the company's image and performance. Aging infrastructure. Many of the water treatment and distribution systems used by the drinking water industry are old and in need of repair or replacement. Aging infrastructure can lead to leaks, breaks and other problems that can compromise the quality and safety of the water supply. Contamination of water sources. Water sources used by the drinking water industry can be contaminated with a variety of contaminants, such as chemicals, pesticides, bacteria and viruses. If these contaminants are not properly removed, they can end up in drinking water supplies and pose a risk to public health.

III. The risk of fluctuations in consumer demand

Fluctuations in consumer demand are a common risk faced by companies competing in the marketplace, especially in a consumer goods industry like bottled water. Fluctuations in consumer demand can be influenced by a variety of factors, including changes in consumer preferences, economic conditions and weather conditions. One, in terms of changing consumer preferences, as people become more environmentally conscious, they may have a greater preference for more environmentally friendly alternatives to bottled water, such as tap water or filtered water; in addition, consumer preferences for brands and packaging may also change over time, which will have an impact on consumer demand. Second, in terms of economic conditions, when the economy is not doing well, consumers may be more inclined to purchase cheaper alternatives or reduce their overall consumption, which could lead to a decline in demand for premium bottled water. Third, weather conditions may also have an impact on consumer demand, for example, when the weather is hot, people may need to drink more water, thus increasing the demand for bottled water.

Our Strategies

After a comprehensive analysis of the current market environment, target customers' needs and the company's own resources and advantages, as well as the specific opportunities and problems encountered in actual operation, we have formulated a set of strategic layout with a strong degree of comprehensiveness and a complete vertical and horizontal structure for the current stage of development, aiming to further promote the company's development. The details are as follows.

I. Reasonable and scientific design of the company's top-level structure

After consulting with legal and accounting professionals, and through repeated consultations and research by our management team, we designed a structured corporate structure for our group, specifically, including the following aspects. First, a complete system of internal control is achieved through the equity structure. The Company's internal control system is complete and stable through the shareholding control of the Company by CEO Mr. Yihao Zheng and CFO Ms. Lingwei Tang. The effect of complete group control, smooth organizational operation and greatly reduced legal and operational risks is achieved. Second, to establish a reasonable governance mechanism, we will establish a governance body including the Board of Directors, the Supervisory Board and the Shareholders' Meeting for corporate decision-making at different stages of development, and clearly define the rights and responsibilities of shareholders, directors and executives. These mechanisms should be able to ensure that the company's decision-making and operations comply with laws and regulations and market requirements, while protecting the rights and interests of shareholders. Third, design a reasonable equity incentive plan. In order to motivate our core employees, we will adopt equity incentive plans including stock options, restricted stock and stock awards to attract and motivate executives and core employees. These plans will be consistent with the company's business development goals and long-term strategic planning, and will be able to achieve reasonable returns in the market.

II. The amoeba concept-based operation management model

The amoeba concept-based operation and management model is a management model that emphasizes intrapreneurship, autonomous decision-making and decentralized management. Under this model, we split the headquarters into a number of mutually independent and self-financing amoeba units, each of which has its own business objectives, financial budget, staffing and decision-making power. This model gives subordinate organizations greater autonomy and room for innovation, promotes organizational vitality and creativity, and thus enhances corporate competitiveness. Under the amoeba concept-based operation and management model, the enterprise expands its scale and influence through the continuous entrepreneurship and fission of chain organizations. This model encourages and supports its chain organizations to seek opportunities in the market, explore new business areas and achieve self-development. At the same time, the headquarters provides various kinds of support for the chain agencies, including financial, technical and human resources support, to help them better play to their strengths. In order to strengthen talent training, the company has realized the integrated construction of external enrollment, talent ladder cultivation and professional manager reserve in the chain operation mode. Through these measures, we will devote ourselves to sending a batch of excellent talents to our organizations and provide a continuous stream of human resources support for the incubation and development of corporate projects. In short, we will adopt an efficient management strategy based on the amoeba concept in order to promote the vitality and creativity within our enterprise, strengthen the connection between the organization and the market, and achieve the rapid development and growth of our enterprise.

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III. Product iteration innovation strategy

Product innovation strategy is the key to maintain the market competitiveness and stable development of the enterprise, we will focus on product development and innovation, the introduction of new technologies and new materials to improve product quality and competitiveness. The specific contents of the strategy are as follows. First, increase investment in R&D. In order to achieve product innovation, we will increase investment in R&D, establish an efficient and professional R&D team, introduce excellent R&D talents and advanced R&D equipment, and improve R&D efficiency and quality. At the same time, we will establish partnerships with universities and research institutions to carry out technological innovation and transformation of results, and continuously improve the technological content and added value of our products. Second, the application of new technology and new materials. With the continuous progress of science and technology, the application of new technology and new materials has become an important means of product innovation. We will pay close attention to the development trend of cutting-edge technology in the industry, introduce advanced technology and materials, and continuously improve the performance and quality of our products. Third, market research and demand analysis. Customer demand is the source of product innovation, we will strengthen the research and analysis of market demand, understand the actual needs and psychological demands of customers, and continuously improve the product structure and combination to meet the needs of customers. Fourth, brand protection and intellectual property rights. In the process of product innovation, we will focus on protecting our own brand and intellectual property rights, establish a perfect intellectual property protection mechanism to prevent intellectual property rights infringement and ensure the stability and sustainability of product innovation. Fifth, collaborative innovation cooperation in the industrial chain. Product innovation is not only an internal matter, but also requires cooperation and collaborative innovation from multiple parties. We will strengthen cooperation with the upstream and downstream of the industrial chain to jointly carry out technology research and development and product innovation to achieve mutual benefits and common development.

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Our Products and Services

I. Our core products

The Company is mainly engaged in competitive products with market foresight and closely related to market demand. Through these competitive products and strong R&D capability, as well as brand promotion and marketing capability, the Company has stood out in the water industry and has brought the momentum for future growth of the Company.

(1) Selenium-rich spring water tank. This product was developed in 2011 in cooperation with the Academy of Life Sciences of Tsinghua University, led by Professor Chen Guoqiang of the Academy of Life Sciences of Tsinghua University. The "selenium-rich spring water tank" uses the principle of bionic geology, creating natural geological conditions for the formation of spring water, combined with the rock layer blending laminated sintering technology, releasing selenium, strontium, metasilicicic acid and other high-quality trace elements into the water, thereby reducing to high-quality selenium-rich mineral water. The product can effectively reduce the cost of water for consumers to drink high-end water, and can be provided to consumers at a very competitive price. At the same time, the product produces two barrels of water per day at one-third of the cost of ordinary barrels, charging a minimum of RMB 6.6 per day, which is extremely cost-effective compared to the average price of RMB 18.9 liters of barrel water in the market.

(2) Special selenium-rich water treatment equipment for water plants. On the basis of producing the original packaged drinking water in line with the national standard, the selenium-rich water treatment equipment can produce selenium-rich bottled water in line with the "real selenium water", which can help the water plant to get rid of the geographical location, water reserves, water trace elements content and other influencing factors to produce higher-end packaged drinking water and improve the profit of the product. The minimum selling price of selenium-rich bottled water produced by this equipment is only RMB 3 yuan per bottle, which is much lower than the selling price of high-end natural mineral water Hanshui Selenium Valley. This equipment can be provided to water plants for free to produce higher-end packaged drinking water through selenium-enriched water treatment equipment to improve product profits, help water plants get rid of the restrictions of various influencing factors, and allow consumers to drink high-quality selenium-enriched water more conveniently.

(3) Quan palm intelligent selenium-rich spring water machine. This product is suitable for restaurants, airports, schools, government enterprises and institutions, etc. It can provide better water quality than the general drinking water in the market. The product can be provided to merchants "free of charge" and charged according to the amount of water used, with each ton of selenium-rich water costing only RMB 500 yuan, less than a quarter of the price of general drinking water on the market. This kind of selenium-rich water can be consumed for a long time, which is beneficial to human health.

II. Our main services

(1) Product manufacturing and customization services. The Company has strong R&D and innovation capabilities for products in the high end drinking water field, and is able to continuously introduce competitive products in response to market and customer needs. We are also able to provide personalized product customization services for specific customer needs in order to maximize the satisfaction of our customers' various needs.

(2) Product warehousing and logistics services. In order to ensure that all kinds of products produced by our company can be delivered to customers in a timely and accurate manner, our company has also invested a lot in storage logistics. We have established a perfect warehousing and logistics system to ensure the speed, quality and safety of our products in the process of storage, transportation and distribution.

(3) Product after-sales service: Our company pays attention to the personal experience of each customer and each consumer, and focuses on providing customers and consumers with complete product after-sales service. We provide a full range of technical support and consulting services for our products to ensure that customers can get timely solutions to problems encountered in the process of using our products. At the same time, the company also provides fast and efficient maintenance services, in order to maximize the protection of the interests of customers, and strive to provide customers with a perfect use experience.

(4) Health consulting services. As a company focusing on the field of healthy drinking water, we provide our customers with high-quality drinking water products as well as health consulting services. We will provide our customers with knowledge and information on healthy drinking water, including how to choose the right drinking water for themselves, how to store drinking water, and how to judge water quality. We will open channels such as telephone, online consultation or door-to-door service to provide the above consulting services.

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(5) Water quality testing services. As a company deeply engaged in High-end drinking water field, we have the core technology related to water quality testing. Therefore, we will provide professional water quality testing services to ensure that our customers' drinking water quality meets the standards and provide corresponding improvement solutions, so that our customers can drink with confidence in a safer, more reliable and healthy water quality environment.

Our Business Model

The company has made bold reforms and innovations to the traditional consumer and market sales model, adopting a systematic and innovative business model, aiming to provide consumers with more convenient, high-quality and efficient services. The company has formed an innovative business model that integrates online and offline with the overall layout of "new consumer retail mode + equipment zero down payment leasing service model + new media marketing + community franchise chain + technical process customization". The details are as follows.

First, the core technology and innovative products to create a new consumer retail business. Our company takes the drinking water products that are just in demand by the public with high-frequency consumption as the core, and develops mineralized active selenium-rich small molecule drinking water products that are beneficial to human health through the breakthrough innovation of high-tech research and development platform, which have entered thousands of households and formed a new retail business of consumption. At the same time, through cooperation with large water plants and other B-side enterprises, the Company has transformed the tap water into science and technology and developed a series of water products beneficial to human health to meet the needs of different consumers. In addition, the Company has also realized the customization of selenium-rich products through the development of innovative patented technology, which can quickly integrate new retail formats with huge market potential, such as selenium-rich wine, selenium-rich tea and selenium-rich lifestyle products. Through technological innovation, the Company continues to push the boundaries to create products that better meet consumer needs and help the Company achieve sustainable development.

Second, the equipment zero down payment leasing service model. The equipment zero down payment leasing service model is one of the Company's innovative business models. Through cooperation with Alipay and other platforms, this model effectively reduces the threshold for consumers to purchase products. Consumers do not need to pay a high down payment to use the products, and at the same time can reduce the burden by paying the service fee in installments. This model not only satisfies consumers' purchasing needs, but also creates more sales opportunities for the Company. The lowered threshold for use of this model has enabled more consumers to try and use the Company's products, resulting in a large membership consumption system, which further promotes the Company's high frequency sustainable consumption development model. Through this model, the Company has effectively reduced the risk of product sales while providing consumers with a more convenient and flexible way to purchase.

Third, online digital new media marketing layout. In today's digital era, online digital new media marketing has become an important means for enterprises to promote their products and services. With the popularity of the Internet, people's lifestyles and consumption habits have changed dramatically, which has also promoted the development of digital marketing. In this era, companies need to pay attention to digital marketing and actively carry out online marketing activities. We plan to use new media promotion systems such as Jitterbug Live, Xiaohongshu and Zhihu in our marketing and other tool platforms for marketing. Among them, Jitterbug Live is the leading short video field with high user stickiness and interactivity; Xiaohongshu is a social e-commerce platform focusing on lifestyle and shopping, gathering a large number of precise audiences; Zhihu is a knowledge sharing and communication platform gathering a large number of professionals and quality content. Through these new media platforms, we will provide audiences with valuable content and services to attract their attention and trust. We will also enhance marketing effectiveness and user experience by using data analytics and artificial intelligence technology to achieve accurate marketing and personalized recommendations. In addition, we will also combine social media, search engine marketing, email marketing and other means to launch a comprehensive digital marketing to bring more business value and market share to the company. In the marketing segment, we will market through new media promotion systems such as Jitterbug Live, Xiaohongshu and Zhihu, and other tool platforms.

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Fourth, offline innovative community franchise chain model. In the current market environment, offline community franchise chain model has become a common business model. Through this model, companies can expand their brand promotion and services to a wider geographic area to achieve rapid brand expansion and market share gains. However, with the advent of the digital era, the traditional offline community franchise chain model has become difficult to meet the market demand and needs to be innovated and improved. Therefore, we plan to combine digital operations with the offline community franchise chain model to create an innovative offline community franchise chain model. Under this model, we will equip our agents and franchisees with a strong technical service support system and training system to help them run their business better and improve their service quality and efficiency. Specifically, we will provide agents and franchisees with a full range of technical support, including mobile applications, e-commerce platforms, digital marketing, etc. Through these technical supports, agents and franchisees can easily manage and monitor their business and sales, as well as obtain real-time market information and user feedback to better grasp market dynamics and adjust business strategies. In addition, we will provide comprehensive training and coaching support for agents and franchisees, including training on product knowledge, sales techniques, and customer service. Through these trainings, agents and franchisees can improve their business ability and service level to better meet customers' needs and enhance user experience. In short, through the organic combination of digital operation and offline community franchise chain model, we will achieve more efficient, smarter and better quality services, bringing greater business and social value to enterprises and customers.

Fifth, Members' personalized product technology process customization. We will connect the personalized customization needs of members through the platform, develop a series of selenium-rich customized products for members and customers to maximize their needs, use the membership system big data platform to achieve take-off development and become a digital operation benchmark enterprise in the new retail ecosystem of consumption.

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Competition

I. High-end drinking water market size and competitive landscape analysis

(1) The market size has a trend of continuous expansion

The largest potential of the High-end drinking water market in China is the huge consumer population base, which is growing at a CAGR of 14.8%. The overall market size of High-end drinking water is growing strongly with a CAGR of 14.8%.

With the development of the economy, in business needs and the thirst for high quality of life, in Shenzhen, Shanghai, Beijing, Guangzhou and other first-tier cities have emerged a high-end water consumer class, the mainstream of which are expatriates, domestic middle and senior white-collar workers and the affluent class. high-end drinking water consumers have formed, drinking water is not just a necessity in life To meet these affluent class for the pursuit of healthy life. Also gradually transformed into a symbol of status, consumption of High-end drinking water has become a symbol of status and wealth. More data show that China's high-end water market will expand at an annual rate of 40-50%, the exclusive and monopolistic pattern of foreign brands has been broken, the market outlook is very promising.

(2) the dominance of foreign brands, domestic brands gradually into the new competitive landscape

At the current stage of development, foreign brands dominate China's domestic high end drinking water market, while domestic brands have also entered the high end drinking water market. the concept of high end drinking water first emerged in foreign countries and was subsequently introduced into China. The development of domestic High-end drinking water has just started, and both brands and products are yet to be cultivated and developed. Therefore, foreign brands occupy the main market share in the domestic market with their good brand, capital and product strength. It is reported that foreign brands such as Evian, Sparkling and Paris water occupy more than 50% of the market share, of which, the market share of Evian alone is more than 10%. However, with the recent years, many domestic enterprises have aimed at High-end drinking water industry, making the High-end drinking water market unprecedented prosperity. 5100 glacier, true selenium water, nine thousand years, Kunlun Mountain, Shihan Spring, Bama, Rizhiquan Maiyangshi and other high-end water market new brands are increasingly appearing in the mineral water market. Among them, Tibet 5100 Water Resources Holdings Limited has been listed in Hong Kong in 2011, began to expand in the country with the power of the capital market. Data show that the top ten domestic high-end bottled water brands for occupy 66.7% of the market share, of which foreign brands occupy 31.7% of the market share, domestic brands occupy 35% of the market share. It is expected that more domestic High-end drinking water brands will try to land on the capital market in the future, in order to complete their market expansion with the power of the capital market.

II. Our main competitors in the High-end drinking water field market in China

(1) Evian mineral water (Evian)

Evian mineral water belongs to the French Danone Group and its water source is in the French town of Evian, backed by the Alps and facing Lake Leman.

Evian mineral water is mainly found in some high consumption places in China, mostly in high-class foreign-related hotels, hotels and international airports in mega cities such as Beijing, Shanghai, Guangzhou and Shenzhen. The Evian brand emphasizes a concept and lifestyle first and foremost. Its market positioning is mainly for young people with a monthly income of over RMB 6,000 and who are fashionable and enjoy their life while drinking. Therefore, its market positioning is the route of luxury rather than mass brand. At present, Evian brand has occupied more than 10% of the market share in the domestic high-end drinking water market.

(2) Paris water (Perrier)

Paris Water, the most famous brand of sparkling mineral water, is a natural aerated mineral water, a brand of Nestlé, a Swiss company. The water source used to make Paris Water is located in the south of France and is a combination of natural aerated mineral water with natural carbon dioxide and minerals.

In China, Paris water is currently retailed at around RMB 10 in supermarkets and usually costs around RMB 25 for a bottle in bars, and can go up to RMB 40. In 2010, Paris water held 3.6% of the market share of High-end drinking water in China, ranking third in the market.

(3) Volvic

Like Evian, it also belongs to Danone Group, but it is produced in AUVERGNE region in central France, and the mineral water is seeped out from the volcanic rocks layer by layer. From the point of view of the minerals contained, Evian has a richer variety of minerals and a more balanced content, while Fovic has a low content of calcium, iron and other minerals, but a higher content of some rare trace elements.

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(4) Tibet 5100 glacier mineral water

Tibet 5100 Water Resources Holdings Limited is a leader in China's high-end bottled mineral water industry and a leading domestic brand in terms of sales. 5100 mineral water is mainly produced from pristine glacial water sources at an altitude of 5,100 meters in the Nyingchi Tanggula mountain range in Tibet, and its content meets the new Chinese and EU standards for natural mineral water. In 2010, the market share of 5100 mineral water has surpassed that of Evian in China, accounting for 28.5% of the whole market.

In 2011, Tibet 5100 Water Resources Holdings Limited was successfully listed in Hong Kong. The company has formed a strategic alliance with China Railway Express to market its products to hundreds of millions of high-speed railroad and Harmony train passengers; and has established partnerships with major organizations such as Air China, PetroChina Pibai joint venture Jian Yin International, ICBC International and China Post. Tibet 5100 mineral water has also been the official bottled water supplier for many government events, including the 60th anniversary celebration of the founding of the People's Republic of China in 2009, the formulation of water for the National People's Congress since 2007 and the National Committee of the Chinese People's Political Consultative Conference since 2008, as well as appearing in important occasions such as the reception of the China Pavilion at the 2010 Shanghai World Expo.

(5) Kunlun Mountain natural snow mountain mineral water

Kunlun Mountain Natural Snow Mountain Mineral Water is a premium bottled mineral water under Gadobao, developed and produced by Qinghai Yuzhufeng Mineral Water Co. The mineral water originates from the Jade Pearl Peak of Kunlun Mountain in Qinghai Province, which is 6,000 meters above sea level and has been naturally filtered for more than 50 years, making it a rare small molecular group water in the world. Kunlun Mountain mineral water is rich in strontium, potassium, calcium, sodium, magnesium and other elements beneficial to human health, in line with the national standards of mineral standards, PH value is weak alkaline, beneficial to human health.

Kunlun Mountain Mineral Water is the official sole designated drinking water for the Guangzhou 2010 Asian Games, partner of China's national tennis team, and has now signed French Open champion Li Na as its spokesperson. With the expansion of this product nationwide, its market share in domestic High-end drinking water is also expanding.

(6) nine thousand years mineral water

The 9,000 year old mineral water is produced in the southeastern end of Qinghai-Tibet, China, in the Aba Tibetan and Qiang Autonomous Prefecture of Sichuan Province, at a spring more than 5,100 meters above the Dagog Glacier. Its water age is 9,610 years old, which is the oldest mineral water in the world today. Nine thousand years mineral water has the smallest water molecule group, the highest dissolved oxygen, the lowest deuterium content, natural alkaline, rich in minerals and trace elements, is a balanced rare original ecological spring water, is able to create the miracle of life original ecological health spring water, is the human nutrition physiological needs of healthy drinking water standards. Today's international trend of high quality mineral water low temperature, low sodium, low mineralization requirements, is a rare pure natural ecological quality water, with precious, rare, high quality and other characteristics.

(7) Wudalianchi mineral water series

Wulian mineral water originates from Wudalianchi in the northeast of China, which is one of the three most famous cold mineral waters in the world. It is a low-temperature cold mineral spring formed by volcanic eruption, and the water temperature is 2-4 degrees all year round. Wudalianchi mineral water features include: low-temperature gas content, mineralization can reach 1500MG/L, with a strong mineralized taste, refreshing with a slight bitterness, cool and delicious, deep thirst quenching; rich in a variety of bicarbonates and potassium, sodium, calcium, magnesium four macroelements and barium, tin, fluorine, silicon, strontium, iron, chromium, zinc, cobalt, molybdenum, selenium, nickel more than ten kinds of trace elements, and a variety of salt and ion ratio and Because of the unique physical and chemical effects, long-term drinking of Wudalianchi mineral water can effectively improve the activity of the body's biological enzymes, promote the recovery of pathological tissues, and improve the immunity of the body.

At present, the water source from Wudalianchi mineral water has formed the following brands: Heilongjiang Shuda Beverage Co. soda water. Ltd. in 2010, it occupied 2.9% of the domestic market share and ranked fourth in the market.

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Our Marketing and Sales

I. Online digital new media sales strategy

(1) New media platform marketing program

In order to better promote our brand, we will use a variety of new media tools platforms for marketing, including TikTok Live, Xiaohongshu, Zhihu, etc. We will use these social media platforms to showcase the advantages, features and functions of our products, which in turn will increase consumer awareness and loyalty to our brand. We will continuously release various marketing campaigns and offers to attract the attention of potential customers and facilitate their purchase decisions.

i. New media platform product marketing strategy. We will use live streaming platforms such as Jitterbug to show our products to users and provide some interactive activities related to our products to increase users' engagement and stickiness. We will publish some interesting and useful content on content community platforms such as Xiaohongshu to increase brand exposure and awareness through user word-of-mouth communication. On Q&A platforms such as Zhihu, we will actively answer users' questions about our products to demonstrate our professionalism and brand value.

ii. Advertising strategy on new media platforms. We will also use various social media platforms for advertising to expand the influence and coverage of our brand. At the same time, we will also cooperate with some influential accounts such as net celebrities or WeChat public numbers in order to increase brand exposure and awareness. We will develop different marketing strategies according to the characteristics of different platforms and users in order to improve the promotion effect and ROI.

iii. Planning online marketing activities for new media platforms. We will regularly release marketing activities and offers to attract the attention and purchase of potential customers. These activities may include limited-time discounts, full-sale offers, new product debuts, etc. We will promote these activities through different channels and ways to ensure that users can get relevant information and participate in them in a timely manner.

(2) E-commerce marketing programs

In order to better meet our customers' shopping needs, we will build a comprehensive e-commerce platform to realize one-stop services such as online shopping, online payment and online consultation. Customers can access our e-commerce platform through various ways such as PC, mobile, and WeChat public number, and easily browse and purchase our products.

i. Improve the user experience of e-commerce platform. During the construction of the e-commerce platform, we will give full consideration to the customer's experience and convenience. We will optimize the layout and design of our website according to user habits and needs, provide easy-to-use shopping processes and payment methods, as well as personalized recommendations and customized services. We will also continuously improve and upgrade the functions of our e-commerce platform to increase customer satisfaction and loyalty.

ii. Build a reliable logistics system to support electronic sales. In terms of order processing, we will establish an efficient and reliable logistics and distribution system to meet the delivery needs of our customers. Customers can choose different delivery methods and times when placing orders, and we will deliver the goods to customers as quickly as possible according to their choices and requirements. At the same time, we will also provide flexible return and exchange services so that our customers can have more peace of mind and confidence in the shopping process.

iii. Provide high quality online after-sales service and analyze customers' needs and preferences. In addition, we will provide quality after-sales service through online customer service and other means to answer customers' questions and problems, as well as handle customers' complaints and suggestions. We will make full use of technical means such as big data and artificial intelligence to analyze and mine customers' shopping behavior and preferences in order to provide more personalized and accurate services.

(3) Online community management marketing model

We will build an online marketing community by establishing fan groups on major social media platforms and other means. Through interaction and sharing on social media, we will expand our brand reach and awareness. In order to build a strong online marketing community, we will adopt various ways to expand our brand influence and awareness, and we will also combine other digital marketing strategies in order to build a complete brand promotion system.

i. Enhance online exposure and expand the number of people in our online marketing community. We will increase our ranking and exposure on search engines through search engine optimization (SEO) and search engine advertising (SEM). This will help us to be more easily found by our target customers when they search for relevant keywords.

ii. Regularly post marketing content to members of our online marketing community. We will also use email marketing and content marketing to keep in touch and communicate with our target customers. We will regularly send emails to our customers to provide them with the latest information about our products and services, as well as post valuable content such as blog posts, videos, images, etc. to attract customers' attention to our brand.

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iii. Online marketing community interaction and sharing strategy. We will also focus on interaction and sharing on social media to expand our brand reach and awareness. We will actively respond to and interact with our customers' messages and comments on social media, which will help build customer trust and loyalty. We will also encourage our customers to share our products and services on social media to further expand our brand exposure.

iv. "Key Opinion Leader" (KOL) marketing model. We will make full use of the "Key Opinion Leader" (KOL) marketing model by partnering with online celebrities who have deep knowledge, expertise and experience, who can provide practical advice and opinions to people in specific fields, and who have the power and influence of Internet discourse. These social celebrities will become our brand spokespersons, and through their influence, we can bring our brand to a wider audience to help our brand open up the market quickly and increase brand awareness and sales.

II. The offline market sales program.

(1) Establishment of offline retail store channels

In order to better bring our products to consumers, we have decided to expand our business by establishing channels such as offline retail stores. We will open stores in different cities, regions and shopping districts to better meet the needs of consumers. In these stores and counters, we will display and sell our products, and provide professional training and support to help retailers better understand and promote our products.

i. Offline store sales and service team building. We will focus on channel management and excellent sales team building to improve sales efficiency and quality. We will continuously optimize our products and services based on market demand and consumer feedback, and continue to explore new sales models and opportunities through data analysis and market research, etc.

ii. Expand new offline retail channels. In addition to the traditional store and counter channels, we will also actively expand new retail channels such as supermarkets and convenience stores. We will cooperate with major supermarket chains and convenience stores to introduce our products to these establishments and increase product awareness and sales through reasonable promotions and marketing activities.

iii. Improve offline after-sales and service quality. We will pay attention to the feedback and suggestions from retailers and continuously improve our after-sales service and product quality to meet the needs and expectations of consumers. We believe that through our efforts and continuous innovation, our products will be able to gain more recognition and support from consumers.

(2) Offline business activities branding

We will actively promote our brand through various commercial activities offline. For example, we will increase our brand awareness and influence through participation in exhibitions, sponsorship activities and promotions, and actively participate in various commercial activities to expand our brand exposure and coverage.

i. Participation in High-end drinking water field industry exhibitions. We will regularly participate in industry exhibitions and trade shows to showcase our products and services, and to communicate and cooperate with other companies in the industry. At the same time, we will also sponsor some important business events to enhance the social influence of our brand.

ii. Offline product promotion activities planning. For offline promotions, we will organize various types of activities on a regular basis, such as limited-time discounts, gift giveaways, new product trials, etc., in order to attract consumers' attention and interest. We will promote these activities through various channels, including offline advertisements, flyers, posters, etc.

iii. Organize new product launches on a regular basis. In addition to the above methods, we will organize regular product launches and promotions, inviting consumers and media representatives to participate, to showcase the features and advantages of our products and enhance their market competitiveness. We will guide consumers to better understand and recognize our products by showcasing their functions, advantages and differences.

iv. Conduct offline market research and data analysis on a regular basis. We will evaluate the effectiveness of our brand promotion activities through data analysis and market research, and continuously improve and optimize our brand promotion strategies to meet market demand and consumer expectations. We believe that through our efforts and continuous innovation, our brand will be recognized and supported by more consumers.

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(3) community agency franchise chain strategy

In the current market environment, the offline community franchise chain model has become a common business model. However, with the advent of the digital era, the traditional offline community franchise chain model has become difficult to meet the needs of the market and requires innovation and improvement. Therefore, we plan to combine digital operation and offline community franchise chain model to create an innovative offline community franchise chain model.

i. Establish an online and offline integration community franchise agency system. In terms of digital operation, we will establish an online platform to provide more comprehensive support and services for franchisees. Through the online platform, franchisees can more easily understand products and services, and carry out operational management such as order management and inventory management. We will also provide digital marketing tools and technical support for franchisees to help them with marketing and customer management. Through digital operation, we will achieve a seamless integration between online and offline channels to improve overall operational efficiency and management.

ii. Vigorously promote the community cooperation model. In terms of the community franchise chain model, we will establish a broader cooperation network through cooperation and alliance. We will actively explore different geographical markets and cooperate with local communities to establish local community service centers and franchises. At the same time, we will provide professional training and support to our franchisees to help them better understand and promote our products and services. We will establish product lines and service systems that are close to our customers' needs to improve customer satisfaction and loyalty.

iii. Continuous optimization and improvement of offline chain operation model. We will continue to improve and optimize our offline digital operation community franchise chain model by means of data analysis and market research to meet market demand and consumer expectations. We believe that through the innovation and combination of digital operation and community franchise chain model, we will achieve faster brand expansion and market share increase, and bring better product and service experience to consumers.

Our Customer Base

I. The main sales of products or services crowd

High-end drinking water consumer groups mainly include individual consumers and group consumers. Individual consumers are mainly wealthy people who realize the importance of drinking water for their health problems and can afford to consume High-end drinking water. Group consumers mainly include large enterprises and government. The future growth of High-end drinking water market demand will mainly rely on these two types of consumer groups.

II. The main reason why consumers buy the product or service

(1) Analysis of individual consumer demand factors

The individual consumer factors driving the growth of the High-end drinking water market are as follows.

i. Low per capita consumption and large potential demand to be exploited

In 2010, annual per capita consumption of bottled water in China was 18 liters, compared to 117.5 liters in Western Europe. The annual per capita consumption of High-end drinking water in China is much lower than the per capita consumption in developed countries in Western Europe, which means that the potential demand for this market to be exploited is huge. Considering the current urbanization background, more and more people are moving from rural to urban living, which means that many consumptions, including drinking water, will need to be commercialized, these factors will promote the expansion of the market of the entire drinking water industry, and will eventually lead to the expansion of the market demand for High-end drinking water.

ii. the increasing number of drinking water safety problems prompted by the increasing awareness of public health

The recent increase in water pollution has led to a greater concern for the quality and hygiene of water sources and a tendency to use more bottled mineral water rather than local tap water. This is especially true among the wealthy groups who are not only aware of but can also afford to consume high end drinking water.

iii. China's urban population has increased disposable income and the wealthy group is rapidly expanding

According to the National Bureau of Statistics, China's urban population and the per capita household disposable income of China's urban residents have continued to grow steadily in recent years. The disposable income of urban residents in China has been growing steadily for many years. The corresponding growth in urban disposable income means that urban consumers' affordability of High-end drinking water is increasing and the potential consumers of High-end drinking water are expanding.

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iv. Change in consumer behavior

High-income people are not only the main force in daily life consumption of High-end drinking water, but also will pull the number of high-end food and entertainment venues to grow, including hotels, restaurants, nightclubs and bars that provide high-end brand products to meet their high-end positioning. As these high-end hotels, restaurants, nightclubs and bars is an important sales channel for the high-end bottled water market, so more and more high-income people's consumption behavior change, will drive the entire High-end drinking water market continues to expand.

(2) Analysis of group consumer demand factors

The factors that drive the expansion of the High-end drinking water market are not only the demand factors of individual consumers, but also the demand of group purchase customers such as large corporations and government agencies, which are driven by the following specific factors.

i. Number and size growth of large enterprises

Bulk purchases of bottled water by group customers are mainly for office and conference use. With the overall growth of the Chinese economy, it is expected that the increase in the number and size of large enterprises will drive the demand for bulk purchase of high-end water equipment. According to statistics, the overall demand for high end drinking water in China is over 37%. Since large enterprises, especially their top management, need safe and healthy drinking water, they are now more inclined to purchase high-end brands rather than mass-market brands.

ii. The increase in demand for special government supplies drives the increase in market demand

Due to severe environmental pollution, food safety and drinking water safety in China are now becoming a growing public concern. The government tends to use special supplies to itself to deal with the health damage caused to itself by environmental pollution. At present, the government's special food supply is often solved by establishing special food production bases in the suburbs of cities, while the government's special drinking water supply mainly relies on High-end drinking water. drinking water to ensure the safety and health of their own drinking water. The increase in government demand will drive the expansion of High-end drinking water market demand.

Government Regulation

As our primary market focus at this stage of development is on the domestic market in China, our analysis of the regulatory environment is limited to the specific environment of the domestic market in China. Currently, our core business areas are mainly in the Beverage industry and Home furnishing sales industry. At this stage, the legal and policy environment in China is relatively strict for both the Beverage industry and Home furnishing sales industry, as follows.

The characteristics of the beverage industry's regulatory policy environment include: First, there are currently three main government regulatory departments of the Beverage industry in the Chinese government, namely The State Council of the People's Republic of ChinaThe Food Safety Commission of the State Council, State Administration of Market Regulation, National Health Commission of the PRC, forming a strict regulatory system; second, the current Chinese government has not only issued laws and regulations specifically for the Drinking water industry for the regulation of laws and regulations, policies, and the corresponding national standards.

The characteristics of the regulatory policy environment of the home furnishing sales industry include: First, at present, there are two main government regulatory departments of the Beverage industry in the Chinese government, namely State Administration of Market Regulation and National Standardization Administration Committee. The standards of regulation are constantly refined and improved; secondly, although the Chinese government has not issued laws, regulations and policies specifically for the regulation of the home furnishing sales industry, the standard audit system for household products has been formed and constantly improved.

In summary, the current government regulatory environment we face can be divided into two main segments, i.e., government regulators and government regulatory systems, as follows.

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I. The situation of government regulatory authorities

(1)National regulatory authority

i. State Administration of Market Regulation

State Administration of Market Regulation, is China's national market regulator, the department was established in accordance with the "State Administration of Market Regulation Functional Configuration, Internal Structure and Staffing Regulations", is The State Council of the People's Republic of China directly under the institution, for the Provincially-Ministerial level.

The main responsibilities of the department include: responsible for the comprehensive supervision and management of the market; responsible for the unified registration of market entities; responsible for organizing and guiding the comprehensive enforcement of market supervision; responsible for the unified enforcement of anti-monopoly; responsible for the supervision and management of market order; responsible for macro quality management; responsible for the supervision and management of product quality and safety; responsible for the supervision and management of special equipment safety; responsible for the comprehensive coordination of food safety supervision and management; responsible for food safety supervision and management; responsible for unified management of metrology; responsible for unified management of standardization; responsible for unified management of inspection and testing; responsible for unified management, supervision and comprehensive coordination of national certification and accreditation work; responsible for market supervision and management of science and technology and information technology construction, public information, international exchange and cooperation; management of the State Drug Administration, China National Intellectual Property Administration (CNIPA), etc.

ii. Standardization Administration of the People's Republic of China

Standardization Administration of the People's Republic of China is an organization under The State Council of the People's Republic of China.

The main responsibilities of the department include: in the name of the State Standardization Administration Committee, issuing national standard plans, approving the release of national standards, considering and issuing important documents such as standardization policies, management systems, plans and announcements; carrying out mandatory national standards for external notification; coordinating, guiding and supervising the work of industry, local, group and enterprise standards; representing the country in the International Organization for Standardization, the International Electrotechnical Commission and The State Council of the People's Republic of China is responsible for the day-to-day work of the standardization coordination mechanism.

iii. National Health Commission of the PRC

The National Health Commission of the PRC is a component of the State Council of the People's Republic of China.

The main responsibilities of the department include: organizing the formulation of national health policies; coordinating the promotion of deepening the reform of the medical and health system, studying and proposing major guidelines, policies and measures for deepening the reform of the medical and health system; formulating and organizing the implementation of disease prevention and control planning, national immunization planning and intervention measures for public health problems that seriously endanger people's health, formulating catalogs for quarantine infectious diseases and monitoring infectious diseases; organizing the formulation and coordinate the implementation of policy measures to deal with the aging population, responsible for promoting the construction of health service systems for the elderly and the integration of medical care; organize the development of national drug policy and the national basic drug system; responsible for the supervision and management of occupational health, radiation health, environmental health, school health, public health, drinking water sanitation and other public health within the scope of responsibility, responsible for the supervision of infectious disease prevention and control, and improve the comprehensive supervision of health and health System; develop medical institutions, medical services industry management methods and supervise the implementation, the establishment of medical services evaluation and supervision and management system.

iv. The State Council of the People's Republic of ChinaThe Food Safety Commission of the State Council (The Food Safety Commission of the State Council) The main responsibilities are to analyze the food safety situation, study and deploy, coordinate and guide food safety work; propose major policies and measures for food safety supervision; and supervise the implementation of food safety supervision responsibilities.

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(2) Local regulatory authorities

Local regulatory authorities in China mainly refer to the Market Supervision Administration of each province and city in China. Take Guangdong Province Administration for Industry and Commerce as an example, the department was established according to the "Decision of the CPC Central Committee on Deepening Institutional Reform of the Party and State" and the "Guangdong Provincial Institutional Reform Program", and is an agency directly under the provincial government at the Bureau-Director level.

The main responsibilities of the department are: responsible for the comprehensive supervision and management of the market and intellectual property management; responsible for the unified registration of market entities; responsible for organizing and guiding the comprehensive enforcement of market supervision and intellectual property rights; responsible for the supervision and management of market order; responsible for the unified enforcement of anti-monopoly; responsible for the unified management of standardization; responsible for promoting the use of intellectual property rights; responsible for the protection of intellectual property rights; responsible for macro quality management; responsible for supervision and management of product quality and safety; responsible for the comprehensive coordination of food safety supervision and management; responsible for food safety supervision and management; responsible for the supervision and management of special equipment safety; responsible for the unified management of metrology; responsible for the unified management of certification and accreditation and inspection and testing work; responsible for market supervision and management, science and technology and information construction in the field of intellectual property, press and publicity, communication and cooperation; management of the Provincial Drug Administration and the Provincial Intellectual Property Protection Center ; complete the provincial party committee, the provincial government and the State Administration of Market Supervision, China National Intellectual Property Administration (CNIPA) assigned other tasks.

II. The policy and legal regulatory environment

The current regulatory system we are facing can be mainly divided into five levels: national laws, judicial interpretations, The State Council of the People's Republic of China administrative regulations and other normative documents, local regulations at the provincial level, and industry standards. First, national laws: mainly the Advertising Law of the People's Republic of China, the Law of the People's Republic of China on the Protection of Consumer Rights and Interests, the Law of the People's Republic of China on the Prevention and Control of Infectious Diseases, the Water Law of the People's Republic of China, the Law of the People's Republic of China on the Prevention and Control of Water Pollution, and other general legal norms that are applied throughout China; second, judicial interpretations: mainly the Supreme People's Court on the Application of& lt;Interpretation of the People's Republic of China Anti-Unfair Competition Law> and other newly issued judicial interpretations; third, The State Council of the People's Republic of China administrative regulations and other normative documents: including the Regulations on Urban Water Supply, the Measures for the Supervision and Administration of Drinking Water Sanitation, The State Council of the People's Republic of China State Council of the People's Republic of China on the issuance of the "Fourteenth Five-Year Plan" for the modernization of market supervision and other administrative regulations or policy documents; fourth, local regulations at the provincial level: including the introduction of various provinces, the provinces as the applicable region of Fourth, local regulations at the provincial level: including local regulations issued by each province, with each province as the applicable region, such as the Guangdong Market Supervision Regulations. Fifth, industry standards: mainly the "drinking water sanitation standards" (GB 5749), secondary water supply facilities health code (GB 17051), surface water environmental quality standards (GB 3838), drinking water chemical treatment agent health and safety evaluation standards (GB 17218), drinking water transmission and distribution equipment and protective materials safety evaluation standards (GB 17219), etc..

Research and Development

I. SMLST rock layer blending laminated sintering patented material and ISCRT ionic state selenium controlled release patented technology

In order to fully implement the State Council of the People's Republic of China's guiding policy of selenium supplementation for all people, our company has joined hands with a team of national key research academicians and devoted five years of effort to in-depth research and development and technology precipitation. Finally, our company has developed an advanced SMLST rock layer blending laminated sintered patented material and ISCRT ionic state selenium controlled release patented technology. The application of these technological innovations is not only limited to the field of high end drinking water, wine, tea, agricultural and sideline products, but also has a wide range of applications in the field of biomedicine. The patented material is made by combining and pressing various substances and heating them in the SMLST rock formation. The special structure formed by this material under high temperature allows the selenium ions in it to be preserved stably for a long time and to achieve controlled release, ensuring its bioavailability and safety in the body. At the same time, this technological innovation is also able to precisely regulate the rate and quantity of selenium release to meet the needs of different people and diseases, and achieve the best preventive and therapeutic effects. Our company is committed to building a one-stop service platform for selenium supplementation for all people and constantly improving the service quality so that more people can benefit from this technological innovation. By establishing a perfect quality control system, we ensure the quality safety and stability of our products; at the same time, our company also actively explores various marketing channels to broaden the sales scope and channels of our products. In the process, the Company focuses on improving the professional skills and management level of its employees to ensure the efficiency and stability of the organization's operation.

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II. Selenium-rich spring water tank technology products

In 2011, our company joined hands with the Academy of Life Sciences of Tsinghua University to jointly develop an industry-leading "selenium-rich spring water tank" product. This product is developed by the team led by Professor Chen Guoqiang of Tsinghua University School of Life Sciences after years of research and development. Its core technology is based on the principle of bionic geology, by simulating the geological conditions of natural spring water formation, on the basis of quartz, feldspar, mica, black mica and other minerals, combined with the rock layer blending lamination sintering technology, successfully release selenium, strontium, metasilicicic acid and other high-quality trace elements into the water. This can not only improve the quality of water quality, but also allow people to drink water at the same time intake of a variety of minerals required by the body, which is beneficial to health. The unique feature of this "selenium-rich spring water tank" product is that it adopts a series of innovative technologies, including geology, mineralogy, materials science, biology and other multidisciplinary cross-fertilization methods. Through the process of high-temperature sintering, crystal growth and mineral formation, it has successfully optimized the water quality and released trace elements, thus effectively adsorbing selenium and other trace elements into the water and forming a selenium-rich water source. In addition, this product also adopts multi-layer compound filtration technology, which can effectively remove heavy metals, organic matter and other harmful substances in the water, ensuring the purity and safety of the water. This "selenium-rich spring water tank" product is mainly for high-end consumer market, widely used in drinking water, wine, tea, agricultural and sideline products and other livelihood health fields, providing people with a healthy, safe and nutrient-rich water source. With its high quality and strict production standards, it has won the favor and trust of consumers and become one of the representative brands of domestic selenium-rich water sources.

In short, our company adheres to the concept of scientific and technological innovation and health for all, and is constantly developing new technologies and products to meet the health needs of the majority of consumers. At the same time, the company is also constantly improving its management and operation to ensure sustainable development and social responsibility of the enterprise.

Intellectual Property

I. Our current patent holdings

(1) Patent for invention

i. Household ceramic filter water purifier (Patent No.: 201510947983.4). For this invention patent, we passed the preliminary examination of the patent by China National Intellectual Property Administration (CNIPA) in 2016 and were notified that the patent was published and entered the substantive examination stage.

ii. Household water purifier (Patent No. 201510947987.2). For this invention patent, we passed the preliminary examination of the patent by China National Intellectual Property Administration (CNIPA) in 2016, and obtained the notice of publication and substantive examination stage of the patent.

iii. A high-precision selenium-rich water purifier with bacteria removal function (Patent No.: 202211451257X). For this invention patent, we got the notice of acceptance from China National Intellectual Property Administration (CNIPA) for this patent in 2022.

iv. A kind of sampling and testing integrated intelligent water purification testing equipment (Patent No.: 2022114671025). For this invention patent, we obtained the notice of acceptance from China National Intellectual Property Administration (CNIPA) for this patent in 2022.

v. A commercial water dispenser with mineralized composite filtration (Patent No.: 2022230653628). For this invention patent, we obtained a notice of acceptance from China National Intellectual Property Administration (CNIPA) for this patent in 2022.

vi. A commercial water dispenser with mineralized composite filtration (Patent No.: 2022230653628). For this invention patent, we obtained a notice of acceptance from China National Intellectual Property Administration (CNIPA) for this patent in 2022.

vii. A selenium-rich multifunctional water purifier (Patent No. 2022231295856). For this invention patent, we obtained the notice of acceptance from China National Intellectual Property Administration (CNIPA) for this patent in 2022.

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vii. An intelligent water purifier based on the Internet of Things (Patent No. 2022231466898). For this invention patent, we obtained a notice of acceptance from China National Intellectual Property Administration (CNIPA) for this patent in 2022.

ix. A water purifier with strontium-rich mineralization (Patent No. 2022231565412). For this invention patent, we obtained a notice of acceptance from China National Intellectual Property Administration (CNIPA) for this patent in 2022.

(2) utility model patents

In 2016, we received a utility model patent certificate from the China National Intellectual Property Administration (CNIPA) for the "Home Decorative Water Purifier".

(3) Design Patent

i. Faucet. For this design patent, we received a design patent certificate from the China National Intellectual Property Administration (CNIPA) in China for this patent in 2017.

ii. Faucet holder. For this design patent, we received a design patent certificate from China National Intellectual Property Administration (CNIPA) in 2017 for this patent.

iii. Water bottle (selenium-rich water). For this design patent, we received a design patent certificate from China National Intellectual Property Administration (CNIPA) in China for this patent in 2019.

iv. Intelligent water vending machine. For this design patent, we received a design patent certificate from China National Intellectual Property Administration (CNIPA) for this patent in 2019.

II. Our current trademark holdings

Shanshui Hanzo, registration notice date is August 14, 2022, registration number is 60864850, international classification is 32 classes - beer beverage, trademark status is registered.

AI MING YANG, registration notice date December 12, 2019, registration number 36058518, international classification 11 - lamps and air conditioners, trademark status is registered.

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AI MING YANG, registration notice date is September 26, 2019, registration number is 36049450, international classification is 32 classes - beer beverage, trademark status is registered.

The registration notice date is March 14, 2021, the registration number is 48229482, the international classification is 35 classes - advertising sales, and the trademark status is registered.

AI MING YANG, registration notice date September 26, 2019, registration number 36068433, international classification class 40 - material processing, trademark status registered.

AI MING YANG, registration notice date September 26, 2019, registration number 36071191, international classification 34 - Tobacco smoking apparatus, trademark status is registered.

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Gravel Tridonic, registration notice date September 5, 2019, registration number 36049797, international classification 40 - material processing, trademark status registered.

Gravel Tridonic, registration notice date September 5, 2019, registration number 36049469, international classification for Class 11 - lamps and air conditioners, trademark status is registered.

Gravel Tridonic, registration notice date September 5, 2019, registration number 36058558, international classification of Class 21 - Kitchen Sanitary Ware, trademark status is registered.

Gravel Giant, registration number 36068454, international classification 32 - beer beverage, trademark status registered.

Gravel Tridonic, registration notice date January 28, 2017, registration number 18661632, international classification for Class 11 - lamps and air conditioners, trademark status is registered.

AI MING YANG, registration notice date is September 7, 2015, registration number is 14764336, international classification is 11 classes - lamps and air conditioners, trademark status is registered.

Legal Proceedings

The Company has no ongoing or terminated legal proceedings.

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Our Culture

We are deeply aware of the importance of corporate culture for the long-term, stable and sustainable development of our company. In the process of continuous operation and development, we have always adhered to the successful management and business philosophy of our founding team, and gradually formed a reliable, mature and unique corporate culture. This cultural philosophy includes four levels: vision, mission, values, and business philosophy.

I. Vision

"To create a one-stop service platform for selenium supplementation for all people in China".

In today's increasingly prominent problems of drinking water sources, air pollution and especially food safety, it is especially important to choose healthy drinking water quality and cultivate good drinking habits. We are committed to using the power of technology to ensure the quality of drinking water, so that every family can enjoy healthy drinking water. At the same time, we will focus on the implementation of the material "gravel giant" in the commercial field of high-end drinking water, and continue to promote the development of intelligent water treatment platform, so that technology and health fusion, to create a continuous value and contribution to customers and society.

II. Mission

Let the power of science and technology make the water back to the basics, with natural natural work to form a healthy selenium spring.

We will strive to apply modern technology, return to the essence of nature, water purification to a higher level of quality, to create a more healthy, natural and sustainable water resources. Among them, "back to the basics" refers to the return to the original natural state of water, pure water quality free from artificial pollution and interference; "natural work of nature" emphasizes the need to fully respect and rely on the power of nature in the process of ensuring the quality of water resources. At the same time, "Healthy Selenium Spring" also implies that water resources can bring more health benefits and values than just meeting people's basic drinking needs, such as the drinking water products we have developed that are rich in selenium and other mineral elements. Therefore, the core of our mission is to use the power of technology to safeguard water quality while following the laws and principles of nature to create healthier, natural and sustainable water resources that contribute to human health and well-being.

III. Values

"Responsibility", "Innovation", "Integrity" and "Collaboration".

Responsibility. Responsibility in our corporate values refers to our obligations and responsibilities to our employees, customers, society and the environment. We will actively take social responsibility within our ability, instead of only focusing on our own economic benefits, and we will also pay more attention to the rights of employees, social welfare, environmental protection and other aspects of responsibility.

Innovation. Innovation is the vitality and source of development of our enterprise. We will encourage our employees to be bold and innovative, and keep pushing out new ideas to enhance the core competitiveness of our company. At the same time, this innovation is not only reflected in technology and products, but also includes innovation in management and operation.

Integrity. Integrity is the basic moral bottom line for companies and employees. Integrity in our values includes honesty with customers, suppliers, employees and other parties. We promote the values of upholding commitments, complying with laws and regulations, respecting intellectual property rights, and maintaining a high level of integrity.

Collaboration. Teamwork is an important factor in our business success. We will build a collaborative and win-win culture and encourage our employees to work with each other to get the job done. At the same time, we will also collaborate with customers, suppliers, partners and other parties to achieve the goal of multi-win.

IV. Business philosophy

"Customer-centered, innovation-driven, quality-as-life, integrity-based."

"Pursue excellence, surpass ourselves, sustain development and share success."

Being customer-centric means that we will put our customers' needs first, continuously improve customer satisfaction and create value for our customers. This requires us to continuously innovate and improve our competitiveness. At the same time, we will insist on high quality products and services, and make quality the lifeline of our business. Integrity is the foundation of our business, and we will be committed to continuously building good business ethics, being honest and trustworthy, and winning customers and markets with integrity.

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The pursuit of excellence in business means constantly surpassing ourselves, constantly improving our capabilities and quality, pursuing excellence in quality and increasing our market share. Sustainable development is our important development goal, and we will strive to take a long-term view and strategy on our own development path, focus on innovation and change, and constantly explore new markets and new areas. Finally, a company should share its success, which means to share the joy and fruits of success with employees, shareholders, customers, etc., to achieve common development and prosperity. This concept of win-win cooperation can promote our internal cohesion and teamwork spirit, as well as enhance our good relationship with the outside world and lay a solid foundation for our sustainable development.

Industry Development Forecast

I. China soft drink consumption market: expected to reach RMB 1.3 trillion by 2024

China is currently one of the largest soft drinks markets in the world. According to the Frost & Sullivan report, China's consumer market size has reached RMB 991.4 billion in 2019, with a CAGR of approximately 5.9% between 2014 and 2019. Based on the trend of continuous growth in per capita disposable income, accelerated urbanization and continued consumption upgrade in China in recent years, the compound growth rate will probably remain around historical levels in the next five years, and the soft drinks market is expected to reach a total of RMB 1,323 billion in 2024.

II. All types of soft drinks have shown varying degrees of growth

China is currently one of the largest soft drinks markets in the world. According to the Frost & Sullivan report, China's consumer market size has reached RMB 991.4 billion in 2019, with a CAGR of approximately 5.9% between 2014 and 2019. Based on the trend of continuous growth in per capita disposable income, accelerated urbanization and continued consumption upgrade in China in recent years, the compound growth rate will probably remain around historical levels in the next five years, and the soft drinks market is expected to reach a total of RMB 1,323 billion in 2024.

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By retail value, the largest soft drinks market in China is packaged drinking water, followed by protein drinks, fruit juices, and functional drinks, respectively. The market size of packaged drinking water in China has been expanding in recent years, with a CAGR of 11.0% between 2014 and 2019, and its retail sales accounted for 20.3% of the overall soft drinks market as of 2019 (16.1% in 2014), totaling RMB 201.7 billion, which is the main guiding category for the growth of the soft drinks market. As Chinese consumers' health awareness continues to be strengthened, coupled with the population's spending power to enhance the consumer demand for packaged drinking water to replace tap water in daily life, according to the Frost & Sullivan report, it is expected that from 2019 to 2024, the market size of packaged drinking water is expected to maintain a compound growth rate of about 10.8%, accounting for the proportion of the overall soft drinks market will also further increase to about 25.5%.

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III. Natural, healthy drinks become the focus of the market competition in the track

According to our understanding, China is the world's largest consumer of packaged drinking water and the market competition is fierce in the background, natural, healthy drinks have become a key area of competition. First of all, drinking water itself has the characteristics of the survival of the immediate product. Second, as more and more consumers begin to pay attention to the quality of drinking water and nutrients, resulting in increasing awareness of the use of high end drinking water in daily life, the consumption scene has been widely extended.

We believe that the steady increase in per capita consumption of High-end drinking water in China is the main driver of the overall High-end drinking water market sales growth, however, to date, the per capita consumption of High-end drinking water in China is still quite low compared to most other developed countries in the world. However, China's per capita consumption of high end drinking water still has a certain gap compared to most other developed countries in the world. As per capita consumption demand continues to rise, China's consumer market will continue to grow steadily with the demographic dividend.

The willingness of consumers to pay for the added value of higher quality products, such as "more natural and healthier" products, is expected to continue to increase in the future. In today's consumer market, consumers are increasingly concerned about the health and safety of their products. This trend has led to the rapid growth of the premium beverage market. In the future, consumer demand for more natural and healthy beverages will continue to increase and this trend will drive the growth of the high quality beverage market. Therefore, manufacturers should focus on the quality and safety of their products and put more effort into product development and production to meet consumer demand. Such efforts will promote the sustainable development of the consumer market and bring healthier and more value-added products to consumers. Natural and healthy beverages will become more important in the market competition, and the optimization of product quality and marketing strategies will become the key to business competition.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Name	Age	Position/Title
Mr. Muhua Zheng	60	Chairman Of The Board
Ms. Lingwei Tang	55	CFO
Mr. Yihao Zheng	35	CEO
Ms. Hongying Yang	49	Co-Founder
Ms. Yurong Tuo	55	Co-Founder
Ms. Ping Liu	36	Co-Founder
Mr. Minghong Xiao	39	Co-Founder
Mr. Gang Luo	29	Co-Founder

Introduction

I. Mr. Muhua Zheng (Chairman Of The Board)

He has been engaged in business management and operation for more than 30 years, with rich experience in business operation, and has devoted himself to the scientific and technological research and development and marketing of selenium-rich mineral water for more than 10 years. Ltd, Chairman of Shenzhen DA AI ZHI SHUI Technology Co., Ltd, Chairman of Shenzhen Selenium Co-win Health Technology Co., Ltd, Director of Shenzhen Shangpin Great Health Technology Co. Founder of AI MING YANG and AI ZHI SHUI brands. With rich market experience and management experience, he has operated many large physical projects and accumulated rich operation experience and human resource channels.

II. Ms. Lingwei Tang (CFO)

Since joining the workforce, he has been engaged in management and finance for many years and has rich experience in the industry. Ltd., Finance Director of Shantou Aifulan Furniture Exhibition and Sales Center, Finance Director of Shenzhen AI MING YANG Technology and Home Culture Co.

III. Mr. Yihao Zheng (CEO)

Since joining the workforce, he has been engaged in marketing management and sales for many years, with rich experience in market development and sales channel network. Ltd, Shenzhen AI MING YANG Technology & Home Culture Co., Ltd, Shenzhen DA AI ZHI SHUI Technology Co., Ltd, and Shenzhen Selenium Times Investment Consulting Management Partnership (Limited Partnership), with rich experience in the business world.

IV. Ms. Hongying Yang (Co-Founder)

Graduated from Chongqing University of Commerce and Industry, majoring in business administration, he has many years of experience in business administration and management of related industries. He is the founder of Shenzhen Homeschool.com, the executive director of Shenzhen Beauty Meter Clothing Co., Ltd. and the general manager of Shenzhen Mingzen Import & Export Trading Co. He has rich experience in business practice and strategic resources.

V. Ms. Yurong Tuo (Co-Founder)

He has been working in the field of human resources for many years since he joined the workforce. He has served as the assistant to the president of the human resources department of Hong Kong Shin Kong Group, the founder of Shenzhen Talent Hotline, the founding shareholder of Shenzhen DA AI ZHI SHUI Co. He has rich experience and professional ability in human resource management.

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VI. Ms. Ping Liu (Co-Founder)

He has been working in the field of marketing and sales for many years and has accumulated rich experience in marketing practice. He is the founding shareholder of Shenzhen DA AI ZHI SHUI Technology Co. He has rich experience in marketing and management.

VII. Mr. Minghong Xiao (Co-Founder)

He has many years of experience in front-line business management. He is the general manager of Shenzhen Bangxin Financial Services Co., Ltd, the executive director of Shenzhen Bangxin Restaurant Management Co. He has rich experience in business operation and excellent business operation concept.

VII. Mr. Gang Luo (Co-Founder)

He has rich experience in business management and has strong professional ability in financial practice. Ltd., Executive Director of Shenzhen Jinmiao E-Commerce Co., Ltd., Financial Director of Shenzhen Haiji Electromechanical Equipment Installation Co., Ltd. and founding shareholder of Shenzhen DA AI ZHI SHUI Technology Co.

Board of Directors

Our board of directors will consist of: Mr. Muhua Zheng, Ms. Lingwei Tang, Mr. Yihao Zheng, Ms. Hongying Yang and Ms. Yurong Tuo, Ms. Ping Liu, Mr. Minghong Xiao, Mr. Gang Luo and will be chaired by Mr. Muhua Zheng. Our board of directors will consist of five directors upon the SEC's declaration of effectiveness of our registration statement on Form F. Our board of directors will be chaired by Mr. Muhua Zheng. effectiveness of our registration statement on Form F-1 of which this prospectus is a part, three of whom are independent directors within the meaning of Nasdaq Marketplace Rule 5605(a)(2) and Rule 10A-3 under the Exchange Act.

Subject to the Nasdaq rules and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or proposed contract or transaction notwithstanding that he may be interested therein provided that the nature of the interest of any director in such contract or transaction shall be disclosed by him or her at or prior to its consideration and any vote on that matter, and if he or she does so his or her vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or transaction is considered. Our board of directors may exercise all the powers of the company to borrow money, mortgage or charge its undertaking, property and uncalled capital, and issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party. None of our directors has a service contract with us that provides for benefits upon termination of service as a director.

Board Committees

Prior to the completion of this offering, we intend to establish an audit committee, a compensation committee and a nomination and corporate governance committee under our board of directors. We intend to adopt a charter for each of the committees prior to the completion of this offering. Each committee’s members and functions are described below.

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Audit Committee

Our audit committee will consist of , and and will be chaired by . Our board of directors has determined that , and satisfy the “independence” requirements of Rule 10A-3 under the Exchange Act, and Nasdaq Marketplace Rule 5605(a)(2). Our audit committee will consist solely of independent directors that satisfy the Nasdaq and SEC requirements within one year of the completion of this offering. We have determined that                      qualifies as an “audit committee financial expert.” The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company.

The audit committee is responsible for, among other things:

•    appointing or removing the independent auditor and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditor;

•    setting clear hiring policies for employees or former employees of the independent auditor;

•    reviewing with the independent auditor any audit problems or difficulties and management’s response;

•    reviewing and approving all related-party transactions;

•    discussing the annual audited financial statements with management and the independent auditor;

•    discussing with management and the independent auditor major issues regarding accounting principles and financial statement presentations;

•    reviewing analyzes or other written communications prepared by management or the independent auditor relating to significant financial reporting issues and judgments made in connection with the preparation of the financial statements;

•    reviewing with management and the independent auditor the effect of key transactions, related-party transactions and off-balance sheet transactions and structures;

•    reviewing with management and the independent auditor the effect of regulatory and accounting initiatives;

•    reviewing policies with respect to risk assessment and risk management;

•    reviewing our disclosure controls and procedures and internal control over financial reporting;

•    reviewing reports from the independent auditor regarding all critical accounting policies and practices to be used by our company;

•    establishing procedures for the receipt, retention and treatment of complaints we received regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•    periodically reviewing and reassessing the adequacy of our audit committee charter;

•    evaluating the performance, responsibilities, budget and staffing of our internal audit function and reviewing and approving the internal audit plan; and

•    reporting regularly to the board of directors.

Compensation Committee

Our compensation committee will consist of                ,                 and                  and be chaired by                 . Our board of directors has determined that                  and                  satisfy the “independence” requirements of Nasdaq Marketplace Rule 5605(a)(2). Our compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our executive officers.

The compensation committee is responsible for, among other things:

•    reviewing and approving, or recommending to the board for its approval, the compensation of our executive officers;

•    reviewing and evaluating our executive compensation and benefits policies generally;

•    in consultation with our chief executive officer, periodically reviewing our management succession planning;

•    reporting to our board of directors periodically;

•    evaluating its own performance and reporting to our board of directors on such evaluation;

•    periodically reviewing and assessing the adequacy of the compensation committee charter and recommending any proposed changes to our board of directors; and

•    selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

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Nomination and Corporate Governance Committee

Our nomination and corporate governance committee will consist of , and , and will be chaired by . Our board of directors has determined that and satisfy the “independence” requirements of Nasdaq Marketplace Rule 5605(a)(2). The nomination and corporate governance committee assists the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees.

The nomination and corporate governance committee is responsible for, among other things:

•    identifying and recommending to the board of directors qualified individuals for membership on the board of directors and its committees;

•    evaluating, at least annually, its own performance and reporting to the board of directors on such evaluation;

•    leading our board of directors in a self-evaluation to determine whether it and its committees are functioning effectively;

•    reviewing the evaluations prepared by each board committee of such committee’s performance and considering any recommendations for proposed changes to our board of directors;

•    reviewing and approving compensation (including equity-based compensation) for our directors;

•    overseeing compliance with the corporate governance guidelines and code of business conduct and ethics and reporting on such compliance to the board of directors; and

•    reviewing and assessing periodically the adequacy of its charter and recommending any proposed changes to the board of directors for approval.

Duties of Directors

Under England law, our directors have a duty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. In certain limited exception circumstances, a shareholder has the right to seek damages in our name if a duty owed by our directors is breached.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

•    convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

•    declaring dividends and distributions;

•    appointing officers and determining the term of office of officers;

•    exercising the borrowing powers of our company and mortgaging the property of our company; and

•    approving the transfer of shares of our company, including the registering of such shares in our share register.

Terms of Directors and Executive Officers

Our directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution or the unanimous written resolution of all shareholders.

Our officers are elected by and serve at the discretion of our board of directors, and may be removed by our board of directors.

Corporate Governance

Our board of directors has adopted a code of business conducts and ethics, which is applicable to all of our directors, officers, employees and advisors. We will make our code of business conducts and ethics publicly available on our website. In addition, our board of directors has adopted a set of corporate governance guidelines. The guidelines reflect certain guiding principles with respect to our board’s structure, procedures and committees. The guidelines are not intended to change or interpret any law, or our memorandum and articles of association, as amended from time to time. The code of business conducts and ethics and corporate governance guidelines all become effective upon completion of this offering.

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Limitation on Liability and Other Indemnification Matters

England law allows us to indemnify our directors, officers and auditors acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors.

Under our amended and restated memorandum and articles of association to be adopted upon the closing of this offering, we may indemnify our directors and officers to, among other persons, our Directors and officers from and against all actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own fraud or dishonesty.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers for a specified time period providing that the agreements are terminable for cause at any time. The terms of these agreement are substantially similar to each other. A senior executive officer may terminate his or her employment at any time by 30-day prior written notice. We may terminate the executive officer’s employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties.

Each executive officer has agreed to hold in strict confidence and not to use, except for the benefit of our company, any proprietary information, technical data, trade secrets and know-how of our company or the confidential or proprietary information of any third party, including our subsidiaries and our clients, received by our company. Each of these executive officers has also agreed to be bound by noncompetition and non-solicitation restrictions during the term of his or her employment and typically for two years following the last date of employment.

We expect to enter into indemnification agreements with our directors and executive officers, pursuant to which we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Compensation of Directors and Executive Officers

For the fiscal year ended December 31, 2021 and the nine months ended September 30, 2022, we and our subsidiaries paid aggregate cash compensation of approximately RMB                 (US$                ) and RMB                (US$                ), respectively, to our directors and executive officers as a group. Our PRC subsidiaries are required by law to make contributions equal to certain percentages of each employee’s salary for his or her pension insurance, medical insurance, unemployment insurance and other statutory benefits and a housing provident fund. We do not pay or set aside any amounts for pensions, retirement, other cash compensation or other benefits for our officers and directors.

Foreign Private Issuer Exemption

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●    we are not required to provide as many Exchange Act reports, or as frequently, as a U.S. domestic public company;

●    for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●    we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●    we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●    we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●    we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

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We intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers, which permit us to follow certain corporate governance rules that conform to the England requirements in lieu of many of the Nasdaqcorporate governance rules applicable to U.S. companies. As a result, our corporate governance practices may differ from those you might otherwise expect from a U.S. company listed on Nasdaq.

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PRINCIPAL SHAREHOLDERS

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our Ordinary Shares as of the date of this prospectus by:

●    each of our directors and executive officers; and

●    each person known to us to beneficially own more than 5% of our Ordinary Shares on an as-converted basis.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

	Ordinary Shares Beneficially Owned Prior to This Offering		Shares Beneficially Owned After This Offering
	Number	%	Number	%
Directors and Executive Officers:
Lingwei Tang	9900000	99
Yihao Zheng	100000	1

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DESCRIPTION OF SHARE CAPITAL

We are an exempted company incorporated in the United Kingdom and our corporate affairs are governed by our amended and restated memorandum and articles of association, the Companies Act, and the common law of the United Kingdom.

As of the date of this prospectus, our authorized share capital is US$                , divided into                 Ordinary Shares of par value of US$                 each. All of our shares to be issued in the offering will be issued as fully paid. There are                 Ordinary Shares issued and outstanding as of the date of this prospectus.

Ordinary Shares

As of the date of this Prospectus, the Company has no outstanding options, warrants and other convertible securities.

Listing

We have received the approval letter from Nasdaq to have our Ordinary Shares listed on the Nasdaq Capital Market under the symbol “DAZS”.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is .

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors, subject to the Companies Act. Our articles of association provide that the directors may from time to time declare dividends (including interim dividends) and other distributions on shares of the Company in issue and authorize payment of the same out of the funds of the Company lawfully available therefor. No dividend shall be paid otherwise than out of profits or, subject to the restrictions of the Companies Act, the share premium account.

Voting Rights

At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one (1) vote for each Ordinary Share.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attached to the Ordinary Shares cast by those shareholders entitled to vote who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting, while a special resolution requires the affirmative vote of a majority of not less than two-thirds of the votes attached to the Ordinary Shares cast by those shareholders who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our amended and restated memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association.

Cumulative Voting

There are no prohibitions in relation to cumulative voting under the laws of the United Kingdom but our amended and restated memorandum and articles of association do not provide for cumulative voting.

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Pre-emptive Rights

There are no pre-emptive rights applicable to the issue by us of Ordinary Shares under our amended and restated memorandum and articles of association.

Our Memorandum and Articles of Association

The following are summaries of the material provisions of our amended and restated memorandum and articles of association and the Companies Act, insofar as they relate to the material terms of our Ordinary Shares. They do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

Meetings of Shareholders

The directors may convene a meeting of shareholders whenever they think necessary or desirable. We must provide notice counting from the date service is deemed to take place, stating the place, the day and the hour of the general meeting and, in the case of special business, the general nature of that business, to such persons who are entitled to receive such notices from the Company. Our board of directors must convene a general meeting upon the written requisition of one or more shareholders entitled to attend and vote at general meeting of the Company holding not less than 10% of the paid up voting share capital of the Company in respect to the matter for which the meeting is requested.

No business may be transacted at any general meeting unless a quorum is present at the time the meeting proceeds to business. One or more shareholders present in person or by proxy holding in aggregate at least a majority of the paid up voting share capital of the Company shall be a quorum. If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week, at the same time and place and if, at the adjourned meeting, a quorum is not present within half an hour from the time appointed for the meeting, the shareholders present and entitled to vote shall be a quorum. At every meeting, the shareholders present shall choose someone of their number to be the chairman.

A corporation that is a shareholder shall be deemed for the purpose of our amended and restated memorandum and articles of association to be present at a general meeting in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Meetings of Directors

The business of our company is managed by the directors. Our directors are free to meet at such times and in such manner and places within or outside the United Kingdom as the directors determine to be necessary or desirable. The quorum necessary for the transaction of the business of the directors may be fixed by the directors, and unless so fixed, if there be more than two directors shall be two, and if there are two or less Directors shall be one. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

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Winding Up

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the paid up capital at the commencement of the winding up, the excess shall be distributable among those shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the paid up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively. If we are wound up, the liquidator may with the sanction of a special resolution and any other sanction required by the Companies Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not), and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

The liquidator may also vest the whole or any part of these assets in trusts for the benefit of the shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least one month prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by an ordinary resolution of our shareholders. The Companies Act and our amended and restated memorandum and articles of association permits us to purchase our own shares, subject to certain restrictions and requirements. Subject to the Companies Act, our amended and restated memorandum and articles of association and to any applicable requirements imposed from time to time by the Nasdaq, the U.S. Securities and Exchange Commission, or by any other recognized stock exchange on which our securities are listed, we may purchase our own shares (including any redeemable shares) on such terms and in such manner as been approved by the directors or by an ordinary resolution of our shareholders. Under the Companies Act, the repurchase of any share may be paid out of our Company’s profits, or out of the share premium account, or out of the proceeds of a fresh issue of shares made for the purpose of such repurchase, or out of capital. If the repurchase proceeds are paid out of our Company’s capital, our Company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be repurchased (1) unless it is fully paid up, and (2) if such repurchase would result in there being no shares outstanding other than shares held as treasury shares. The repurchase of shares may be effected in such manner and upon such terms as may be authorized by or pursuant to the Company’s articles of association. If the articles do not authorize the manner and terms of the purchase, a company shall not repurchase any of its own shares unless the manner and terms of purchase have first been authorized by a resolution of the company. In addition, under the Companies Act and our amended and restated memorandum and articles of association, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the rights attached to any class of our shares may (unless otherwise provided by the terms of issue of the shares of that class) be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed by at least a two-thirds majority of holders of shares of that class as may be present in person or by proxy at a separate general meeting of the holders of shares of that class.

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Changes in Capital

We may from time to time by an ordinary resolution of our shareholders:

●    increase the share capital of our Company by new shares of such amount as it thinks expedient;

●    consolidate and divide all or any of our share capital into shares of larger amount than its existing shares of shares;

●    subdivide its existing shares, or any of them, into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

●    cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Our shareholders may by special resolution, subject to confirmation by the Grand Court of the United Kingdom on an application by our company for an order confirming such reduction, reduce its share capital and any capital redemption reserve in any manner authorized by the Companies Act.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under United Kingdom law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information” on page 124.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our amended and restated memorandum and articles of association authorizes our board of directors to issue additional Ordinary Shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the United Kingdom but conducts business mainly outside of the United Kingdom may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●    does not have to file an annual return of its shareholders with the Registrar of Companies;

●    is not required to open its register of members for inspection;

●    does not have to hold an annual general meeting;

●    may issue negotiable or bearer shares or shares with no par value;

●    may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

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●    may register by way of continuation in another jurisdiction and be deregistered in the United Kingdom;

●    may register as a limited duration company; and

●    may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have Ordinary Shares outstanding assuming the underwriters do not exercise their over-allotment option to purchase additional Ordinary Shares. Of that amount, Ordinary Shares will be publicly held by investors participating in this offering, and Ordinary Shares will be held by our existing shareholders, some of whom may be our “affiliates” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer. Prior to this offering, there has been no public market for our Ordinary Shares. While we intend to list the Ordinary Shares on the Nasdaq Capital market, we cannot assure you that a regular trading market will develop in our Ordinary Shares.

Future sales of substantial amounts of our Ordinary Shares in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Ordinary Shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our ordinary share, including ordinary share issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our ordinary share and our ability to raise equity capital in the future.

All of the ordinary shares sold in the offering will be freely transferable by persons other than our “affiliates” in the United States without restriction or further registration under the Securities Act. Ordinary shares purchased by one of our “affiliates” may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

The ordinary share held by existing shareholders are, and any ordinary share issuable upon exercise of options outstanding following the completion of this offering will be, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Lock-Up Agreements

Our directors, executive officers and shareholders have agreed, subject to limited exceptions, not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares or such other securities for a period of 6 months after the date of this prospectus, without the prior written consent of the presentative. The Company is also prohibited from conducting offerings during this period and from re-pricing or changing the terms of existing options and warrants. See “Underwriting.”

Rule 144

All of our Ordinary Shares outstanding prior to this offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our restricted shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

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Our affiliates are subject to additional restrictions under Rule 144. Our affiliates may only sell a number of restricted shares within any three-month period that does not exceed the greater of the following:

●    1% of the then outstanding Ordinary Shares, which will equal approximately Ordinary Shares immediately after this offering; or

●    the average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Ordinary Shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

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TAXATION

The following summary of material PRC, and United States federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Ordinary Shares, such as the tax consequences under state, local and other tax laws.

PRC Taxation

In March 2007, the National People’s Congress of China enacted the Enterprise Income Tax Law, which became effective on January 1, 2008 and was amended on February 24, 2017. The Enterprise Income Tax Law provides that enterprises organized under the laws of jurisdictions outside China with their “de facto management bodies” located within China may be considered PRC resident enterprises and therefore subject to PRC enterprise income tax at the rate of 25% on their worldwide income. The Implementing Rules of the Enterprise Income Tax Law further defines the term “de facto management body” as the management body that exercises substantial and overall management and control over the business, personnel, accounts and properties of an enterprise.

In addition, SAT Circular 82 issued by SAT in April 2009 specifies that certain offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if the following are located or resident in the PRC: (a) senior management personnel and departments responsible for daily production, operation and management; (b) financial and personnel decision making bodies; (c) key properties, accounting books, company seal, minutes of board meetings and shareholders’ meetings; and (d) half or more of the senior management or directors having voting rights. Further to SAT Circular 82, SAT issued SAT Bulletin 45, which took effect in September 2011, to provide more guidance on the implementation of SAT Circular 82. SAT Bulletin 45 provides for procedures and administration details of determination on resident status and administration on post-determination matters.

Our company is a company incorporated outside the PRC. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside the PRC. As such, we do not currently consider our company or any of our overseas subsidiaries to be a PRC resident enterprise. However, there is a risk that the PRC tax authorities may deem our company or any of our overseas subsidiaries as a PRC resident enterprise since a substantial majority of the members of our management team as well as the management team of some of our overseas subsidiaries are located in China, in which case we or the overseas subsidiaries, as the case may be, would be subject to the PRC enterprise income tax at the rate of 25% on worldwide income. If the PRC tax authorities determine that our United Kingdom holding company is a “resident enterprise” for PRC enterprise income tax purposes, a 10% tax may be withheld on dividends we pay to our non-PRC enterprise shareholders and may be imposed with respect to gains derived by our non-PRC enterprise shareholders from transferring our shares if such dividends or gains are deemed to be from sources within the PRC. Furthermore, non-PRC resident individual holders of our shares may be subject to tax of 20% on dividends and any gains if such amounts are deemed to be derived from sources within the PRC. Any PRC tax liability may be reduced by an applicable tax treaty. However, it is unclear whether, if we are considered a PRC resident enterprise, holders of our shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas.

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United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by a U.S. Holder (as defined below) that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, and alternative minimum tax considerations, the Medicare tax on certain net investment income, information reporting or backup withholding or any state, local, and non-U.S. tax considerations, relating to the ownership or disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●    banks and other financial institutions;

●    insurance companies;

●    pension plans;

●    cooperatives;

●    regulated investment companies;

●    real estate investment trusts;

●    broker-dealers;

●    traders that elect to use a mark-to-market method of accounting;

●    certain former U.S. citizens or long-term residents;

●    tax-exempt entities (including private foundations);

●    individual retirement accounts or other tax-deferred accounts;

●    persons liable for alternative minimum tax;

●    persons who acquire their Ordinary Shares pursuant to any employee share option or otherwise as compensation;

●    investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

●    investors that have a functional currency other than the U.S. dollar;

●    persons that actually or constructively own 10% or more of our Ordinary Shares (by vote or value); or

●    partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding the Ordinary Shares through such entities,

all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S., and other tax considerations of the ownership and disposition of our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

●    an individual who is a citizen or resident of the United States;

●    a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of the United States or any state thereof or the District of Columbia;

●    an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●    a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has otherwise validly elected to be treated as a U.S. person under the Code.

●    If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

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UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with , as representative of the Underwriters, or the Representative, in this offering. The Representative may retain other brokers or dealers to act as a sub-agents or selected dealers on their behalf in connection with this offering. The Underwriters will be agreed to purchase from us, on a firm commitment basis, the number of ordinary shares set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Underwriters	Number of Shares

Total

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by its counsel and to other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such Ordinary Shares are taken. However, the underwriters are not required to take or pay for the Ordinary Shares covered by the Representative’s option to purchase additional Ordinary Shares described below.

Certain of the underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. is not a broker-dealer registered with the SEC and does not intend to make any offers or sales of the ordinary shares within the U.S. or to any U.S. persons.

Fees, Commissions and Expense Reimbursement

We will pay the Underwriter a discount equivalent to        percent ( %) of the gross proceeds of this offering. The Underwriter proposes initially to offer the ordinary shares to the public at the offering price set forth on the cover page of this prospectus and to dealers at those prices less the aforesaid fee (“underwriting discount”) set forth on the cover page of this prospectus. If all of the ordinary shares offered by us are not sold at the offering price, the Underwriter may change the offering price and other selling terms by means of a supplement to this prospectus.

The following table shows the underwriting fees/commission payable to the Underwriter with this offering:

Per Ordinary Share
Public offering price
Underwriting fees and commissions ( %)
Proceeds, before expenses, to us

In addition to the cash commission, we will also reimburse the Underwriter for accountable out-of-pocket expenses not to exceed $                 . Such accountable out-of-pocket expenses include no more than $                 in Underwriter’s legal counsel fees, due diligence and other like expenses not to exceed $                 and road show, travel, on-boarding fees and other reasonable out-of-pocket accountable expenses not to exceed $                 , background checks expenses not to exceed $                 , and DTC eligibility fees and expenses not to exceed $                 . We have paid to $ in accountable expenses as of the date hereof, which will be refundable to us to the extent actually not incurred by the Underwriter in accordance with FINRA Rule 5110(f)(2)(C).

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We estimate that the total expenses payable by us in connection with the offering, other than the underwriting fees and commissions, will be approximately $.

We are discussing the offering with some underwriters. As of the date of this prospectus, we have not yet determined that the underwriters have entered into an underwriting agreement. The underwriting data used below is derived from industry practice and normal fees, which will not be formally recognized until an underwriting agreement is reached. The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement and subscription agreement.

Lock-Up Agreements

Each of our directors, executive officers, and principal shareholders (5% or more shareholders) of our Ordinary Shares has also entered into a similar lock-up agreement for a period of six (6) months from the effective date of this registration statement of which this prospectus forms a part, subject to certain exceptions, with respect to our Ordinary Shares and securities that are substantially similar to our Ordinary Shares.

Pricing of the Offering

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. The initial public offering price of the Ordinary Shares has been negotiated between us and the underwriters. Among the factors considered in determining the initial public offering price of the Ordinary Shares, in addition to the prevailing market conditions, are our historical performance, estimates of our business potential and earnings prospects, an assessment of our management, and the consideration of the above factors in relation to market valuation of companies in related businesses.

Electronic Offer, Sale, and Distribution of Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of Ordinary Shares to selling group members for sale to its online brokerage account holders. The Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Price Stabilization

The Underwriter will be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of capital stock by the Underwriter acting as principal. Under these rules and regulations, the Underwriter:

●	may not engage in any stabilization activity in connection with our securities; and
●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares, where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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